                                                                  EXECUTION COPY

  ==============================================================================

                                CREDIT AGREEMENT

                           DATED AS OF MARCH 11, 2005

                                      AMONG

                           LIN TELEVISION CORPORATION,
                                AS THE BORROWER,

                        TELEVICENTRO OF PUERTO RICO, LLC,
                           AS THE PERMITTED BORROWER,

                            THE LENDERS PARTY HERETO,

                           JPMORGAN CHASE BANK, N.A.,
                            AS ADMINISTRATIVE AGENT,
                              AS AN ISSUING LENDER
                             AND AS SWINGLINE LENDER

                              ---------------------

                           J.P. MORGAN SECURITIES INC.

                                       AND

                         DEUTSCHE BANK SECURITIES INC.,
                 AS JOINT LEAD ARRANGERS AND JOINT BOOKRUNNERS,

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                 AS SYNDICATION AGENT AND AS AN ISSUING LENDER,

                                       AND

                             BANK OF AMERICA, N.A.,

                            THE BANK OF NOVA SCOTIA,

                                       AND

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                             AS DOCUMENTATION AGENTS

                                       AND

                                 SUNTRUST BANK,

                            AS CO-DOCUMENTATION AGENT

                                                               STB DRAFT 2/16/05

  ==============================================================================


                                TABLE OF CONTENTS

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
SECTION 1.   DEFINITIONS........................................................      1
    1.1   Defined Terms.........................................................      1
    1.2   Other Definitional Provisions.........................................     27

SECTION 2.   AMOUNT AND TERMS OF COMMITMENTS....................................     27
    2.1   Term Commitments......................................................     27
    2.2   Procedure for Term Loan Borrowing.....................................     28
    2.3   Repayment of Term Loans...............................................     29
    2.4   Revolving Credit Commitments; Incremental Revolving Loans.............     29
    2.5   Procedure for Revolving Credit Borrowing..............................     33
    2.6   Commitment Fees, etc..................................................     34
    2.7   Termination or Reduction of Commitments...............................     34
    2.8   Optional Prepayments..................................................     34
    2.9   Mandatory Prepayments.................................................     35
    2.10  Conversion and Continuation Options...................................     36
    2.11  Minimum Amounts and Maximum Number of Eurodollar Tranches.............     37
    2.12  Interest Rates and Payment Dates......................................     37
    2.13  Computation of Interest and Fees....................................       37
    2.14  Inability to Determine Interest Rate..................................     38
    2.15  Pro Rata Treatment and Payments.......................................     38
    2.16  Requirements of Law...................................................     41
    2.17  Taxes.................................................................     42
    2.18  Indemnity.............................................................     44
    2.19  Change of Lending Office..............................................     44
    2.20  Replacement of Lenders under Certain Circumstances....................     44
    2.21  Notice of Certain Costs...............................................     45

SECTION 3.   LETTERS OF CREDIT..................................................     45
    3.1   L/C Commitment........................................................     45
    3.2   Procedure for Issuance of Letter of Credit............................     46
    3.3   Commissions, Fees and Other Charges...................................     46
    3.4   L/C Participations....................................................     47
    3.5   Reimbursement Obligation of the Borrower..............................     48
    3.6   Obligations Absolute..................................................     48
    3.7   Letter of Credit Payments.............................................     48
    3.8   Applications..........................................................     49

SECTION 4.   REPRESENTATIONS AND WARRANTIES.....................................     49
    4.1   Financial Condition...................................................     49
    4.2   No Change.............................................................     49
    4.3   Corporate Existence; Compliance with Law..............................     49
    4.4   Corporate Power; Authorization; Enforceable Obligations...............     50
    4.5   No Legal Bar..........................................................     50
    4.6   No Material Litigation................................................     50

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
    4.7   Ownership of Property; Liens..........................................     50
    4.8   Intellectual Property.................................................     50
    4.9   Taxes.................................................................     51
    4.10  Federal Regulations...................................................     51
    4.11  ERISA.................................................................     51
    4.12  Investment Company Act................................................     51
    4.13  Subsidiaries..........................................................     51
    4.14  Use of Proceeds.......................................................     51
    4.15  Environmental Matters.................................................     52
    4.16  Accuracy of Information, etc..........................................     52
    4.17  Security Documents....................................................     52
    4.18  Senior Indebtedness...................................................     53

SECTION 5.   CONDITIONS PRECEDENT...............................................     53
    5.1   Conditions to Extension of Credit on the Effective Date...............     53
    5.2   Conditions to Each Extension of Credit................................     54

SECTION 6.   AFFIRMATIVE COVENANTS..............................................     54
    6.1   Financial Statements..................................................     54
    6.2   Certificates; Other Information.......................................     55
    6.3   Payment of Obligations................................................     56
    6.4   Conduct of Business and Maintenance of Existence, etc.................     56
    6.5   Maintenance of Property; Insurance....................................     57
    6.6   Inspection of Property; Books and Records; Discussions................     57
    6.7   Notices...............................................................     57
    6.8   Environmental Laws....................................................     57
    6.9   Additional Collateral, etc............................................     57
    6.10  After-Acquired Stations...............................................     59

SECTION 7.   NEGATIVE COVENANTS.................................................     59
    7.1   Financial Condition Covenants.........................................     59
    7.2   Limitation on Indebtedness............................................     60
    7.3   Limitation on Liens...................................................     61
    7.4   Limitation on Fundamental Changes.....................................     63
    7.5   Limitation on Sale of Assets..........................................     64
    7.6   Limitation on Dividends...............................................     65
    7.7   Limitation on Capital Expenditures....................................     66
    7.8   Limitation on Investments, Loans and Advances.........................     66
    7.9   Limitation on Optional Payments.......................................     67
    7.10  Limitation on Transactions with Affiliates............................     68
    7.11  Limitation on Sales and Leasebacks....................................     68
    7.12  Limitations on Change in Holding Company Status.......................     69

SECTION 8.   EVENTS OF DEFAULT..................................................     69

SECTION 9.   THE ADMINISTRATIVE AGENT...........................................     72
    9.1   Appointment...........................................................     72
    9.2   Delegation of Duties..................................................     72
    9.3   Exculpatory Provisions................................................     72

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
    9.4   Reliance by Administrative Agent......................................     73
    9.5   Notice of Default.....................................................     73
    9.6   Non-Reliance on the Administrative Agent and Other Lenders............     73
    9.7   Indemnification.......................................................     74
    9.8   Agent in Its Individual Capacity......................................     74
    9.9   Successor Administrative Agent........................................     74
    9.10  Documentation Agents, Co-Documentation Agents and Syndications Agent..     75

SECTION 10.   MISCELLANEOUS.....................................................     75
    10.1  Amendments and Waivers................................................     75
    10.2  Notices...............................................................     76
    10.3  No Waiver; Cumulative Remedies........................................     77
    10.4  Survival of Representations and Warranties............................     77
    10.5  Payment of Expenses and Taxes.........................................     77
    10.6  Successors and Assigns; Participations and Assignments................     78
    10.7  Adjustments; Set-off..................................................     81
    10.8  Counterparts..........................................................     82
    10.9  Severability..........................................................     82
    10.10 Integration...........................................................     82
    10.11 GOVERNING LAW.........................................................     82
    10.12 Submission To Jurisdiction; Waivers...................................     82
    10.13 Acknowledgments.......................................................     83
    10.14 WAIVERS OF JURY TRIAL.................................................     83
    10.15 Confidentiality.......................................................     83
    10.16 FCC Compliance........................................................     84
    10.17 Filing of Mortgages...................................................     84

SECTION 11   CROSS-GUARANTEE....................................................     84
    11.1  Guarantee.............................................................     84
    11.2  No Subrogation........................................................     85
    11.3  Amendments, etc. with respect to the Borrower Obligations.............     85
    11.4  Guarantee Absolute and Unconditional..................................     86
    11.5  Reinstatement.........................................................     86
    11.6  Payments..............................................................     86

SCHEDULES:

1.1A      Loans and Commitments
1.1B      Mortgaged Properties
1.1D      Stations and Licensed Subsidiaries
4.6       Litigation
4.13      Subsidiaries
4.15      Environmental Matters
7.2(e)    Existing Indebtedness
7.3(f)    Existing Liens
7.8(f)    Existing Investments

EXHIBITS:

A         Form of Guarantee and Collateral Agreement
B         Form of Compliance Certificate
C         Form of Closing Certificate
E         Form of Assignment and Acceptance
F         Form of Legal Opinion of Covington & Burling
G-1       Form of Incremental Revolving Loan Activation Notice
G-2       Form of Incremental Term Loan Activation Notice
H         Form of Swingline Loan Participation Certificate
I-1       Form of Revolving Credit Note
I-2       Form of Term Note
I-3       Form of Swingline Note
J         Form of Borrowing Notice
K         Form of Joinder or Increase Agreement
L         Form of Stock Pledge Agreement

            CREDIT AGREEMENT, dated as of March 11, 2005, among LIN TELEVISION CORPORATION, a Delaware corporation (the "Borrower"), TELEVICENTRO OF PUERTO RICO, LLC, a Delaware limited liability company (the "Permitted Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the "Administrative Agent"), as an Issuing Lender (as defined below) and as swingline lender (in such capacity, the "Swingline Lender"), DEUTSCHE BANK TRUST COMPANY AMERICAS, as syndication agent (in such capacity, the "Syndication Agent") and as an Issuing Lender, BANK OF AMERICA, THE BANK OF NOVA SCOTIA and WACHOVIA BANK, NATIONAL ASSOCIATION, as documentation agents (in such capacity, the "Documentation Agents") and SUNTRUST BANK, as co-documentation agent (in such capacity, the "Co-Documentation Agent"), and J.P. MORGAN SECURITIES INC. and DEUTSCHE BANK SECURITIES INC., as joint lead arrangers and joint bookrunners (in such capacities, the "Joint Lead Arrangers").

            The parties hereto agree as follows:

                             SECTION 1. DEFINITIONS

            1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

            "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by JPMorgan Chase as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMorgan Chase in connection with extensions of credit to debtors); and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

            "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

            "Adjustment Date": as defined in the Pricing Grid.

            "Adjusted Net Cash Proceeds": with respect to any Asset Sale or Recovery Event, the Net Cash Proceeds received by the Borrower or any of its Subsidiaries from such Asset Sale or Recovery Event, multiplied by:
      (a) 100%, if the Consolidated Leverage Ratio as of the last day of the immediately preceding four-fiscal-quarter period for which financial statements are available is greater than or equal to 5.25x, and (b) 50%, if the Consolidated Leverage Ratio as of the last day of the immediately preceding four-fiscal-quarter period for which financial statements are available is less than 5.25x and greater than or equal to 4.50x.

      If the Consolidated Leverage Ratio as of the last day of the immediately preceding four-fiscal-quarter period for which financial statements are available is less than 4.50x, the Adjusted Net Cash Proceeds shall be zero.

            "Administrative Agent": JPMorgan Chase, together with its affiliates, as the arranger of the Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

            "Affected Eurodollar Loans": as defined in subsection 2.9(d).

            "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 51% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

            "Agreement": this Credit Agreement, as further amended, supplemented or otherwise modified from time to time.

            "Applicable Margin": (a) for all Loans, other than Incremental Term Loans and Incremental Revolving Loans, the Applicable Margin as determined pursuant to the Pricing Grid and (b) with respect to Incremental Term Loans or Incremental Revolving Loans, the rate per annum agreed to, or the rate per annum determined pursuant to a pricing grid agreed to, by the Borrower or Permitted Borrower, as applicable, and the applicable Incremental Lenders in the applicable Incremental Term Loan Activation Notice or the Incremental Revolving Loan Activation Notice, as the case may be.

            "Application": an application, in such form reasonably acceptable to the Borrower and the Issuing Lender, requesting the Issuing Lender to open a Letter of Credit.

            "Approved Fund": as defined in subsection 10.6(b).

            "Asset Sale": any Sale (excluding any sale and leaseback of assets permitted under subsection 7.11 but including a Sale in connection with an Asset Swap Transaction (other than Asset Swap Transactions described in clause (iii) below)) by the Borrower or any of its Subsidiaries of any property of the Borrower or any such Subsidiary (including property subject to any Lien under any Security Document), other than (i) a Sale pursuant to subsections 7.5(a) or 7.5(d) through (h); (ii) a Sale pursuant to subsection 7.5(b), provided that, except with respect to the loss or condemnation of all or substantially all of the assets of the Borrower and its Subsidiaries, the Adjusted Net Cash Proceeds from such Sale, if any, are used to replace or rebuild the lost or condemned assets within the time period specified in subsection 2.9(a); and (iii) a Sale pursuant to subsection 7.5(c), (i) or (j) in respect of which the Net Cash Proceeds received by the Borrower and its Subsidiaries are $5,000,000 or less.

            "Asset Swap Transaction": a substantially concurrent purchase and sale, or exchange, of a Broadcasting Asset of the Borrower or all the Capital Stock of, or other equity interests in, a Subsidiary owning a Broadcasting Asset, for a Broadcast Station or Broadcast

      Enterprise of another Person or group of affiliated Persons, or at least a majority of the Capital Stock of, or other equity interests in, a Person or group of affiliated Persons owning a Broadcast Station or Broadcast Enterprise, provided that (a) the Borrower shall receive, in exchange for such Broadcasting Asset, or Capital Stock of, or other equity interests in, such Subsidiary owning a Broadcasting Asset, a Broadcast Station or Broadcast Enterprise, or Capital Stock of, or other equity interests in, a Person or group of affiliated Persons owning a Broadcast Station or Broadcast Enterprise, (b) no Default or Event of Default will have occurred and be continuing or will result therefrom (including, without limitation, pursuant to subsection 7.1), (c) (i) the Consolidated EBITDA of the Broadcasting Asset being sold or exchanged plus the Consolidated EBITDA of all Broadcasting Assets that were sold pursuant to subsection 7.5(i) or exchanged pursuant to subsection 7.5(j) in such fiscal quarter and in the immediately preceding four-fiscal-quarter period (in each case calculated for the four fiscal quarters immediately preceding the sale or exchange) shall not exceed 25% of the Consolidated EBITDA of the Borrower for such immediately preceding four-fiscal-quarter period and (ii) the Consolidated EBITDA of the Broadcasting Asset being sold or exchanged plus the Consolidated EBITDA of all Broadcasting Assets that were sold pursuant to subsection 7.5(i) or exchanged pursuant to subsection 7.5(j) since the Effective Date (in each case calculated for the four fiscal quarters immediately preceding the sale or exchange) shall not exceed 50% of the Consolidated EBITDA of the Borrower in the aggregate, and (d) the Borrower takes such actions as may be required or reasonably requested to ensure that the Administrative Agent, for the ratable benefit of the Lenders, has a perfected first priority security interest, to the extent contemplated by the Guarantee and Collateral Agreement, in any assets required to be secured pursuant to subsection 6.9 or any other Loan Document, subject to Liens permitted by subsection 7.3, and provided further that in the case of any exchange involving the acquisition of a Broadcasting Asset with a value in excess of $75,000,000 (i) the Borrower provides the Administrative Agent with appropriate supporting documentation if reasonably requested by the Administrative Agent, including, without limitation, copies of any exchange agreement in connection with such transaction, copies of opinions of counsel, including FCC counsel, delivered in connection therewith and copies of an FCC consent on Form 732 (or any comparable form issued by the FCC) relating to the transfer of control or assignment of the Station Licenses of the acquired Broadcast Station to the Borrower or its Subsidiary and (ii) on a pro forma basis (including any recurring improvements related to the acquired asset or the assets of the Person acquired) for the most recently completed four-fiscal quarter period for which financial statements are available on the date of such acquisition, no Default or Event of Default pursuant to subsection
      7.1 will have occurred and be continuing, provided that for purposes of calculating Consolidated EBITDA pursuant to this clause (ii), the Consolidated EBITDA of such Broadcast Stations or Broadcast Enterprises being acquired for such four-fiscal quarter period shall be equal to the Consolidated EBITDA of such Broadcast Stations or Broadcast Enterprises for the 12-month period immediately preceding such acquisition, and the Borrower provides the Administrative Agent with appropriate supporting documentation if reasonably requested by the Administrative Agent.

            "Assignee": as defined in subsection 10.6(b).

            "Available Revolving Credit Commitment": as to any Lender at any time, an amount equal to (a) such Lender's Revolving Credit Commitment minus (b) such Lender's Revolving Extensions of Credit.

            "Benefited Lender": as defined in subsection 10.7(a).

            "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

            "Borrower": as defined in the introductory paragraph of this Agreement.

            "Borrower Tranche A Term Loan Commitment": as to any Lender, the obligation of such Lender, if any, to make a Tranche A Term Loan to the Borrower hereunder in a principal amount equal to the amount set forth under the heading "Borrower Tranche A Term Loan Commitment" opposite such Lender's name on Schedule 1.1A attached hereto. The aggregate amount of the Borrower Tranche A Term Loan Commitments on the Effective Date is $50,000,000.

            "Borrowing Date": any Business Day specified by the Borrower as a date on which the Borrower requests the Lenders or Swingline Lender to make Loans or Swingline Loans hereunder.

            "Broadcast Cash Flow": for any period, the sum of Consolidated EBITDA plus amounts expensed during such period for corporate expenses (including corporate expenses of LIN TV).

            "Broadcast Enterprise": assets used and useful for the operation of broadcasting or entertainment businesses, or any businesses reasonably related thereto.

            "Broadcast Station": all or substantially all the assets used and useful for operating a full service commercial television broadcast station pursuant to a Station License, including without limitation the rights to use such Station License.

            "Broadcasting Assets": collectively, any Stations and any Non-Station Assets of the Borrower and its Subsidiaries.

            "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which commercial banks are not open for dealing in Dollar deposits in the London interbank market.

            "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures (whether paid in cash or accrued as a liability) by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period). The following items will be excluded from the definition of "Capital Expenditures": (a) expenditures to the extent funded by insurance proceeds, condemnation awards or payments pursuant to a deed in lieu thereof, (b) expenditures to the extent made through barter transactions and (c) assets acquired pursuant to (i) Permitted Acquisitions, (ii) Asset Swap Transactions and (iii) a reinvestment of proceeds received in a sale permitted under subsection 7.5(a), (b) or (c) that does not constitute an Asset Sale.

            "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

            "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

            "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing on or within one year from the date of acquisition; (b) certificates of deposit, time deposits, Eurodollar time deposits, bankers' acceptances and repurchase agreements, or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus (or whose obligations are guaranteed by an affiliated commercial bank which has capital and surplus) of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by Standard & Poor's Ratings Services or P-2 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally;
      (d) money market accounts or funds with or issued by Qualified Issuers; and (e) repurchase agreements with a term of not more than one year for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above.

            "Change of Control": the earliest to occur of (a) a majority of directors of LIN TV consisting of directors who are not, as of the date of determination, Continuing Directors, (b) any "Person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) excluding the holders of record and "beneficial owners" (as defined in Rules 13(d) 3 and 13(d) 5 under such Act) of outstanding shares of Class B and Class C common stock of LIN TV on the Effective Date (including Hicks Muse and their Affiliates and Subsidiaries and their respective general or limited partners), becoming beneficial owner, directly or indirectly, of more than 50% of the then outstanding voting stock of LIN TV and (c) a Change of Control as defined in any document pertaining to any Senior Subordinated Indebtedness in an aggregate outstanding principal amount in excess of $100,000,0000 or any Senior Unsecured Indebtedness in an aggregate outstanding principal amount in excess of $100,000,000; provided that the conversion by Hicks Muse (or any of its Affiliates or Subsidiaries or any of their respective general or limited partners) of Class B Common Stock of LIN TV into Class A Common Stock, Class C Common Stock or any other voting common stock of LIN TV pursuant to the terms of the Class B Common Stock and any conversion of the Class C Common Stock in connection therewith shall not constitute a Change of Control.

            "Code": the Internal Revenue Code of 1986, as amended from time to time.

            "Co-Documentation Agents": as defined in the introductory paragraph of this Agreement.

            "Commitment": as to any Lender, the sum of the Tranche A Term Loan Commitment and the Revolving Credit Commitment of such Lender.

            "Commitment Fee Rate": (a) for the Revolving Credit Facility, as determined pursuant to the Pricing Grid and (b) with respect to any Incremental Revolving Loan Amount, the rate per annum agreed to, or the rate per annum determined pursuant to a pricing grid agreed to, by the Borrower or Permitted Borrower, as applicable, and the applicable Incremental Lenders in the applicable Incremental Revolving Loan Activation Notice.

            "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

            "Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

            "Consolidated Cash Interest Expense": for any period, Consolidated Interest Expense (including, without limitation, that attributable to Capital Lease Obligations but excluding capitalized financing fees), net of cash interest income of the Borrower and its Subsidiaries, for such period (a) minus, in each case to the extent included in determining such Consolidated Interest Expense for such period, the sum of the following:
      (i) non-cash expenses for interest payable in kind and (ii) amortization of debt discount and fees and (b) plus the sum of cash payments made by the Borrower or any of its Subsidiaries during such period in respect of the items referred to in clause (a)(i) of this definition to the extent previously subtracted pursuant to clause (a) of this definition (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Protection Agreements to the extent such net costs are allocable to such period in accordance with
      GAAP).

            "Consolidated EBITDA": for any period:

            (a) Net Income for such period; plus

            (b) without duplication, the sum of the following items (to the extent deducted in the computation of such Net Income for such period):

                  (i)   depreciation expense;

                  (ii) amortization expense (including amortization in respect of Film Obligations and other amortized film expense) and amortization of intangibles (including goodwill, organizational costs and impairments);

                  (iii) Consolidated Interest Expense;

                  (iv)  income and franchise tax expense;

                  (v) any extraordinary and unusual losses (net of income taxes);

                  (vi) to the extent identified and reasonably satisfactory to the Administrative Agent, any cost savings realized in connection with any acquired Broadcasting Assets;

                  (vii) for any pro forma period for an acquisition, any recurring improvements to Consolidated EBITDA as a result of any acquired Broadcasting Assets;

                  (viii) other non-cash charges (excluding barter expenses and trade expenses); and

                  (ix) for all purposes of this Agreement other than the computation of the Consolidated Leverage Ratio for the purpose of determining the Applicable Margin and the Commitment Fee Rate, non-recurring charges for severance payments related to corporate restructuring and similar activities not exceeding, in the aggregate, $10,000,000 during the term of this Agreement; and

            less (c) without duplication, the sum of the following items for such period:

                  (i) all cash payments originally scheduled to be made during such period in respect of Film Obligations;

                  (ii) any extraordinary and unusual gains (net of income taxes), to the extent included in the computation of Net Income for such period;

                  (iii) non-cash gains included in Net Income for such period
            (excluding barter and trade revenues); and

                  (iv) cash dividends or other distributions made by the Borrower to LIN TV for its reasonable corporate overhead expenses.

      Consolidated EBITDA for any period will be adjusted to (A) exclude the Consolidated EBITDA attributable to any asset or business that was disposed of (either directly or as part of an exchange) by the Borrower or any of its Subsidiaries prior to the date of determination (as if such asset or business had not been owned by the Borrower or any of its Subsidiaries prior to the date of determination) and (B) include the Consolidated EBITDA attributable to any asset or business that was acquired (either directly or as part of an exchange) by the Borrower or any of its Subsidiaries (including, to the extent identified and reasonably satisfactory to the Administrative Agent, pro forma cost savings in connection therewith) prior to the date of determination (as if such asset or business had been owned by the Borrower or any of its Subsidiaries prior to the date of determination).

            "Consolidated Interest Coverage Ratio": for any period, the ratio of
      (a) Consolidated EBITDA for such period to (b) Consolidated Cash Interest Expense for such period.

            "Consolidated Interest Expense": for any period, the amount of interest expense, both expensed and capitalized, of the Borrower and its Subsidiaries for such period on the aggregate principal amount of their Indebtedness determined on a consolidated basis in accordance with GAAP, after giving effect to any interest rate protection agreements with respect to such Indebtedness but excluding non-cash deferred financing costs (other than for purposes of the definition of the term "Consolidated EBITDA"). Consolidated Interest Expense for any period will be adjusted to (A) exclude the Consolidated Interest Expense attributable to any Indebtedness repaid or assumed by a third party in connection with the Sale of any asset or business that was disposed of (either directly or as part of an exchange) by the Borrower or any of its Subsidiaries prior to the date of determination (as if such Indebtedness had not been outstanding prior to the date of determination) and (B) include the Consolidated Interest Expense attributable to any Indebtedness incurred or assumed in connection with the acquisition of any asset or business that was acquired (either directly or as part of an exchange) by the Borrower or any of its Subsidiaries prior to the date of determination (as if such Indebtedness had been outstanding prior to the date of determination).

            "Consolidated Leverage Ratio": as of the last day of any period, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period.

            "Consolidated Senior Leverage Ratio": as of the last day of any period, the ratio of (a) Consolidated Senior Debt on such day to (b) Consolidated EBITDA for such period.

            "Consolidated Senior Debt": at any date, Consolidated Total Debt at such date less the aggregate principal amount at such date of all Indebtedness of the Borrower and its Subsidiaries that is subordinated in right of payment to the Obligations, including all Subordinated Indebtedness, including, without limitation, any subordinated Indebtedness assumed in connection with a Permitted Acquisition or an Asset Swap Transaction.

            "Consolidated Total Debt": at any date, the aggregate principal amount of all Indebtedness for borrowed money of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP, net of cash and Cash Equivalents on the balance sheet not to exceed $35,000,000.

            "Continuing Directors": (i) any member of the board of directors of LIN TV who was a member of such board of directors on the Effective Date,
      (ii) any member of the board of directors of LIN TV who was nominated for election or elected to such board of directors with the approval of a majority of the members of such board of directors referred to in clause
      (i), and (iii) any member of the board of directors nominated for election or elected to such board of directors with the approval of a majority of the members of such board of directors referred to in clause (i) and (ii).

            "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking (including, without limitation, any undertaking made to the FCC) to which such Person is a party or by which it or any of its property is bound.

            "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, unless cured or waived, has been satisfied.

            "Documentation Agents": as defined in the introductory paragraph of this Agreement.

            "Dollars" and "$": lawful currency of the United States of America.

            "Effective Date": March 11, 2005.

            "Environmental Laws": any and all applicable foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, legally binding requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment, as now or may at any time hereafter be in effect.

            "Environmental Liability": any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Materials of Environmental Concern,
      (c) exposure to any Materials of Environmental Concern, (d) the release or threatened release of any Materials of Environmental Concern into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

            "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

            "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "Eurodollar Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent, or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits of $5,000,000 at or about 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

            "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

            "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                          Eurodollar Base Rate
                ----------------------------------------
                1.00 - Eurocurrency Reserve Requirements

            "Eurodollar Tranche": the collective reference to Eurodollar Loans under the same Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

            "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

            "Exchangeable Senior Subordinated Debentures": the Borrower's 2.50% Exchangeable Senior Subordinated Debentures due 2033.

            "Existing Credit Agreement": the Amended and Restated Credit Agreement, dated as of February 7, 2003, as amended, among the Borrower, the Permitted Borrower, the several banks and other financial institutions or entities from time to time parties thereto, JPMorgan Chase, as administrative agent, as issuing lender, and as swingline lender, Deutsche Bank Trust Company Americas, as syndication agent, The Bank of Nova Scotia, Fleet National Bank and Morgan Stanley Senior Funding, as co-documentation agents, and J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc., as joint lead arrangers and joint bookrunners.

            "Facility": each of (a) the Tranche A Term Loan Commitments and the Tranche A Term Loans made thereunder (the "Tranche A Term Loan Facility"),
      (b) the Incremental Term Loan Amounts and the Incremental Term Loans related thereto as provided in any Incremental Term Loan Activation Notice (an "Incremental Term Loan Facility"), (c) the Swingline Loan Commitment and the Swingline Loans made thereunder, (d) the aggregate Revolving Credit Commitments and the Total Revolving Extensions of Credit made thereunder (the "Revolving Credit Facility") and (e) the Incremental Revolving Loan Amounts and the Incremental Revolving Loans related thereto as provided in any Incremental Revolving Loan Activation Notice (an "Incremental Revolving Loan Facility").

            "FCC": the Federal Communications Commission or any Governmental Authority substituted therefor.

            "Federal Funds Effective Rate": as defined in the definition of the term "ABR".

            "Fee Payment Date": (a) the third Business Day following the last day of each March, June, September and December and (b) the last day of the Revolving Credit Commitment Period.

            "Film Obligations": all obligations in respect of the purchase, use, license or acquisition of programs, programming materials, films and similar assets used in connection with the business and operation of the Borrower and its Subsidiaries.

            "Final Order": with respect to the assignment or transfer of control of the Station Licenses for any Station, an order of the FCC approving such assignment or transfer that is final (i.e., no longer subject to further judicial or administrative review), as to which no requests for judicial or administrative review are pending, and that has not been reversed, stayed, enjoined, set aside, annulled or suspended.

            "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board and the rules and regulations of the Securities and Exchange Commission, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances of the Borrower as of the date of determination. In the event that any "Accounting Change" (as defined below) shall occur, if the Borrower notifies the Administrative Agent that the Borrower wishes to, or the Administrative Agent notifies the Borrower that the Required Lenders wish to, amend any financial covenants, standards or terms in this Agreement to eliminate the effect of such Accounting Change, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders or the Borrower or the Required Lenders, as the case may be, shall have withdrawn the request for amendment, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. The term "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board, the Accounting Principles Board or the American Institute of Certified Public Accountants, the Securities and Exchange Commission (if applicable), successors to any of the foregoing or agencies with similar functions to any of the foregoing, or such other entity the statements of which are in general use by significant segments of the accounting profession.

            "GECC": General Electric Capital Corporation, a New York corporation.

            "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement, dated the date hereof, executed and delivered by the Borrower and each Subsidiary Guarantor, as the same may be further amended, supplemented or otherwise modified from time to time.

            "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term "Guarantee Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

            "Hicks Muse": Hicks, Muse, Tate & Furst Incorporated, any of its Affiliates and Subsidiaries, and any fund that it (or any of its Affiliates or Subsidiaries) sponsors or manages.

            "Incremental Lender": any Lender or, with the consent of the Borrower and the Administrative Agent (such consent not to be unreasonably withheld), any other bank, financial institution or other entity which becomes a signatory to an Incremental Term Loan Activation Notice or to an Incremental Revolving Loan Activation Notice, as the case may be, and each Lender which has made, or acquired pursuant to an assignment made in accordance with subsection 10.6(b), an Incremental Term Loan or an Incremental Revolving Loan, as the case may be. Any other bank, financial institution or other entity which elects to become an Incremental Lender shall execute a joinder in substantially the form attached hereto as Exhibit K with the Borrower and the Administrative Agent, whereupon such bank, financial institution or other entity shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement.

            "Incremental Revolving Loan Activation Notice": a notice substantially in the form of Exhibit G-1.

            "Incremental Revolving Loan Amount": as to each Incremental Lender, in respect of any Incremental Revolving Loan Facility, the obligation of such Incremental Lender on and after the applicable Incremental Revolving Loan Closing Date to make Incremental Revolving Loans hereunder in a principal amount equal to the amount set forth under the heading "Incremental Revolving Loan Amount" opposite such Incremental Lender's name on the applicable Incremental Revolving Loan Activation Notice.

            "Incremental Revolving Loan Closing Date": as to any Incremental Revolving Loans to be made pursuant to an Incremental Revolving Loan Activation Notice, the date (which shall be a Business Day) specified in such Incremental Revolving Loan Activation Notice as the first date on which such Incremental Revolving Loans will be made available.

            "Incremental Revolving Loan Facility": as defined in the definition of the term "Facility".

            "Incremental Revolving Loan Maturity Date": as to the Incremental Revolving Loans to be made pursuant to any Incremental Revolving Loan Activation Notice, the maturity date specified in such Incremental Revolving Loan Activation Notice, which date shall be not earlier than the Revolving Credit Termination Date.

            "Incremental Revolving Loan Percentage": as to any Incremental Lender in respect of any Incremental Revolving Loan Facility, the percentage which such Lender's Incremental Revolving Loan Amount then outstanding constitutes of the aggregate principal amount of the Incremental Revolving Loan Amounts then outstanding in respect of such Incremental Revolving Facility.

            "Incremental Revolving Loans": as defined in subsection 2.4(d).

            "Incremental Term Loan Activation Notice": a notice substantially in the form of Exhibit G-2.

            "Incremental Term Loan Amount": as to each Incremental Lender, in respect of any Incremental Term Loan Facility, the obligation of such Incremental Lender on and after the applicable Incremental Term Loan Closing Date to make Incremental Term Loans hereunder in a principal amount equal to the amount set forth under the heading "Incremental Term Loan Amount" opposite such Incremental Lender's name on the applicable Incremental Term Loan Activation Notice.

            "Incremental Term Loan Closing Date": as to any Incremental Term Loans to be made pursuant to an Incremental Term Loan Activation Notice, the date (which shall be a Business Day) specified in such Incremental Term Loan Activation Notice as the first date on which such Incremental Term Loans will be made available.

            "Incremental Term Loan Facility": as defined in the definition of the term "Facility".

            "Incremental Term Loan Maturity Date": as to any Incremental Term Loans to be made pursuant to an Incremental Term Loan Activation Notice, the maturity date specified in such Incremental Term Loan Activation Notice, which date shall be not earlier than the Tranche A Maturity Date.

            "Incremental Term Loan Percentage": as to any Incremental Lender in respect of any Incremental Term Loan Facility, the percentage which such Lender's Incremental Term Loan Amount then outstanding in respect of such Incremental Term Loan Facility constitutes of the aggregate principal amount of the Incremental Term Loan Amounts then outstanding in respect of such Incremental Term Loan Facility.

            "Incremental Term Loans": as defined in subsection 2.1(b).

            "Incur": as defined in subsection 7.2; and the term "Incurrence" shall have a correlative meaning.

            "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables and accrued expenses incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), provided, however, that the amount of such Indebtedness of any Person described in this clause (d) shall, for the purposes of the Agreement, be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property or asset encumbered, as determined by such Person in good faith, (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under a bankers' acceptance, letter of credit or similar facilities, (g) the obligations of such Person under any Interest Rate Protection Agreement, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above and (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and on which obligations such Person has recourse only to such property; provided, however, that the amount of such Indebtedness of any Person described in this clause (i) shall, for the purposes of this Agreement, be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property or asset encumbered, as determined by such Person in good faith.

            "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

            "Insolvent": pertaining to a condition of Insolvency.

            "Intellectual Property": as defined in subsection 4.8.

            "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and
      (d) as to any Loan, the date of repayment thereof at final stated maturity.

            "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three, six or (if available to all Lenders under the relevant Facility as determined in good faith by such Lenders) nine or twelve months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three, six or (if available to all Lenders under the relevant Facility as determined in good faith by such Lenders) nine or twelve months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto, provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

            (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

            (ii) any Interest Period that would otherwise extend beyond the Revolving Credit Termination Date, in the case of Revolving Credit Loans, or the date final payment is due, in the case of Term Loans, shall end on the Revolving Credit Termination Date or such due date, as applicable; and

            (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

            "Interest Rate Protection Agreement": any interest rate protection agreement, interest rate futures contract, interest rate option, interest rate cap or other interest rate hedge arrangement, to or under which the Borrower or any of its Subsidiaries is a party or a beneficiary on the Effective Date or becomes a party or a beneficiary thereafter.

            "Investment" as defined in subsection 7.8.

            "Issuing Lender": JPMorgan Chase, Deutsche Bank Trust Company Americas or any other Lender selected by the Borrower with the consent of the Administrative Agent (such consent not to be unreasonably withheld), and any of their respective affiliates, each in its capacity as issuer of any Letter of Credit. Each reference herein to "the Issuing Lender" shall be deemed to be a reference to the relevant Issuing Lender with respect to the relevant Letter of Credit.

            "Joint Venture Loan": the non-amortizing senior secured note due 2023 in the amount of $815,500,000 issued by LLC and payable to GECC.

            "Joint Venture Loan Guarantee": the guarantee executed by LIN TV in connection with the Joint Venture Loan.

            "JPMorgan Chase": JPMorgan Chase Bank, N.A.

            "L/C Commitment": $35,000,000.

            "L/C Fee Payment Date": the third Business Day following the last day of each March, June, September and December and the last day of the Revolving Credit Commitment Period.

            "L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to subsection 3.5.

            "L/C Participants": with respect to any Letter of Credit, the collective reference to all the Revolving Credit Lenders other than the Issuing Lender that issued such Letter of Credit.

            "Lenders": as defined in the introductory paragraph of this Agreement. "Lender" shall in any event include any Incremental Lender and, as the context may permit, the Issuing Lender and the Swingline Lender.

            "Letters of Credit": as defined in subsection 3.1(a), provided that to the extent the Borrower shall have deposited amounts in a cash collateral account for the benefit of the Lenders, the Letters of Credit relating thereto shall be deemed not to be Letters of Credit for purposes of this Agreement.

            "License Subsidiary": (a) with respect to each Station owned on the Effective Date, each Subsidiary listed opposite such Station's name on
      Schedule 1.1D and (b) with respect to any Station acquired after the Effective Date, the Subsidiary or Subsidiaries of the Borrower that shall hold the Station Licenses under the authority of which such Station is operated, provided that, in the case of Subsidiaries referred to in clause
      (b) above, each such Subsidiary shall be a single purpose entity the sole purpose of which shall be to hold Station Licenses and to perform related functions with respect thereto, unless otherwise agreed by the Administrative Agent (such agreement not to be unreasonably withheld).

            "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing) but not including a lien for taxes that are not delinquent.

            "LIN Texas": LIN Television of Texas, LP, a Delaware limited partnership.

            "LIN TV": LIN TV Corp., a Delaware corporation and the parent of the Borrower.

            "LIN TV Common Stock": the Class A Common Stock of LIN TV, par value $0.01 per share.

            "LLC": Station Venture Holdings, LLC, a Delaware limited liability company.

            "LLC Agreement": the Station Venture Holdings, LLC Amended and Restated Limited Liability Company Agreement dated as of January 15, 1998, between Outlet and LIN Texas.

            "Loan": any loan made by any Lender pursuant to this Agreement.

            "Loan Documents": this Agreement, the Security Documents, and the Notes, if any.

            "Loan Parties": the Borrower, the Permitted Borrower and each Subsidiary of the Borrower which is a party to a Loan Document.

            "Majority Facility Lenders": with respect to any Facility, Lenders which collectively are the holders of more than 50% of the aggregate unpaid principal amount of the Tranche A Term Loans or the Incremental Term Loans, or of the Total Revolving Extensions of Credit, or Incremental Revolving Loans, as the case may be, outstanding under such Facility (or, in the case of the Revolving Credit Facility or any Incremental Revolving Loan Facility, prior to any termination of the Revolving Credit Commitments or Incremental Revolving Loan Amounts, respectively, thereunder, Lenders which are collectively the holders of more than 50% of the aggregate Revolving Credit Commitments or the aggregate Incremental Revolving Loan Amounts thereunder, as the case may be).

            "Majority Revolving Credit Facility Lenders": the Majority Facility Lenders in respect of the Revolving Credit Facility.

            "Material Adverse Effect": a material adverse effect on (a) the business, operations, properties or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, or (b) the validity or enforceability of this Agreement and the other Loan Documents or the rights or remedies of the Administrative Agent, the Swingline Lender, the Issuing Lender or the other Lenders hereunder and thereunder.

            "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

            "Mortgaged Properties": the real properties listed on Schedule 1.1B.

            "Mortgages": each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

            "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001 (a) (3) of ERISA.

            "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, notarial fees, accountants' fees, investment banking fees, appraisal fees, survey costs, title insurance premiums, amounts to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith, net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and net of purchase price adjustments reasonably expected to be payable in connection therewith and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or Incurrence, net of attorneys' fees, notarial fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually Incurred in connection therewith.

            "Net Consolidated Revenue": at a particular date, all amounts which would, in conformity with GAAP, be set opposite the caption "Net Revenues" (or any like caption) on a consolidated statement of operations of the Borrower and its Subsidiaries at such date.

            "Net Income": at a particular date, all amounts which would, in conformity with GAAP, be set forth opposite the caption "Net Income" (or any like caption) on a consolidated statement of operations of the Borrower and its Subsidiaries at such date; provided that in no event shall Net Income include the net income or loss of Banks Broadcasting, Inc., and provided further that such amount shall be adjusted to exclude (to the extent otherwise included therein) (a) earnings or losses attributable to any Person (other than the LLC) in which the Borrower or any of its Subsidiaries has a joint interest with third parties, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or such Subsidiary by such other Person in cash during such period and (b) any earnings or losses attributable to the interest of the Borrower or any of its Subsidiaries in the LLC, except for any such earnings to the extent of (i) actual distributions of Distributable Cash (as defined in the LLC Agreement) in respect of such interest made to the Borrower or any of its Subsidiaries and (ii) amounts that would have constituted Distributable Cash and would have been required to be distributed to the Borrower and its Subsidiaries in respect of such interest but for the reserve requirement of Section 8.06 of the LLC Agreement.

            "Non-Consenting Lender": as defined in subsection 2.20.

            "Non-Excluded Taxes": as defined in subsection 2.17(a).

            "Non-Funding Lender": as defined in subsection 2.15(c).

            "Non-Station Asset": all of the assets used and useful for the operation of the Borrower's and its Subsidiaries' broadcasting and entertainment businesses, other than the Stations.

            "Non-U.S. Lender": as defined in subsection 2.17(b).

            "Notes": the collective reference to the Term Notes, the Revolving Credit Notes and the Swingline Notes.

            "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or the Permitted

      Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Reimbursement Obligations and all other obligations and liabilities of the Borrower and the Permitted Borrower to the Administrative Agent, the Swingline Lender, the Issuing Lender or any other Lender (or, in the case of Interest Rate Protection Agreements, any counterparty thereto who was a Lender (or any affiliate of any Lender) at the time such Interest Rate Protection Agreement was entered into), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement (including, with respect to the Borrower, those obligations under Section 11 hereof), any Notes, any other Loan Document, the Letters of Credit, any Interest Rate Protection Agreement entered into with counterparty who was a Lender (or any affiliate of any Lender) at the time such Interest Rate Protection Agreement was entered into or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent, to the Swingline Lender, to the Issuing Lender or to any other Lender that are required to be paid by the Borrower or Permitted Borrower pursuant hereto).

            "Outlet": Outlet Broadcasting, Inc., a Rhode Island corporation.

            "Participant": as defined in subsection 10.6(c).

            "Parent Guarantee": the guarantee dated as of March 11, 2005 made by LIN TV in favor of JP Morgan Chase as Administrative Agent under this Agreement.

            "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

            "Permitted Acquisition": the acquisition by the Borrower or any of its Subsidiaries of one or more Broadcast Stations or Broadcast Enterprises, or at least a majority of the capital stock of, or other equity interests in, any other Person whose primary business is the ownership and operation of one or more Broadcast Stations or Broadcast Enterprises, in the United States provided that (a) no Default or Event of Default will have occurred and be continuing or will result therefrom (including, without limitation, pursuant to subsection 7.1), and (b) the Borrower takes such actions as may be required or reasonably requested to ensure that the Administrative Agent, for the ratable benefit of the Lenders, has a perfected first priority security interest, to the extent contemplated by the Guarantee and Collateral Agreement, in any assets required to be secured pursuant to subsection 6.9 or any other Loan Document, subject to Liens permitted by subsection 7.3, and provided further that for any acquisition involving consideration in excess of $75,000,000, (i) the Borrower provides the Administrative Agent with appropriate supporting documentation if reasonably requested by the Administrative Agent, including, without limitation, copies of any acquisition documents in connection with such acquisition and copies of opinions of counsel, including FCC counsel, delivered in connection therewith and copies of an FCC consent on Form 732 (or any comparable form issued by the FCC) relating to the transfer of control or assignment of the Station Licenses of any acquired Broadcast Station to the Borrower or its Subsidiary and (ii) on a pro forma basis (including any recurring improvements related to the acquired asset or the assets of the Person acquired) for the most recently completed four-fiscal quarter period for which financial statements are available on the date of such acquisition, no Default or Event of Default pursuant to subsection 7.1 will have occurred and be continuing, provided that for purposes of calculating Consolidated EBITDA pursuant to this clause (ii), the Consolidated EBITDA of such Broadcast Stations or Broadcast Enterprises being acquired for such four-fiscal quarter period shall be equal to the Consolidated EBITDA of such Broadcast Stations or Broadcast Enterprises for the 12-month period immediately preceding such acquisition, and the Borrower provides the Administrative Agent with appropriate supporting documentation if reasonably requested by the Administrative Agent.

            "Permitted Borrower": as defined in the introductory paragraph to this Agreement.

            "Permitted Borrower Tranche A Term Loan Commitment": as to any Lender, the obligation of such Lender, if any, to make a Tranche A Term Loan to the Permitted Borrower hereunder in a principal amount equal to the amount set forth under the heading "Permitted Borrower Tranche A Term Loan Commitment" opposite such Lender's name on Schedule 1.1A attached hereto. The aggregate amount of the Permitted Borrower Tranche A Term Loan Commitments on the Effective Date is $120,000,000.

            "Permitted Dividend": any dividend paid by, or other distribution made by, the Borrower on or after the Effective Date on its Capital Stock, other than (a) dividends or distributions of Capital Stock and (b) pursuant to subsection 7.6(a) through (e), provided that either (x) after giving effect thereto and to any related incurrence of Indebtedness, the Consolidated Leverage Ratio on a pro forma basis as of the last day of the immediately preceding four-fiscal-quarter period for which financial statements are available is less than or equal to 5.0x or (y) after giving effect thereto the aggregate amount of all such dividends and distributions and of all payments, prepayments, redemptions and purchases referred to in clause (y) the definition of "Permitted Redemption" since the Effective Date does not exceed the Broadcast Cash Flow for the immediately preceding four-fiscal-quarter period for which financial statements are available.

            "Permitted Redemption": any payment, prepayment, redemption or purchase, including payments in connection with a defeasance, made on or after the Effective Date by the Borrower or any of its Subsidiaries (a) of or on Subordinated Indebtedness or Senior Unsecured Indebtedness or (b) of or on LIN TV Capital Stock, provided that either (x) after giving effect thereto and to any related incurrence of Indebtedness, the Consolidated Leverage Ratio on a pro forma basis as of the last day of the immediately preceding four-fiscal-quarter period for which financial statements are available is less than or equal to 5.0x or (y) after giving effect thereto the aggregate amount (excluding any accrued interest) of all such payments, prepayments, redemptions and purchases and of all dividends and distributions referred to in clause (y) of the definition of "Permitted Dividend" since the Effective Date does not exceed the Broadcast Cash Flow for the immediately preceding four-fiscal-quarter period for which financial statements are available.

            "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

            "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

            "Pledged Stock": as defined in the Guarantee and Collateral
      Agreement.

            "Pricing Grid": the pricing grid as follows:

                                                                                                           REVOLVING
                                                           APPLICABLE            APPLICABLE            CREDIT FACILITY
                                                           MARGIN FOR            MARGIN FOR               COMMITMENT
     CONSOLIDATED LEVERAGE RATIO                         EURODOLLAR LOANS         ABR LOANS                  FEE
--------------------------------------                   ----------------        ----------            ---------------
Level 1:    Greater than or equal to
            6.00 to 1.00                                       1.375%                0.375%                  0.375%

Level 2:    Greater than or equal to
            5.50 to 1.00 and less than
            6.00 to 1.00                                        1.25%                 0.25%                  0.375%

Level 3:    Greater than or equal to
            5.00 to 1.00 and less than
            5.50 to 1.00                                        1.00%                 0.00%                  0.300%

Level 4:    Greater than or equal to
            4.50 to 1.00 and less than
            5.00 to 1.00                                        0.75%                 0.00%                  0.300%

Level 5:    Less than 4.50 to 1.00                             0.625%                 0.00%                  0.250%

      Changes in the Applicable Margin and the Commitment Fee Rate with respect to Tranche A Term Loans, Revolving Credit Loans and Swingline Loans resulting from changes in the Consolidated Leverage Ratio shall become effective on the day (the "Adjustment Date") of receipt by the Administrative Agent of the financial statements delivered pursuant to subsection 6.1 and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, at the option of the Administrative Agent or the Required Lenders, the Consolidated Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be determined by reference to "Level 1". Each determination of the Consolidated Leverage Ratio pursuant to this paragraph shall be made with respect to the period of four consecutive fiscal quarters of the Borrower ending at the end of the period covered by the relevant financial statements. The Applicable Margin for all Loans (other than Incremental Term Loans and Incremental Revolving Loans) and for the Revolving Credit Facility Commitment Fee for the period from the Effective Date to the date on which financial statements are delivered pursuant to subsection 6.1 for the period ended March 31, 2005 shall be determined by reference to "Level 4".

            "Prime Rate": as defined in the definition of the term "ABR".

            "Projections": as defined in subsection 6.2(b).

            "Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

            "Qualified Issuer": any financial institution (a) which has, or whose obligations are guaranteed by an affiliated financial institution which has, capital and surplus in excess of $500,000,000 and (b) the outstanding short-term debt securities of which are rated, or whose parent's outstanding short-term debt securities are rated, at least A-2 by Standard & Poor's Ratings Services or at least P-2 by Moody's Investors Service, Inc., or carry an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

            "Recovery Event": any settlement of or payment in respect of any property insurance or casualty insurance claim or any condemnation proceeding or deed in lieu thereof relating to any Property of the Borrower or any of its Subsidiaries, excluding any such settlement or payment which, together with any related settlement or payment, yields Net Cash Proceeds to the Borrower or any of its Subsidiaries of $5,000,000 or less.

            "Refunded Swingline Loans": as defined in subsection 2.4(c)(ii).

            "Register": as defined in subsection 10.6(b).

            "Reimbursement Obligations": with respect to any Letter of Credit, the obligation of the Borrower to reimburse the Issuing Lender pursuant to subsection 3.5 for amounts drawn under the Letters of Credit.

            "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Adjusted Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection therewith which are not applied to the prepayment of Term Loans pursuant to subsection 2.9(a)(i) as a result of the delivery of a Reinvestment Notice.

            "Reinvestment Event": any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

            "Reinvestment Notice": a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Adjusted Net Cash Proceeds of an Asset Sale or Recovery Event to acquire assets useful in its business (including pursuant to a Permitted Acquisition or an Asset Swap Transaction).

            "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets useful in the Borrower's business.

            "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earlier of (a) the date occurring 365 days after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to acquire assets useful in the Borrower's business with all or any portion of the relevant Reinvestment Deferred Amount, provided that if the Reinvestment Notice with respect to such Reinvestment Event relates to the acquisition of a new Station by the Borrower or any of its Subsidiaries (whether as a result of a Permitted Acquisition, an Asset Swap Transaction or otherwise) and the Borrower or such Subsidiary has filed within 365 days of the Reinvestment Event an application with the FCC for the approval of the transfer of control or assignment of the Station License of such acquired Station, the period specified in paragraph (a) shall be extended to a period equal to five Business Days after the time required for the FCC to issue a Final Order relating to the transfer of control of such Station License.

            "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
      Section 4241 of ERISA.

            "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under the regulations issued pursuant to Section 4043(b) of ERISA.

            "Required Lenders": Lenders, other than Non-Funding Lenders, which collectively are the holders of more than 50% of the sum of (i) the outstanding principal amount of Term Loans, (ii) the aggregate Revolving Credit Commitments (determined without duplication for commitments of the Issuing Lender and the Swingline Lender to issue Letters of Credit or make Swingline Loans) or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit, and (iii) the aggregate Incremental Revolving Loan Amounts or, if the Incremental Revolving Loan Amounts have been terminated, the aggregate outstanding principal amount of Incremental Revolving Loans.

            "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation (including, without limitation, Environmental Laws or rules, regulations or orders, whether addressed to the Borrower or any of its Subsidiaries, of the FCC) or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Responsible Officer": the chief executive officer, the president, any vice president or senior or executive vice president, the treasurer or any assistant treasurer, the secretary or assistant secretary, the chief financial officer (or officer having comparable duties) and the controller of the Borrower or the Permitted Borrower, as the case may be, in each case acting solely in such capacity and without personal liability.

            "Restricted Payment" as defined in subsection 7.6.

            "Revolving Credit Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans, and to participate in Swingline Loans and Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Schedule 1.1A, as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Revolving Credit Commitments as of the Effective Date is $160,000,000. In no event shall the Revolving Credit Commitments include Incremental Revolving Loan Amounts not incorporated in the Revolving Credit Commitments as contemplated by the penultimate sentence of subsection 2.4(d) (in which case such Incremental Revolving Loan Amounts shall not be treated as Incremental Revolving Loan Amounts from and after the Incremental Revolving Loan Closing Date with respect thereto).

            "Revolving Credit Commitment Period": the period from and including the Effective Date to the Revolving Credit Termination Date.

            "Revolving Credit Facility": as defined in the definition of the term "Facility".

            "Revolving Credit Lender": each Lender which has a Revolving Credit Commitment or which has made, or acquired pursuant to an assignment made in accordance with subsection 10.6(b), Revolving Credit Loans or has participations in outstanding Letters of Credit or Swingline Loans.

            "Revolving Credit Loans": as defined in subsection 2.4(a).

            "Revolving Credit Note": as defined in subsection 10.6(e).

            "Revolving Credit Percentage": as to any Revolving Credit Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the aggregate Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Credit Loans then outstanding constitutes of the aggregate principal amount of the Revolving Credit Loans then outstanding).

            "Revolving Credit Termination Date": the earlier of (a) the Scheduled Revolving Credit Termination Date or, if such date is not a Business Day, the Business Day next preceding such date and (b) the date upon which the Revolving Credit Commitments shall be earlier terminated pursuant hereto.

            "Revolving Extensions of Credit": as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding,
      (b) such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding and (c) such Lender's Swingline Exposure at such time. In no event shall the Revolving Extensions of Credit include Incremental Revolving Loans.

            "Sale": as defined in subsection 7.5.

            "Scheduled Revolving Credit Termination Date": March 11, 2010.

            "Security Documents": the collective reference to the Guarantee and Collateral Agreement, the Mortgages, the Parent Guarantee, the Stock Pledge Agreement and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

            "Senior Responsible Officer": the chief executive officer, the president, any senior or executive vice-president, the treasurer, the chief financial officer and the general counsel of the Borrower in each case acting solely in such capacity and without personal liability.

            "Senior Subordinated Notes": the Borrower's 6-1/2 % Senior Subordinated Notes due 2013.

            "Senior Unsecured Indebtedness": unsecured Indebtedness of the Borrower, provided that, to the extent incurred after the Effective Date, such Indebtedness has no maturity, amortization, mandatory redemption or purchase option (other than with asset sale proceeds, subject to the provisions of this Agreement, or following a change of control) or sinking fund payment prior to one year after the Tranche A Maturity Date.

            "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

            "Station Licenses": (a) with respect to the Borrower or any of its Subsidiaries, all authorizations, licenses or permits issued by the FCC and granted or assigned to the Borrower or any of its Subsidiaries, or under which the Borrower or any of its Subsidiaries has the right to operate any Station, together with any extensions or renewals thereof and
      (b) with respect to any other Person, all authorizations, licenses or permits issued by the FCC and granted or assigned to such Person, or under which such Person has the right to operate any Broadcast Station, together with any extensions or renewals thereof.

            "Stations": collectively, the Broadcast Stations owned from time to time by the Borrower and its Subsidiaries. Schedule 1.1D sets forth a complete list of Stations as of the Effective Date.

            "Stock Pledge Agreement": the stock pledge agreement, in substantially the form of Exhibit J (Form of Stock Pledge Agreement) attached hereto, executed and delivered by LIN TV.

            "Subordinated Indebtedness": Indebtedness of the Borrower, including the Senior Subordinated Notes and the Exchangeable Senior Subordinated Debentures, that is subordinated in right of payment to the Obligations, provided that, to the extent incurred after the Effective Date, such Indebtedness has (a) no maturity, amortization, mandatory redemption or purchase option (other than with asset sale proceeds, subject to the provisions of this Agreement, or following a change of control) or sinking fund payment prior to the date that is one year after the Tranche A Maturity Date, (b) no financial maintenance covenants and (c) customary subordination provisions as shall be reasonably satisfactory to the Administrative Agent.

            "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

            "Subsidiary Guarantor": each Subsidiary of the Borrower party to the Guarantee and Collateral Agreement.

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                                                                              26

            "Swingline Exposure": at any time, the aggregate principal amount of all outstanding Swingline Loans at such time. The Swingline Exposure of any Revolving Credit Lender at any time shall mean its Revolving Credit Percentage of the aggregate Swingline Exposure at such time.

            "Swingline Lender": as defined in the introductory paragraph of this Agreement.

            "Swingline Loan Commitment": the obligation of the Swingline Lender to make Swingline Loans to the Borrower hereunder. The original amount of the Swingline Loan Commitment is $50,000,000.

            "Swingline Loan Participation Certificate": a certificate in substantially the form of Exhibit H.

            "Swingline Loans": as defined in subsection 2.4(c)(i).

            "Swingline Note": as defined in subsection 10.6(e).

            "Syndication Agent": as defined in the introductory paragraph of this Agreement.

            "Term Loans": the Tranche A Term Loans and the Incremental Term Loans made by the Lenders to the Borrower and the Permitted Borrower pursuant to subsection 2.1.

            "Term Note": as defined in subsection 10.6(e).

            "Test Period": any period of four consecutive fiscal quarters of the Borrower most recently ended.

            "Total Revolving Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Credit Lenders at such time.

            "Tranche A Maturity Date": March 11, 2011.

            "Tranche A Term Loan Commitments": the sum of (i) the Borrower Tranche A Term Loan Commitments and (ii) the Permitted Borrower Tranche A Term Loan Commitments. The aggregate amount of the Tranche A Term Loan Commitments on the Effective Date is $170,000,000.

            "Tranche A Term Loan Facility": as defined in the definition of the term "Facility".

            "Tranche A Term Loan Lender": each Lender which has a Tranche A Term Loan Commitment or which has made, or acquired pursuant to an assignment made in accordance with subsection 10.6(b), a Tranche A Term Loan.

            "Tranche A Term Loan Percentage": as to any Tranche A Term Loan Lender at any time, the percentage which such Lender's Tranche A Term Loan Commitment then constitutes of the aggregate Tranche A Term Loan Commitments (or, at any time after the Effective Date, the percentage which the principal amount of such Lender's Tranche A Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche A Term Loans then outstanding).

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                                                                              27

            "Tranche A Term Loans": as defined in subsection 2.1(a).

            "Transferee": as defined in subsection 10.6(f).

            "Type": as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

            "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be revised from time to time.

            "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

            "Wholly Owned Subsidiary Guarantor": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

            1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

            (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

            (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall".

            (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

               SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

            2.1 Term Commitments. (a) Subject to the terms and conditions hereof, each Tranche A Term Loan Lender severally agrees to make term loans ("Tranche A Term Loans") to (i) the Borrower on the Effective Date in a principal amount equal to the Borrower Tranche A Term Loan Commitment of such Lender and (ii) the Permitted Borrower on the Effective Date in a principal amount equal to the Permitted Borrower Tranche A Term Loan Commitment of such Lender.

            (b) The Borrower, the Permitted Borrower and all or certain of the Lenders may from time to time agree that such Lenders shall become Incremental Lenders under an Incremental Term Loan Facility or increase the principal amount of their Incremental Term Loans under any Incremental Term Loan Facility by executing and delivering to the Administrative Agent an Incremental Term Loan Activation Notice specifying (i) the respective Incremental Term Loan

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                                                                              28

Amount of such Incremental Lenders, (ii) the applicable Incremental Term Loan Closing Date, (iii) the applicable Incremental Term Loan Maturity Date, (iv) the amortization schedule for the applicable Incremental Term Loans, which shall comply with subsection 2.3(b) and (v) the Applicable Margin for the Incremental Term Loans to be made pursuant to such Incremental Term Loan Activation Notice, and which shall be otherwise duly completed. Each Incremental Lender that is a signatory to an Incremental Term Loan Activation Notice severally agrees, on the terms and conditions of this Agreement, to make a term loan (an "Incremental Term Loan") to either or both of the Borrower and the Permitted Borrower, as specified in such Incremental Term Loan Activation Notice, on the Incremental Term Loan Closing Date specified in such Incremental Term Loan Activation Notice in a principal amount equal to the Incremental Term Loan Amount of such Incremental Lender specified in such Incremental Term Loan Activation Notice. Subject to the terms and conditions of this Agreement, the Borrower or Permitted Borrower, as applicable, may convert Incremental Term Loans of one Type into Incremental Term Loans of another Type (as provided in subsection 2.10) or continue Incremental Term Loans of one Type as Incremental Term Loans of the same Type (as provided in subsection 2.10). Incremental Term Loans that are prepaid may not be reborrowed. Nothing in this subsection 2.1(b) shall be construed to obligate any Lender to execute an Incremental Term Loan Activation Notice. Notwithstanding the foregoing, the aggregate amount of Incremental Term Loans outstanding under all Incremental Term Loan Facilities, together with the aggregate amount of Incremental Revolving Amounts available under all Incremental Revolving Loan Facilities (including any incorporated into the Revolving Credit Commitments pursuant to the penultimate sentence of subsection 2.4(d)), shall at no time exceed $350,000,000.

            (c) The Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and the Permitted Borrower, as applicable, and notified to the Administrative Agent in accordance with subsections 2.2 and 2.10.

            2.2 Procedure for Term Loan Borrowing. (a) The Borrower and the Permitted Borrower shall give the Administrative Agent irrevocable written (or telephonic promptly confirmed in writing) notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (i) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (ii) one Business Day prior to the requested Borrowing Date, in the case of ABR Loans (except that such notice must be received by the Administrative Agent prior to 9:00 a.m., New York City time, on the Effective Date in the case of ABR Loans requested to be borrowed on such date)) requesting that the Tranche A Term Loan Lenders make the Tranche A Term Loans on such Borrowing Date and specifying the amount to be borrowed. Upon receipt of such notice the Administrative Agent shall promptly notify each Tranche A Term Loan Lender thereof. Not later than 12:00 Noon, New York City time, on such Borrowing Date, each Tranche A Term Loan Lender shall make available to the Administrative Agent at its office specified in subsection 10.2 an amount in immediately available funds equal to the Tranche A Term Loans to be made by such Lender. The Administrative Agent shall credit the account of the Borrower and the Permitted Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Tranche A Term Loan Lenders in like funds as received by the Administrative Agent.

            (b) The Borrower or the Permitted Borrower, as the case may be, shall give the Administrative Agent irrevocable written (or telephonic promptly confirmed in writing) notice of the borrowing of any Incremental Term Loans under any Incremental Term Loan Facility (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (i) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or
(ii) one

Business Day prior to the requested Borrowing Date, in the case of ABR Loans), specifying (A) the amount and Type of Incremental Term Loans to be borrowed, (B) the requested Borrowing Date and (C) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Each borrowing under any Incremental Term Loan Facility shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $100,000 in excess thereof. Upon receipt of any such notice with respect to an Incremental Term Loan Facility, the Administrative Agent shall promptly notify each relevant Incremental Lender thereof. Each relevant Incremental Lender will make its respective Incremental Term Loan available to the Administrative Agent for the account of the Borrower or the Permitted Borrower, as applicable, at the office of the Administrative Agent specified in subsection 10.2 prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower or Permitted Borrower, as applicable, in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower or the Permitted Borrower, as applicable, by the Administrative Agent crediting the relevant account on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the applicable Lenders and in like funds as received by the Administrative Agent. The provisions of the paragraph shall be subject to any applicable limitations or requirements in the relevant Incremental Term Loan Activation Notice.

            2.3 Repayment of Term Loans. (a) The Tranche A Term Loan of each Lender made to the Borrower and the Tranche A Term Loan of each Lender made to the Permitted Borrower shall mature in consecutive quarterly installments payable by the Borrower and the Permitted Borrower, respectively, on the last day of March, June, September and December of each year, - commencing on March 31, 2006. Each such installment shall be (i) with respect to installments payable prior to the Tranche A Maturity Date, in an aggregate amount equal to such Lender's Tranche A Term Loan Percentage multiplied by 4,250,000 and (ii) with respect to the installments payable on the Tranche A Maturity Date, in an amount equal to such Lender's Tranche A Term Loan Percentage multiplied by the then outstanding aggregate principal amount of the Tranche A Term Loans.

            (b) The Incremental Term Loans made after the Effective Date, if any, of each Incremental Lender shall mature in such installments as are specified in the Incremental Term Loan Activation Notice pursuant to which such Incremental Term Loans were made; provided that such Incremental Term Loans shall have an average weighted life not less than that of the then outstanding Tranche A Term Loans.

            2.4 Revolving Credit Commitments; Incremental Revolving Loans. (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding, when added to such Lender's Swingline Exposure at such time and Revolving Credit Percentage of the L/C Obligations then outstanding, does not exceed the amount of such Lender's Revolving Credit Commitment. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying and reborrowing the Revolving Credit Loans in whole or in part, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.5 and 2.10, provided that no Revolving

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                                                                              30

Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Scheduled Revolving Credit Termination Date.

            (b) The Borrower shall repay all outstanding Revolving Credit Loans on the Revolving Credit Termination Date and all outstanding Swingline Loans on the earlier of the Revolving Credit Termination Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least three Business Days after such Swingline Loan is made.

            (c) (i) Subject to the terms and conditions hereof, the Swingline Lender agrees to make swingline loans ("Swingline Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding not to exceed $50,000,000, provided that at no time may the Total Revolving Extensions of Credit exceed the aggregate Revolving Credit Commitments. During the Revolving Credit Commitment Period, the Borrower may use the Swingline Loan Commitment by borrowing, prepaying, in whole or in part, and reborrowing the Swingline Loans, all in accordance with the terms and conditions hereof. All Swingline Loans shall be ABR Loans. The Borrower shall give the Swingline Lender irrevocable written (or telephonic promptly confirmed in writing) notice (which notice must be received by the Swingline Lender prior to 12:00 noon New York City time) on the requested Borrowing Date specifying the amount of the requested Swingline Loan which shall be in an aggregate minimum amount of $100,000, or a whole multiple of $25,000 in excess thereof. Each such notice shall be given by the Borrower in the form of Exhibit J. The proceeds of the Swingline Loan will be made available by the Swingline Lender to the Borrower at the office of the Swingline Lender by 2:00 p.m. New York City time on the Borrowing Date by crediting the account of the Borrower at such office with such proceeds. The Borrower may, at any time and from time to time, prepay the Swingline Loans, in whole or in part, without premium or penalty, by notifying the Swingline Lender prior to 12:00 noon New York City time on any Business Day of the date and amount of prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments shall be in an aggregate principal amount of $100,000, or a whole multiple of $25,000 in excess thereof.

            (ii) The Swingline Lender, at any time in its sole and absolute discretion, may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), and without regard to the minimum amounts in subsection 2.5, request each Revolving Credit Lender including the Swingline Lender to make a Revolving Credit Loan in an amount equal to such Lender's Revolving Credit Percentage of the amount of the Swingline Loans outstanding on the date such notice (a copy of which shall be provided to the Borrower) is given (the "Refunded Swingline Loans"). Unless any of the events described in paragraph (f) of Section 8 shall have occurred with respect to the Borrower (in which event the procedures of subparagraph (iii) of this subsection 2.4(c) shall apply), each Revolving Credit Lender shall make the proceeds of its Revolving Credit Loan available to the Administrative Agent for the account of the Swingline Lender at the office of the Administrative Agent specified in subsection 10.2 prior to 1:00 p.m. New York City time in immediately available funds on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Refunded Swingline Loans. The Administrative Agent shall notify the Borrower of any repayment of the Refunded Swingline Loans hereunder. Effective on the day such Revolving Credit Loans are made, the portion of such Loans so paid shall no longer be outstanding as Swingline Loans, shall no longer be due under any Swingline Note and shall be Revolving Credit Loans made by the Revolving Credit Lenders in accordance with their respective Revolving Credit Percentages. The Borrower authorizes the Swingline Lender to charge its account with the Administrative Agent (up to the amount available in each such account) upon any Refunded Swingline Loan becoming due, after the expiration of any applicable cure period, in order to immediately pay the amount of such Refunded Swingline Loan to the extent amounts received from the Revolving Credit Lenders were not sufficient to repay in full such Refunded Swingline Loan.

            (iii) If prior to the making of a Revolving Credit Loan pursuant to subparagraph (ii) of this subsection 2.4(c) one of the events described in paragraph (f) of Section 8 shall have occurred and be continuing with respect to the Borrower, each Revolving Credit Lender will, on the date such Revolving Credit Loan was to have been made pursuant to the notice in subsection 2.4(c)(ii), purchase an undivided participating interest in the Refunded Swingline Loan in an amount equal to (i) its Revolving Credit Percentage times
(ii) the Refunded Swingline Loans. Each Revolving Credit Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation, and upon receipt thereof the Swingline Lender will deliver to such Revolving Credit Lender a Swingline Loan Participation Certificate dated the date of receipt of such funds and in such amount. The Administrative Agent shall notify the Borrower of any participations in a Refunded Swingline Loan acquired hereunder.

            (iv) Whenever, at any time after any Revolving Credit Lender has purchased a participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Revolving Credit Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Revolving Credit Lender will return to the Swingline Lender any portion thereof previously distributed by the Swingline Lender to it.

            (v) Each Revolving Credit Lender's obligation to make the Loans referred to in subsection 2.4(c)(ii) and to purchase participating interests pursuant to subsection 2.4(c)(iii) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or an Event of Default; (C) any adverse change in the condition (financial or otherwise) of the Borrower; (D) any breach of this Agreement or any other Loan Document by the Borrower or any of its Subsidiaries or any other Lender; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

            (d) The Borrower and all or certain of the Lenders may from time to time agree that such Lenders shall become Incremental Lenders under an Incremental Revolving Facility or increase the principal amount of their Incremental Revolving Loans under any Incremental Revolving Facility by executing and delivering to the Administrative Agent an Incremental Revolving Activation Notice specifying (i) the respective Incremental Revolving Loan Amount of such Incremental Lenders, (ii) the applicable Incremental Revolving Loan Closing Date, (iii) the applicable Incremental Revolving Loan Maturity Date and (iv) the Applicable Margin and the Commitment Fee Rate for the Incremental Revolving Loans and the unused Incremental Revolving Loan Amount to be made available pursuant to such Incremental Revolving Loan Activation Notice, and which shall be otherwise duly completed. Each Incremental Lender that is a signatory to an Incremental Revolving Loan Activation Notice severally agrees, on the terms and conditions of this Agreement, to make revolving credit loans (each, an "Incremental Revolving Loan") to the Borrower from time to time on or after the Incremental Revolving Loan Closing Date specified in such Incremental Revolving Loan Activation Notice in an aggregate principal amount outstanding at any time up to but not exceeding the amount of the Incremental Revolving Loan Amount of such Incremental Lender specified in such Incremental Revolving Loan Activation Notice. Subject to the terms and conditions of this Agreement, the Borrower may convert Incremental Revolving Loans to another Type (as provided in subsection 2.10) or continue Incremental Revolving Loans of one Type as Incremental Revolving Loans of the same Type (as provided in subsection 2.10). The Borrower may use the Incremental Revolving Loan Amounts by borrowing, prepaying and reborrowing the Incremental Revolving Loans in whole or in part, all in accordance with the terms and conditions hereof. Nothing in this subsection 2.4(d) shall be construed to obligate any Lender to execute an Incremental Revolving Loan Activation Notice. Notwithstanding the foregoing, the aggregate amount of Incremental Revolving Loan Amounts available under all Incremental Revolving Loan Facilities, together with the aggregate amount of Incremental Term Loans outstanding under all Incremental Term Loan Facilities, shall at no time exceed $350,000,000. An Incremental Revolving Loan Facility may take the form of an increase to the Revolving Credit Facility or any other Incremental Revolving Loan Facility and, if so, shall be treated thereunder accordingly and the Administrative Agent may specify procedures as reasonably determined by it to effect an incorporation of such Incremental Revolving Loan Facility therein. Letters of Credit and Swingline Loans shall not be made under any Incremental Revolving Loan Facility which is not incorporated in the Revolving Credit Facility.

            (e) The Borrower shall give the Administrative Agent irrevocable written (or telephonic promptly confirmed in writing) notice of each borrowing of Incremental Revolving Loans under any Incremental Revolving Facility which is not incorporated in the Revolving Credit Facility (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (i) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (ii) one Business Day prior to the requested Borrowing Date, in the case of ABR Loans), specifying (A) the amount and Type of Incremental Revolving Loan to be borrowed, (B) the requested Borrowing Date and (C) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Each such notice shall be given by the Borrower in the form of Exhibit J. Each borrowing under any Incremental Revolving Loan Facility shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof (or, if the then aggregate available Incremental Revolving Loan Amounts are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $100,000 in excess thereof. Upon receipt of any such notice with respect to an Incremental Revolving Loan Facility from the Borrower, the Administrative Agent shall promptly notify each relevant Incremental Lender thereof. Each relevant Incremental Lender will make its respective Incremental Revolving Loan available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 10.2 prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the applicable Lenders and in like funds as received by the Administrative Agent. The provisions of the paragraph shall be subject to any applicable limitations or requirements in the relevant Incremental Revolving Loan Activation Notice.

            (f) No Lender shall at any time be required to agree to a request of the Borrower to increase its Revolving Credit Commitment hereunder.

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                                                                              33

            (g) On the date any increase in the aggregate Revolving Credit Commitments becomes effective pursuant to this subsection 2.4, (i) the Borrower agrees to prepay any outstanding Revolving Credit Loans with the proceeds of new Revolving Credit Loans in order to make the then outstanding Revolving Credit Loans ratable in accordance with the then effective Revolving Credit Commitments and (ii) the participating interests in the then outstanding Letters of Credit shall be deemed to be reallocated among the Revolving Credit Lenders in order to make the participating interests in each such Letter of Credit ratable in accordance with the then effective Revolving Credit Commitments (and interest and letter of credit commissions for any relevant period shall be paid to the Revolving Credit Lenders based on the allocation set forth in this paragraph).

            2.5 Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable written (or telephonic promptly confirmed in writing) notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of ABR Loans), specifying
(i) the amount and Type of Revolving Credit Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Each such notice shall be given by the Borrower in the form of Exhibit J. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (A) in the case of ABR Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and (B) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $100,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 10.2 prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Credit Lenders and in like funds as received by the Administrative Agent.

            2.6 Commitment Fees, etc. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender and each Incremental Lender with an Incremental Revolving Loan Amount a commitment fee for the period from and including the Effective Date or the date of the Incremental Revolving Loan Activation Notice with respect thereto to the last day of the Revolving Credit Commitment Period or the commitment period with respect thereto, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender or of the unused Incremental Revolving Loan Amount, as the case may be, during the period for which payment is made, payable quarterly in arrears on each Fee Payment Date, commencing on the first Fee Payment Date to occur after the Effective Date or the date of the Incremental Revolving Loan Activation Notice, as the case may be. For purposes of calculating commitment fees under this subsection 2.6(a) only, no portion of the Revolving Credit Commitments shall be deemed utilized as a result of outstanding Swingline Loans (other than Refunded Swingline Loans).

            (b) The Borrower agrees to pay the Administrative Agent and the Joint Lead Arrangers the fees in the amounts and on the dates agreed to in writing by the Borrower and the Administrative Agent and Joint Lead Arrangers.

            2.7 Termination or Reduction of Commitments. (a) The Tranche A Term Loan Commitments shall be automatically and permanently terminated at 5:00 p.m., New York City time, on the Effective Date. The Revolving Credit Commitments shall be automatically and permanently terminated at 5:00 p.m., New York City time, on the Revolving Credit Termination Date.

            (b) The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or any Incremental Revolving Loan Amounts or, from time to time, to reduce the amount thereof, provided that (i) no such termination or reduction with respect to Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Swingline Loans and the Revolving Credit Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Revolving Credit Commitments then in effect and (ii) no such termination or reduction of with respect to any Incremental Revolving Loan Amount shall result in the aggregate outstanding principal amount of the related Incremental Revolving Loans being greater than such Incremental Revolving Loan Amount as so reduced or terminated. Any reduction pursuant to this subsection 2.7(b) shall be in an amount equal to $1,000,000, or a whole multiple of $100,000 in excess thereof, and shall reduce permanently the Revolving Credit Commitments then in effect or the Incremental Revolving Loan Amount then in effect, as the case may be. Upon receipt of any notice pursuant to this subsection 2.7(b), the Administrative Agent shall promptly notify each Revolving Credit Lender, each affected Incremental Lender, and the Swingline Lender, as applicable, of the contents thereof.

            (c) Each notice of termination or reduction delivered by the Borrower or the Permitted Borrower under this subsection 2.7 shall be irrevocable, provided that any such notice may state that such notice is conditioned upon effectiveness of other financing, in which case such notice may be revoked by the Borrower or the Permitted Borrower, as applicable, by notice to the Administrative Agent on or prior to the specified effective date if such condition is not satisfied.

            2.8 Optional Prepayments. The Borrower or the Permitted Borrower, in the case of the Term Loans, may at any time and from time to time prepay its Loans, in whole or in part, without premium or penalty, upon written (or telephonic promptly confirmed in writing) notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans

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                                                                              35

and at least one Business Day prior thereto in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each, provided that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower or the Permitted Borrower, as applicable, shall also pay any amounts owing pursuant to subsection 2.18. Each notice of prepayment delivered by the Borrower or the Permitted Borrower under this subsection 2.8 shall be irrevocable, provided that any such notice may state that such notice is conditioned upon effectiveness of other financing, in which case such notice may be revoked by the Borrower or the Permitted Borrower, as applicable, by notice to the Administrative Agent on or prior to the specified effective date if such condition is not satisfied. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given (and not revoked), the amount specified in such notice shall be due and payable on the date specified therein. Amounts prepaid on account of the Term Loans may not be reborrowed. Partial prepayments of Eurodollar Loans shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $100,000 in excess thereof. Partial prepayments of ABR Loans (other than Swingline Loans) shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $100,000 thereof. Optional prepayments on account of the Term Loans shall be allocated among the Term Loans under the Tranche A Term Loan Facility and any Incremental Term Loan Facilities ratably based on the outstanding principal amount of the Term Loans under each such Facility and applied to the then remaining installments under each such Facility in accordance with subsection 2.15(d). Any optional prepayment of the Tranche A Term Loans will be allocated by the Borrower between the Tranche A Term Loans made to the Borrower and the Tranche A Term Loans made to the Permitted Borrower as directed by the Borrower in a notice to the Administrative Agent prior to any such prepayment.

            2.9 Mandatory Prepayments. (a) If on any date the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then (i) unless a Reinvestment Notice shall be delivered in respect thereof, the Adjusted Net Cash Proceeds (if any) with respect to such Asset Sale or Recovery Event shall be applied, within five Business Days after such date, toward the prepayment of the Term Loans, and (ii) if a Reinvestment Notice shall have been delivered in respect thereof, on the applicable Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans.

            (b) Prepayments of the Term Loans required by the provisions of this subsection 2.9 shall be applied to the prepayment of the Incremental Term Loans and the Tranche A Term Loans ratably based on the principal amount of the Term Loans outstanding under each such Facility in accordance with subsection 2.15(d). Prepayments of the Term Loans will be allocated to the Term Loans made to the Borrower and to the Term Loans made to the Permitted Borrower as directed by the Borrower in a notice to the Administrative Agent prior to any such prepayment. The Administrative Agent shall promptly notify each Term Loan Lender of such direction.

            (c) The application of any prepayment pursuant to this subsection
2.9 shall be made first to ABR Loans and second to Eurodollar Loans. Amounts prepaid on account of the Term Loans may not be reborrowed. In no event shall any prepayment required pursuant to this subsection 2.9 result in the reduction of the permitted aggregate amount of the Incremental Term Loan Facilities and the Incremental Revolving Loan Facilities or in the aggregate Revolving Credit Commitments.

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                                                                              36

            (d) Notwithstanding the foregoing provisions of this subsection 2.9, if at any time the mandatory prepayment of any Loans pursuant to this Agreement would result, after giving effect to the procedures set forth in this Agreement, in the Borrower or the Permitted Borrower, as the case may be, incurring costs under subsection 2.16, 2.17 or 2.18 as a result of Eurodollar Loans ("Affected Eurodollar Loans") being prepaid other than on the last day of an Interest Period applicable thereto, which costs are required to be paid pursuant to subsection 2.18, then, the Borrower or the Permitted Borrower, as the case may be, may, in its sole discretion, initially deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of the Affected Eurodollar Loans with the Administrative Agent (which deposit must be equal in amount to the amount of the Affected Eurodollar Loans not immediately prepaid) to be held as security for the obligations of the Borrower or the Permitted Borrower, as the case may be, to make such mandatory prepayment pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent, with such cash collateral to be directly applied upon the first occurrence (or occurrences) thereafter of the last day of an Interest Period applicable to the relevant Loan that is a Eurodollar Loan (or such earlier date or dates as shall be requested by the Borrower or the Permitted Borrower, as the case may be), to repay an aggregate principal amount of such Loan equal to the Affected Eurodollar Loans not initially repaid pursuant to this sentence.

            2.10 Conversion and Continuation Options. (a) The Borrower and the Permitted Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least one Business Day's prior irrevocable written (or telephonic promptly confirmed in writing) notice of such election (but no later than 12:00 Noon, New York City time on the Business Day immediately prior to such election), provided that unless the Borrower or Permitted Borrower, as applicable, elects to deposit with the Administrative Agent the amount of any breakage costs and other Eurodollar Loans related costs to be incurred by the Borrower or Permitted Borrower under this Agreement with respect to any prepayment or conversion of such Eurodollar Loans prior to the end of an Interest Period, any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower and the Permitted Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable written (or telephonic promptly confirmed in writing) notice of such election by 12:00 Noon, New York City time (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined that such a conversion is not appropriate or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

            (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower or Permitted Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a continuation is not appropriate or (ii) after the date that is one month prior to the final scheduled termination or maturity date of any Facility, and provided further that if the Borrower or Permitted Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Eurodollar Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

            2.11 Minimum Amounts and Maximum Number of Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (a) the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $100,000 in excess thereof, (b) no more than eight Eurodollar Tranches under a particular Facility shall be outstanding at any one time and (c) no more than 12 Eurodollar Tranches in the aggregate shall be outstanding at any one time.

            2.12 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

            (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

            (c) Upon the occurrence and during the continuance of an Event of Default under subsection 8(a), (i) all outstanding Loans and any overdue amounts hereunder shall bear interest at a rate per annum which is (A) in the case of overdue principal of any Loan, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection 2.12 plus 2% or
(B) in the case of overdue Reimbursement Obligations, interest, commitment fees or other amounts, the rate applicable to ABR Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate applicable to ABR Loans under the Revolving Credit Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after judgment as well as before judgment).

            (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this subsection 2.12 shall be payable from time to time on demand.

            2.13 Computation of Interest and Fees. (a) Interest, fees and other amounts payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower, the Permitted Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower, the Permitted Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

            (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower, the Permitted

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                                                                              38

Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsections 2.12.

            2.14 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

            (a) the Administrative Agent shall have determined (which determination, absent manifest error, shall be conclusive and binding upon the Borrower and the Permitted Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

            (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower, the Permitted Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted to ABR Loans on the last day of the Interest Period applicable thereto. Until such notice has been withdrawn by the Administrative Agent (which the Administrative Agent agrees to do when the circumstances that prompted delivery of such notice no longer exist), no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower or the Permitted Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

            2.15 Pro Rata Treatment and Payments.(a) (a) Each borrowing by the Borrower, or in the case of the Tranche A Term Loan Facility or an Incremental Term Loan Facility, the Permitted Borrower, from the Lenders hereunder, each payment on account of any commitment fee, letter of credit fee, interest or principal and any reduction of any of the commitments of the Lenders shall be made, with regard to the applicable Facility, pro rata according to the respective Tranche A Term Loan Percentages, Incremental Term Loan Percentages, Revolving Credit Percentages, or Incremental Revolving Loan Percentages, as the case may be, of the relevant Lenders.

            (b) Whenever (i) any payment received by the Administrative Agent under this Agreement or any Note or (ii) any other amounts received by the Administrative Agent for or on behalf of the Borrower or, as the case may be, the Permitted Borrower (including, without limitation, proceeds of collateral or payments under any guarantee) is insufficient to pay in full all amounts then due and payable to the Administrative Agent and the Lenders under this Agreement and any Note, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the following order: first, to the payment of fees and expenses due and payable to the Administrative Agent under and in connection with this Agreement; second, to the payment of all expenses due and payable under subsection 10.5, ratably among the Administrative Agent and the Lenders in accordance with the aggregate amount of such payments owed to the Administrative Agent and each such Lender; third, to the payment of fees due and payable under subsections 2.6 and 3.3, ratably among the Revolving Credit Lenders in accordance with the

Revolving Credit Commitment of each Revolving Credit Lender, the Tranche A Term Loan Lenders in accordance with the Tranche A Term Loan Commitments of each Tranche A Term Loan Lender, the Incremental Lenders in accordance with the Incremental Term Loan Amounts and Incremental Revolving Loan Amounts of each Incremental Lender and, in the case of the Issuing Lenders, the amount retained by each Issuing Lender for its own account pursuant to subsection 3.3(a); fourth, to the payment of interest then due and payable under the Loans, ratably in accordance with the aggregate amount of interest owed to each such Lender; and fifth, to the payment of the principal amount of the Loans and the L/C Obligations then due and payable and, in the case of proceeds of collateral or payments under any guarantee, to the payment of any other obligations to any Lender not covered in first through fourth above ratably secured by such collateral or ratably guaranteed under any such guarantee, ratably among the Lenders in accordance with the aggregate principal amount and, in the case of proceeds of collateral or payments under any guarantee, the obligations secured or guaranteed thereby owed to each such Lender.

            (c) If any Revolving Credit Lender or Incremental Lender with an Incremental Revolving Loan Amount (each, a "Non-Funding Lender") has (x) failed to make a Revolving Credit Loan or Incremental Revolving Loan required to be made by it hereunder, and the Administrative Agent has determined that such Revolving Credit Lender is not likely to make such Revolving Credit Loan or Incremental Revolving Loan, as the case may be, or (y) given notice to the Borrower or the Administrative Agent that it will not make, or that it has disaffirmed or repudiated any obligation to make, any Revolving Credit Loans or any Incremental Revolving Loans, in each case by reason of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, or otherwise, any payment made on account of the principal of the Revolving Credit Loans or Incremental Revolving Loans outstanding shall be made as follows:

            (i) with respect to Revolving Credit Loans or Incremental Revolving Credit Loans, in the case of any such payment made on any date when and to the extent that, in the determination of the Administrative Agent, the Borrower would be able, under the terms and conditions hereof, to reborrow the amount of such payment under the Revolving Credit Commitments or Incremental Revolving Loan Amounts and to satisfy any applicable conditions precedent set forth in subsection 5.2 to such reborrowing, such payment shall be made on account of the outstanding Revolving Credit Loans or Incremental Revolving Credit Loans held by the Revolving Credit Lenders other than the Non-Funding Lender pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans of such Revolving Credit Lenders or of the Incremental Revolving Loans of such Incremental Lender, as the case may be;

            (ii) otherwise, such payment shall be made on account of the outstanding Revolving Credit Loans held by the Revolving Credit Lenders or the Incremental Revolving Loans held by the Incremental Lender, as the case may be, pro rata according to the respective outstanding principal amounts of such Revolving Credit Loans or such Incremental Revolving Loans, as the case may be; and

            (iii) any payment made on account of interest on the Revolving Credit Loans or the Incremental Revolving Loans, as the case may be, shall be made pro rata according to the respective amounts of accrued and unpaid interest due and payable on the Revolving Credit Loans or the Incremental Revolving Loans, as the case may be, with respect to which such payment is being made.

The Borrower agrees to give the Administrative Agent such assistance in making any determination pursuant to this paragraph as the Administrative Agent may reasonably request. Any such determination by the Administrative Agent shall be conclusive and binding on the Lenders.

            (d) Subject to subsection 2.15(b), subsection 2.8 and subsection 2.9(b), each payment (including each prepayment) on account of principal of and interest on the Tranche A Term Loans and Incremental Term Loans made to the Borrower, and each payment (including each prepayment) on account of principal of and interest on the Tranche A Term Loans or any Incremental Term Loans made to the Permitted Borrower shall be made to the applicable Lenders pro rata according to the respective outstanding principal amounts of the applicable Term Loans then held by the applicable Lenders. The amount of each payment on account of principal of the Tranche A Term Loans or Incremental Term Loans made to the Borrower or the Permitted Borrower shall be applied to reduce the then remaining installments of such Tranche A Term Loans or Incremental Term Loans pro rata based upon the respective then remaining principal amounts thereof.

            (e) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans or any Incremental Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans or such Incremental Revolving Loans then held by the applicable Lenders (subject to subsection 2.4(g)).

            (f) All payments (including prepayments) to be made hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 2:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in subsection 10.2, in Dollars and in immediately available funds. Payments received by the Administrative Agent after such time shall be deemed to have been received on the next Business Day. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day (except, in the case of Eurodollar Loans, as otherwise provided in clause (i) of the definition of "Interest Period"). In the case of any extension of any payment of principal pursuant to the preceding sentence, interest thereon shall be payable at the then applicable rate during such extension.

            (g) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing Date that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the greater of the daily average Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection 2.15(g) shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the Borrower. The failure of any Lender to make any Loan to be made by it shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on such Borrowing Date.

            2.16 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Effective Date:

            (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for (A) Non-Excluded Taxes covered by subsection 2.17 and (B) the establishment of a tax based on the net income of such Lender and changes in the rate of tax on the net income of such Lender, or any franchise taxes, or any branch profits imposed on such Lender);

            (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

            (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable, provided that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic or regulatory manner) to designate a different Eurodollar lending office if the making of such designation would allow the Lender or its Eurodollar lending office to continue to perform its obligations to make Eurodollar Loans or to continue to fund or maintain Eurodollar Loans and avoid the need for, or materially reduce the amount of, such increased cost. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection 2.16, it shall promptly notify the Borrower or the Permitted Borrower, as the case may be, through the Administrative Agent, of the event by reason of which it has become so entitled. If the Borrower or the Permitted Borrower notifies the Administrative Agent within ten Business Days after any Lender notifies the Borrower or the Permitted Borrower of any increased cost pursuant to the foregoing provisions of this subsection 2.16(a), the Borrower or the Permitted Borrower may convert all Eurodollar Loans of such Lender then outstanding into ABR Loans in accordance with subsection 2.10 and shall, additionally, reimburse such Lender for any cost in accordance with subsection 2.18.

            (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the Effective Date shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender, to the Borrower or the Permitted Borrower, through the Administrative Agent, of a written request therefor, the Borrower or the Permitted Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

            (c) A certificate as to any additional amounts payable pursuant to this subsection 2.16, showing in reasonable detail the calculation thereof and certifying that it is generally charging such costs to other similarly situated borrowers under similar credit facilities, submitted by any Lender through the Administrative Agent shall be conclusive in the absence of manifest error, provided that the determination of such amounts shall be made in good faith in a manner generally consistent with such Lender's standard practices. The obligations of the Borrower and the Permitted Borrower pursuant to this subsection 2.16 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder for a period of nine months thereafter.

            2.17 Taxes. (a) Except as provided below in this subsection, all payments made by the Borrower or Permitted Borrower, as the case may be, under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding income taxes (including alternative minimum taxes), franchise taxes (imposed on or measured by net income), and taxes imposed on branch profits imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Borrower or Permitted Borrower, as the case may be, shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof to the extent such Lender's compliance with the requirements of subsection 2.17(b) at the time such Lender becomes a party to this Agreement fails to establish a complete exemption from such withholding or to the extent such failure to establish a complete exemption from such withholding thereafter is attributable to the actions or omissions of such Lender. Whenever any Non-Excluded Taxes are payable by the Borrower or Permitted Borrower, as the case may be, as promptly as possible thereafter the Borrower

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                                                                              43

or Permitted Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower or Permitted Borrower showing payment thereof. If the Borrower or Permitted Borrower, as the case may be, fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority (except when such failure results from act or omission of a Lender) or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection 2.17 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder for a period of nine months thereafter.

            (b) Each Lender (or Transferee) that is not a United States person within the meaning of Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Borrower, the Permitted Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) three copies of either U.S. Internal Revenue Service Form W-8ECI or Form W-8BEN, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8BEN, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8BEN, an annual certificate representing, under penalty of perjury, that such Non-U.S. Lender is not a "bank" for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U. S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower or the Permitted Borrower, as the case may be, under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non U.S. Lender shall deliver such forms on or before the expiration or obsolescence and promptly upon the invalidity of any form previously delivered by such Non-U.S. Lender and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower, the Permitted Borrower or the Administrative Agent for filing and completing such forms. Each Non-U.S. Lender (and, if applicable, any other Lender or Transferee) agrees, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower or the Permitted Borrower, as the case may be, (for the benefit of the Borrower, the Permitted Borrower and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments of interest under this Agreement or the other Loan Documents. Each Non-U.S. Lender shall promptly notify the Borrower or the Permitted Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower or the Permitted Borrower, as the case may be (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this subsection 2.17(b), a Non-U.S. Lender shall not be required to deliver any form pursuant to this subsection 2.17(b) that such Non-U.S. Lender is not legally able to deliver. If the Administrative Agent or any Lender (or Transferee) receives a refund in respect of Non-Excluded Taxes paid by the Borrower or the Permitted Borrower, as the case may be, it shall promptly pay such refund, together with any other amounts paid by the Borrower or the Permitted Borrower, as the case may be, in connection with such refunded Non-Excluded Taxes, to

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                                                                              44

the Borrower or the Permitted Borrower, as the case may be, net of all out-of-pocket expenses of such Lender incurred in obtaining such refund, provided that the Borrower or the Permitted Borrower, as the case may be, agrees to promptly return such refund to the Administrative Agent or the applicable Lender if it receives notices from the Administrative Agent or applicable Lender that such Administrative Agent or Lender is required to repay such refund.

            2.18 Indemnity. The Borrower or the Permitted Borrower, as applicable, agrees to indemnify each Lender and to hold each Lender harmless from any loss (excluding loss of profit) or expense which such Lender actually incurs as a consequence of (a) withdrawal of notice given by the Borrower or the Permitted Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower or the Permitted Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) failure by the Borrower or the Permitted Borrower to make any prepayment of a Eurodollar Loan after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this subsection 2.18, showing in reasonable detail the calculation thereof, submitted to the Borrower or the Permitted Borrower, as applicable, by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder for a period of one month thereafter.

            2.19 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of subsection 2.16 or 2.17(a) with respect to such Lender, it will, if requested by the Borrower (for itself or on behalf of the Permitted Borrower), use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event, provided that such designation is made on terms that in the reasonable judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided further that nothing in this subsection 2.19 shall affect or postpone any of the obligations of the Borrower or the Permitted Borrower or the rights of any Lender pursuant to subsection 2.16 or 2.17(a).

            2.20 Replacement of Lenders under Certain Circumstances. If at any time (a) the Borrower or the Permitted Borrower, as the case may be, becomes obligated to pay additional amounts described in subsection 2.16 or 2.17 as a result of any condition described in such subsections or any Lender ceases to make Eurodollar Loans pursuant to subsection 2.16, (b) any Lender becomes insolvent and its assets become subject to a receiver, liquidator, trustee, custodian or other Person having similar powers, (c) any Lender becomes a "Non-Consenting Lender" (as defined below in this subsection 2.20) or (d) any Lender becomes a "Non-Funding Lender", then the Borrower may, on ten Business Days' prior written notice to the Administrative Agent and such
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                                                                              45

Lender, replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to subsection 10.6(b) all of its rights and obligations under this Agreement to a Lender or other entity selected by the Borrower and reasonably acceptable to the Administrative Agent (and in the case of Revolving Credit Commitments or Revolving Loans, reasonably acceptable to the Issuing Lender and the Swingline Lender) for a purchase price equal to the outstanding principal amount of such Lender's Loans and all accrued interest and fees and other amounts payable hereunder (including amounts payable under subsection 2.18 as though such Loans were being paid instead of being purchased), provided that (i) neither the Administrative Agent nor any Lender shall have any obligation to the Borrower or the Permitted Borrower, as the case may be, to find a replacement Lender or other such entity, (ii) in the event of a replacement of a Non-Consenting Lender or a Lender to which the Borrower or the Permitted Borrower, as the case may be, becomes obligated to pay additional amounts pursuant to clause (a) of this subsection 2.20, in order for the Borrower to be entitled to replace such a Lender, such replacement must take place no later than 180 days after (A) the date the Non-Consenting Lender shall have notified the Borrower and the Administrative Agent of its failure to agree to any requested consent, waiver or amendment or (B) the Lender shall have demanded payment of additional amounts under one of the subsections described in clause (a) of this subsection 2.20, as the case may be, and (iii) in no event shall the Lender hereby replaced be required to pay or surrender to such replacement Lender or other entity any of the fees received by such Lender hereby replaced pursuant to this Agreement. In the case of a replacement of a Lender to which the Borrower or the Permitted Borrower, as the case may be, becomes obligated to pay additional amounts pursuant to clause (a) of this subsection 2.20, the Borrower shall pay such additional amounts to such Lender prior to such Lender being replaced and the payment of such additional amounts shall be a condition to the replacement of such Lender. In the event that (x) the Borrower or the Administrative Agent has requested the Lenders to consent to a departure or waiver of any provisions of the Loan Documents or to agree to any amendment thereto, (y) the consent, waiver or amendment in question requires the agreement of all Lenders in accordance with the terms of subsection 10.1 or all the Lenders with respect to a certain class of the Loans and (z) Required Lenders or more than 50% of the class of such Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a "Non-Consenting Lender". The Borrower's right to replace a Non-Funding Lender pursuant to this subsection
2.20 is, and shall be, in addition to, and not in lieu of, all other rights and remedies available to the Borrower against such Non-Funding Lender under this Agreement, at law, in equity, or by statute.

            2.21 Notice of Certain Costs. Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by subsection 2.15 through and including subsection 2.18 is given by any Lender more than 90 days after such Lender has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, tax or other additional amounts described in such subsections, such Lender shall not be entitled to compensation under such subsections for any such amounts incurred or accruing prior to the giving of such notice to the Borrower.

                          SECTION 3. LETTERS OF CREDIT

            3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in subsection 3.4(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Lender, provided that the Issuing Lender shall not have any

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                                                                              46

obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Credit Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the Scheduled Revolving Credit Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause
(y) above). On the Effective Date, each "Letter of Credit" under and as defined in the Existing Credit Agreement shall automatically, and without any action on the part of any Person, become a Letter of Credit hereunder.

            (b) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

            (c) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law. To the extent that the Issuing Lender is not also the Administrative Agent it shall promptly provide notice to the Administrative Agent of any request for a Letter of Credit, the issuance thereof, any payments thereunder and reimbursements of such payments and any termination, expiration and amendment thereof.

            3.2 Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. To the extent that the Issuing Lender is not also the Administrative Agent, it shall promptly furnish to the Administrative Agent notice of the issuance of each Letter of Credit (including the amount thereof). The Administrative Agent will furnish to the Revolving Credit Lenders (a) prompt notice of the issuance of each Letter of Credit and (b) a monthly report setting forth for the relevant month the total aggregate daily amount available to be drawn under Letters of Credit that were outstanding during such month.

            3.3 Commissions, Fees and Other Charges. (a) The Borrower will pay to the Administrative Agent, for the account of each Revolving Credit Lender, a commission on the average daily face amount of each Letter of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Credit Facility, shared ratably among the Revolving Credit Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee in the amount and on the dates agreed to in writing by the Borrower and the Issuing Lender.

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                                                                              47

            (b) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

            3.4 L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Percentage in the Issuing Lender's obligations and rights under and in respect of each Letter of Credit issued by the Issuing Lender and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit issued by the Issuing Lender for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Administrative Agent for the account of the Issuing Lender upon demand an amount equal to such L/C Participant's Revolving Credit Percentage of the amount of such draft or any part thereof, which is not so reimbursed.

            (b) If any amount required to be paid by any L/C Participant to the Administrative Agent for the account of the Issuing Lender pursuant to subsection 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Administrative Agent for the account of the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the greater of the daily average Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is
360. If any such amount required to be paid by any L/C Participant pursuant to subsection 3.4(a) is not made available to the Administrative Agent for the account of the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the Revolving Credit Facility. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

            (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 3.4(a), the Administrative Agent for the account of the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto), or any payment of interest on account thereof, the Administrative Agent for the account of the Issuing Lender will distribute to such L/C Participant its pro rata share thereof, provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Administrative Agent for the account of the Issuing Lender the portion thereof previously distributed to it.

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                                                                              48

            3.5 Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse the Issuing Lender through the Administrative Agent on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. The Borrower shall make such payment (x) on the Business Day on which the Borrower receives such notice if the Borrower shall have received such notice prior to 10:30 A.M., New York City time, on the day of receipt, or (y) on the Business Day immediately following the Business Day on which the Borrower receives such notice, if such notice is not received prior to 10:30 A.M., New York City time, on the day of receipt. Each such payment shall be made to the Administrative Agent for the account of the Issuing Lender in Dollars and in immediately available funds. The Administrative Agent shall promptly pay such reimbursed amounts over to the Issuing Lender on the day of receipt thereof. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this subsection from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate set forth in subsection 2.12(c).

            3.6 Obligations Absolute. The Borrower's obligations under this
Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender (except to the extent resulting from the gross negligence or willful misconduct of the Issuing Lender), any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that, subject to the last sentence of this subsection 3.6, the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under subsection 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors, omissions or delays in transmission found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards or care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

            3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly (and in any event within one Business Day) notify the Borrower and the Administrative Agent of the date and amount thereof. The responsibility of an Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit issued by it shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

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                                                                              49

            3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

                   SECTION 4. REPRESENTATIONS AND WARRANTIES

            To induce the Administrative Agent, the Lenders, the Swingline Lender and the Issuing Lender to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower and the Permitted Borrower hereby represent and warrant to the Administrative Agent and each Lender that:

            4.1 Financial Condition. The audited consolidated financial statements of (a) the Borrower and its consolidated Subsidiaries in each case as of and for the fiscal year ending December 31, 2003, reported on by PricewaterhouseCoopers LLP, and (b) the Permitted Borrower as of and for the fiscal year ending December 31, 2003, reported on by Cardona, Irizarry & Co. P.S.C., present fairly in all material respects the consolidated financial condition of the Borrower and the financial condition of the Permitted Borrower, respectively, and, in each case, the results of operations and cash flows as of such date and for such period. The unaudited consolidated financial statements of the Borrower and its consolidated Subsidiaries, in each case as of and for the nine-month period ending September 30, 2004, certified by a Responsible Officer, present fairly in all material respects the consolidated financial condition of the Borrower and the results of operations and cash flows as of such date and for such period (subject to normal year-end adjustments and any other adjustments described therein and the absence of footnotes). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the relevant firm of accountants and disclosed therein and subject to normal year-end adjustments and the absence of footnotes). The most recent audited balance sheet referred to above reflects, as required by GAAP, any material Guarantee Obligations, contingent liabilities and liabilities for taxes, and any long-term leases and unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, in each case as of the date of such balance sheet.

            4.2 No Change. Since the date of the most recent audited financial statements described in subsection 4.1, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

            4.3 Corporate Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (a) is duly organized or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, (b) has the requisite power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged as it is currently conducted, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to so qualify could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

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                                                                              50

            4.4 Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the requisite power and authority to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower and the Permitted Borrower, to borrow and obtain other extensions of credit hereunder. Each Loan Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower and the Permitted Borrower, to authorize the borrowings and other extensions of credit hereunder on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority is required in connection with the borrowings and other extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except (i) consents, authorizations, filings and notices which have been obtained or made and are in full force and effect, and (ii) filings in respect of Liens created pursuant to the Security Documents. Each Loan Document has been duly executed and delivered on behalf of each Loan Party thereto. This Agreement constitutes, and each Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

            4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law applicable to the Loan Parties or any material Contractual Obligation of any of the Loan Parties and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such material Contractual Obligation (other than the Liens created by the Security Documents).

            4.6 No Material Litigation. Except as has been set forth on Schedule 4.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened against any of the Loan Parties or against any of their respective properties or revenues which could reasonably be expected to have a Material Adverse Effect.

            4.7 Ownership of Property; Liens. Each of the Loan Parties has title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien except as permitted by subsection 7.3.

            4.8 Intellectual Property. Each of the Borrower and each of the Loan Parties owns, or is licensed to use, all trademarks, tradenames, service marks, copyrights, technology, know-how and processes ("Intellectual Property") necessary for the conduct of its business as currently conducted, except for those the failure of which to own or license could not reasonably be expected to have a Material Adverse Effect. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect and to the knowledge of the Borrower and the Permitted Borrower (a) no claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity of any Intellectual Property (nor does the Borrower know of any valid basis for any such claim) and (b) the use of Intellectual Property by the Borrower and the Loan

Parties does not infringe on the rights of, and no Intellectual Property of the Borrower or any of the Loan Parties is being infringed upon by, any Person.

            4.9 Taxes. Each of the Loan Parties has filed or caused to be filed all Federal, Puerto Rican and all other material tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any material assessments made against it or any of its property by any Governmental Authority other than (a) any taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the applicable Loan Party, and (b) taxes imposed by any Governmental Authority with respect to which a failure to make payment could not, by reason of the amount thereof or of the remedies available to such Governmental Authority, reasonably be expected to have a Material Adverse Effect.

            4.10 Federal Regulations. No Letters of Credit and no part of the proceeds of any Loans will be used in a manner that creates a violation of Regulation U of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in said Regulation U.

            4.11 ERISA. Except where the liability, individually or in the aggregate, which could reasonably be expected to result has not had or could not reasonably be expected to have a Material Adverse Effect: (a) neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan; (b) each Plan (other than a Multiemployer Plan) has complied in all material respects with the applicable provisions of ERISA and the Code; (c) no termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Single Employer Plan has arisen and remains outstanding, during such five-year period; (d) the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits in an amount that could reasonably be expected to have a Material Adverse Effect; (e) none of the Loan Parties nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and, to the knowledge of the Loan Parties, none of the Loan Parties nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Loan Parties or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made; and (f) no such Multiemployer Plan is in Reorganization or Insolvent.

            4.12 Investment Company Act. No Loan Party is an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

            4.13 Subsidiaries. The Subsidiaries listed on Schedule 4.13 constitute all the Subsidiaries of the Borrower as of the Effective Date.

            4.14 Use of Proceeds. The proceeds of the Tranche A Term Loans will be used to repay existing Indebtedness of the Borrower and its Subsidiaries and for general corporate purposes of the Borrower and its Subsidiaries and to pay fees and expenses related to this Credit Agreement. The proceeds of the Revolving Credit Loans, Swingline Loans, Incremental Term Loans, Incremental

Revolving Loans and Letters of Credit shall be used for general corporate purposes of the Borrower, its Subsidiaries and LIN TV.

            4.15 Environmental Matters. Except for matters set forth on Schedule
4.15 and except with respect to any other matters that could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (a) has failed to comply with any Environmental Law or to obtain, maintain or comply with, any permit, license or other approval required under any Environmental Law, (b) has become subject to any Environmental Liability, (c) has received notice of any claim with respect to any Environmental Liability or (d) knows of any basis for any Environmental Liability.

            4.16 Accuracy of Information, etc. None of the reports, financial statements, certificates or other written information (but excluding all projections and pro forma financial information and other estimates covered by the next sentence) furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender for use in connection with the transactions contemplated by this Agreement or the other Loan Documents (taken together with all information so furnished and as modified or supplemented by the other information so furnished) contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information and other estimates and opinions contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Administrative Agent and the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such projections, financial information and other estimates and opinions may differ from the projected results set forth therein by a material amount.

            4.17 Security Documents. (a) When executed and delivered, the Guarantee and Collateral Agreement will be effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a valid and enforceable security interest in the collateral described therein and proceeds thereof, to the extent contemplated by the Guarantee and Collateral Agreement. All actions have been taken on or prior to the Effective Date which are necessary to cause the Guarantee and Collateral Agreement to constitute, to the extent contemplated by the Guarantee and Collateral Agreement, a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person subject, except in the case of such Pledged Stock, to Liens permitted by subsection 7.3.

            (b) Each of the Mortgages, upon execution and delivery by the parties thereto, will be effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof. Such Mortgages are not required to be filed until following a request by the Administrative Agent or the Required Lenders pursuant to subsection 10.17. If, upon such execution and delivery, the Mortgages are immediately filed in accordance with subsection 10.17, each Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person, subject to Liens permitted by subsection 7.3.

            4.18 Senior Indebtedness. The Obligations of the Borrower in respect of principal and interest hereunder constitute "Senior Indebtedness" of the Borrower under the Senior Subordinated Notes and the Exchangeable Senior Subordinated Debentures. The obligations of each Subsidiary Guarantor therefor under the Guarantee and Collateral Agreement will constitute "Guarantor Senior Indebtedness" of such Subsidiary Guarantor therefor under the Senior Subordinated Notes and the Exchangeable Senior Subordinated Debentures.

                        SECTION 5. CONDITIONS PRECEDENT

            5.1 Conditions to Extension of Credit on the Effective Date. The agreement of each Lender to make the initial extension of credit required to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Effective Date, of the following conditions precedent on the Effective Date:

            (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, the Permitted Borrower and the Lenders and (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of the Borrower and each Subsidiary Guarantor.

            (b) Projections. The Lenders shall have received satisfactory projections (including written assumptions) for the Borrower and its consolidated Subsidiaries for the fourth quarter 2004 and fiscal years 2005 through 2010, which shall give effect to the making of the Tranche A Term Loans.

            (c) Legal Opinion. The Administrative Agent and the Lenders shall have received a legal opinion from Covington & Burling, counsel for the Loan Parties, substantially in the form of Exhibit F.

            (d) Repayments of Existing Credit Agreement. Except as otherwise provided in subsection 3.1(a), the administrative agent under the Existing Credit Agreement shall have received from the Borrower and the Permitted Borrower an amount sufficient to pay in full the principal amount of and accrued interest and fees on account of all commitments, loans and letters of credit under the Existing Credit Agreement and any other amounts due thereunder previously advised to the Borrower, and the outstanding commitments thereunder shall have been cancelled.

            (e) Closing Certificates. The Administrative Agent shall have received (i) a certificate of each of the Borrower and the Permitted Borrower, dated the Effective Date, substantially in the form of Exhibit C, with appropriate insertions and attachments, including the certificate of incorporation or formation, as applicable, certified as of a recent date by the Secretary of State of the State of Delaware, (ii) a Compliance Certificate containing all information necessary for determining pro forma compliance by the Borrower and its Subsidiaries with the financial covenants set forth in subsection 7.1 as of December 31, 2004 (assuming the ratios required for March 31, 2005 were applicable to such date and the Loans were made on such date) and
(iii) a long form good standing certificate with respect to each of the Borrower and the Permitted Borrower issued as of a recent date by the Secretary of State of the State of Delaware.

            (f) Fees. The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder, under the Existing Credit

Agreement or under any other Loan Document and for which invoices have been presented at least two Business Days before the Effective Date. All such amounts will be paid with proceeds of Loans made on the Effective Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Effective Date.

            (g) Consents. All consents and approvals, if any, required to be obtained from any Governmental Authority or other Person in connection with the continuing operations of the Loan Parties and the transactions contemplated hereby shall have been obtained, in each case without the imposition of any burdensome conditions, except to the extent that the failure to obtain any such consent could not reasonably be expected to have a Material Adverse Effect.

            (h) Security Documents. All documents and instruments required under the Security Documents in connection with the perfection of the Administrative Agent's security interest in the Collateral (including delivery of any required stock certificates and undated stock powers executed in blank but excluding the Mortgages) shall have been executed and delivered to the Administrative Agent and shall (to the extent applicable) be in proper form for filing.

            5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including, without limitation, extensions of credit on the Effective Date) is subject to the satisfaction of the following conditions precedent:

            (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date except for any representation and warranty which is expressly made as of an earlier date, which representation and warranty shall have been true and correct in all material respects as of such earlier date.

            (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower or the Permitted Borrower hereunder shall constitute a representation and warranty by the Borrower or the Permitted Borrower, as applicable, as of the date of such extension of credit that the conditions contained in this subsection 5.2 have been satisfied.

                        SECTION 6. AFFIRMATIVE COVENANTS

            Each of the Borrower and (with respect to subsections 6.2(e), 6.3, 6.4, 6.5, 6.6 and 6.8 only) the Permitted Borrower hereby agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, each of the Borrower and the Permitted Borrower shall and (except in the case of delivery of financial information reports and notices) shall cause each of the Subsidiary Guarantors to:

            6.1 Financial Statements. Furnish to the Administrative Agent which shall in turn be promptly distributed by the Administrative Agent to the
Lenders:

            (a) as soon as available but in any event within 90 days after the end of each fiscal year of the Borrower (i) a copy of the audited consolidated balance sheet of each of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of operations and of cash flows for such year, in each case setting forth in comparative form the figures for the previous year, and, in the case of clause (i), reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing; and

            (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, as applicable (i) the unaudited consolidated balance sheet of each of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, in each case setting forth in comparative form the figures for the corresponding period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnotes).

All such financial statements shall fairly present in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as of such date and shall be prepared in accordance with GAAP applied consistently throughout the periods reflected therein (except as approved by such accountants or officer, as the case may be, and disclosed therein and, in the case of financial statements delivered pursuant to subsection 6.1(b), subject to normal year-end audit adjustments and the absence of footnotes).

            6.2 Certificates; Other Information. Furnish to the Administrative Agent (which shall in turn be promptly distributed by the Administrative Agent to the Lenders) or, in the case of clause (e), to the relevant Lender:

            (a) concurrently with the delivery of any financial statements pursuant to subsection 6.1(a) and 6.1(b),(i) a certificate of a Responsible Officer certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) a Compliance Certificate setting forth reasonably detailed calculations demonstrating compliance with subsection 7.1 as of the last day of the relevant fiscal quarter or fiscal year;

            (b) as soon as available, and in any event no later than 45 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the Borrower and its consolidated Subsidiaries for such fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income) (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount;

            (c) within five days after the same are sent, copies of all financial statements and reports which the Borrower sends to the holders of any class of its debt securities or public equity securities and within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

            (d) promptly following their submission with the FCC or any other Federal, state or local Governmental Authority, copies of any and all periodic or special reports filed by the Borrower or any of its Subsidiaries, if such reports are publicly available and indicate any material adverse change in the business, operations or financial condition of the Borrower and its consolidated Subsidiaries taken as a whole or if copies thereof are requested by any Lender or the Administrative Agent (but only to the extent such reports are publicly available); and

            (e) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to subsection 6.1 or subsection 6.2(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address at http://www.lintv.com; or (ii) on which such documents are posted on the Borrower's behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent).

            6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, that, if not paid, could reasonably be expected to result in a Material Adverse Effect, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be, provided that notwithstanding the foregoing, the Borrower and each of its Subsidiaries shall have the right to pay any such obligation and in good faith contest, by proper legal actions or proceedings, the validity or amount of such claims.

            6.4 Conduct of Business and Maintenance of Existence, etc. (a) Except as contemplated by subsection 7.4, (i) continue to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries,
(ii) preserve, renew and keep in full force and effect its existence and (iii) take all reasonable action to preserve and maintain all rights, privileges, licenses and franchises necessary or desirable in the normal conduct of its business, except (other than with respect to the Station Licenses), in the case of this clause (iii), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect and except if (A) in the reasonable business judgment of the Borrower or such Subsidiary Guarantor, as the case may be, it is in its best economic interest not to preserve and maintain such privileges, rights or franchises (other than the Station Licenses), and (B) such failure to preserve and maintain such privileges, rights or franchises (other than the Station Licenses) would not materially adversely affect the rights of the Lenders hereunder or the value of the collateral security for the Loans; and (b) comply with all Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

            6.5 Maintenance of Property; Insurance. (a) Keep all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and maintain with financially sound and reputable insurance companies insurance in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Administrative Agent, upon written request, information in reasonable detail as to the insurance carried, except to the extent that the failure to do any of the foregoing with respect to any such property could not reasonably be expected to have a Material Adverse Effect.

            (b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by the Administrative Agent of written notice thereof, and (ii) name the Administrative Agent as insured party or loss payee.

            6.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and accounts in accordance with sound business practices and (b) upon reasonable prior notice and at any reasonable time, permit representatives of the Administrative Agent or any Lender to visit and inspect any of its properties and examine and, if reasonably requested, make copies of its books and records and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants, provided that the Administrative Agent or such Lender shall notify the Borrower prior to any contact with such accountants and give the Borrower the opportunity to participate in such discussions.

            6.7 Notices. Promptly, and in any event within five Business Days, after a Senior Responsible Officer of the Borrower becomes aware of the occurrence thereof, give notice to the Administrative Agent and each Lender of the occurrence of any Default or Event of Default if such Default or Event of Default, as applicable, is then continuing. Each notice pursuant to this subsection 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.

            6.8 Environmental Laws. (a) Except as could not reasonably be expected to have a Material Adverse Effect, comply with all applicable Environmental Laws, and obtain and comply with and maintain any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

            (b) Conduct and complete (or cause to be conducted and completed) in all material respects all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and in a timely fashion comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that the failure to do so could not be reasonably expected to have a Material Adverse Effect.

            6.9 Additional Collateral, etc. (a) With respect to any new Subsidiary created or acquired after the Effective Date by the Borrower or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary which are owned by the Borrower or any of its Subsidiaries and required to be pledged pursuant to the Guarantee and Collateral Agreement, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers endorsed in blank executed and delivered by a Responsible Officer of the Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary as contemplated by the Guarantee and Collateral Agreement, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or as may be reasonably requested by the Administrative Agent and (iv) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinion shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent, provided that notwithstanding the foregoing, (i) only 65% of the voting Capital Stock of any direct foreign Subsidiary of the Borrower or any domestic Subsidiary need be pledged under this clause (a), (ii) no voting Capital Stock of any foreign Subsidiary other than a direct foreign Subsidiary of the Borrower or any domestic Subsidiary need be pledged under this clause (a) and (iii) no direct or indirect foreign Subsidiary shall become a Guarantor or shall be required to pledge any of its assets hereunder or under any other Loan Document.

            (b) Promptly, but in any event not later than 60 Business Days after the Effective Date, execute and deliver to the Administrative Agent a Mortgage reasonably satisfactory to the Administrative Agent in respect of each Mortgaged Property; and, promptly, but in any event not later than 60 Business Days after the Administrative Agent or the Required Lenders, as applicable, shall have made a request contemplated by subsection 10.17, provide to the Administrative Agent in respect of each Mortgaged Property (i) a mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance, provided that each such policy shall (A) be in an amount reasonably satisfactory to the Administrative Agent with respect to each Mortgaged Property covered thereby (but not in excess of the lesser of the fair market value thereof and the aggregate principal amount of the Term Loans and Revolving Credit Commitments and Incremental Revolving Loan Amounts); (B) insure that the Mortgage insured thereby creates a valid first Lien on such Mortgaged Property free and clear of all defects and encumbrances, except as disclosed therein or otherwise permitted by subsection 7.3; (C) name the Administrative Agent for the benefit of the Lenders as the insured thereunder; (D) be in the form of ALTA Loan Policy - 1992 (or equivalent policies) to the extent available in the applicable jurisdictions; (E) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request to the extent available in the applicable jurisdictions and available without material cost to the Borrower or its Subsidiaries; and (F) be issued by title companies reasonably satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent) and (ii) evidence reasonably satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid or duly provided for.

            (c) Upon the request of the Administrative Agent, to the extent permitted by applicable Requirements of Law at the time of such request, grant or cause its Subsidiaries to grant, to the Administrative Agent, a direct security interest in the Station Licenses within 30 days after receipt of such request, provided that to the extent FCC consent shall be required in connection with granting such security interest, such consent shall be requested within 30 days after receipt of such request and upon receipt of such FCC consent, such security interest shall be granted within 10 Business Days thereof.

            (d) Upon the occurrence and during the continuance of (i) any Event of Default with respect to paragraph (a) of Section 8, (ii) any payment default with respect to any Subordinated Indebtedness or Senior Unsecured Indebtedness, or (iii) any Event of Default with respect to subsection 7.1, promptly, but in any event not more than 30 Business Days (subject to necessary approvals by the FCC), following the request of the Administrative Agent, cause the assets relating to each Station held by the Borrower to be transferred to a related License Subsidiary or, at the election of the Administrative Agent or if there is no License Subsidiary related to such Station, another Subsidiary that has no other assets or liabilities.

            6.10 After-Acquired Stations. Unless the Borrower and the Administrative Agent shall otherwise agree, cause the Station Licenses relating to each after-acquired Station to be held in one or more License Subsidiaries, provided that to the extent the Borrower shall not have received FCC approval with respect to the foregoing at the scheduled closing of the acquisition of such Station, the Borrower shall comply with the foregoing requirement as soon as practicable following such acquisition (but in any event within 60 days after such acquisition).

                         SECTION 7. NEGATIVE COVENANTS

            The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall not, and shall not permit (except with respect to subsection 7.1) any of its Subsidiaries to, directly or indirectly:

            7.1 Financial Condition Covenants. (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the last day of any Test Period set forth below to exceed the ratio set forth below opposite such period:

Period                                                          Consolidated Leverage Ratio
------                                                          ---------------------------
Effective Date to March 31, 2006                                         6.50:1

April 1, 2006 and thereafter                                             6.00:1

            (b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the last day of any Test Period set forth below to be less than the ratio set forth below opposite such period:

Period                                            Consolidated Interest Coverage Ratio
------                                            ------------------------------------
Effective Date to March 31, 2006                              2.00:1

April 1, 2006 and thereafter                                  2.25:1

            (c) Consolidated Senior Leverage Ratio. Permit the Consolidated Senior Leverage Ratio as of the last day of any Test Period to exceed 4.50x.

            7.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist (in each case, to "Incur") any Indebtedness, except:

            (a) Indebtedness of any Loan Party pursuant to any Loan Document;

            (b) Indebtedness owed to the Borrower or any Subsidiary;

            (c) purchase money Indebtedness, provided that the aggregate amount of Indebtedness incurred pursuant to this subsection 7.2(c) shall not exceed $30,000,000 at any one time outstanding;

            (d) Capital Lease Obligations, provided that the aggregate principal amount of Capital Lease Obligations incurred pursuant to this subsection 7.2(d) in any fiscal year of the Borrower, when added to the aggregate amount of other Capital Expenditures made during such fiscal year pursuant to subsection 7.7, shall not exceed the amount permitted to be expended during such fiscal year pursuant to subsection 7.7;

            (e) Indebtedness (other than any Subordinated Indebtedness) outstanding on the Effective Date and listed on Schedule 7.2(e) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof);

            (f) (i) Guarantee Obligations of the Borrower or any of its Subsidiaries in respect of any Indebtedness permitted under this subsection 7.2 (other than Indebtedness incurred under clause (g) of this subsection 7.2, which shall be governed by such clause (g)), (ii) Guarantee Obligations incurred in the ordinary course of business by the Borrower or any of its Subsidiaries, provided that the Incurrence of such Guarantee Obligations could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (iii) Guarantee Obligations permitted under subsection 7.8, and (iv) other Guarantee Obligations not to exceed $100,000,000 in aggregate principal amount at any time outstanding;

            (g) (i) Subordinated Indebtedness of the Borrower, (ii) Senior Unsecured Indebtedness of the Borrower in an aggregate principal amount not to exceed $350,000,000, and (iii) Guarantee Obligations of any Subsidiary Guarantor in respect of Indebtedness referred to in clause (i) or (ii) of this subsection 7.2(g), provided that a Subsidiary Guarantor shall not guarantee any Subordinated Indebtedness unless such guarantee of Subordinated Indebtedness is subordinated to the guarantee of such Subsidiary Guarantor of the Obligations on terms no less favorable to the Lenders than the subordination provisions of the Subordinated Indebtedness to which such guarantee relates;

            (h) Indebtedness resulting from the endorsement of negotiable instruments in the ordinary course of business or arising from the honoring of a check, draft or similar instruments presented by the Borrower or a Subsidiary in the ordinary course of business against insufficient funds;

            (i) Indebtedness in respect of any Interest Rate Protection Agreements;

            (j) Indebtedness (i) of the Borrower or any of its Subsidiaries to the seller representing all or part of the purchase price in a Permitted Acquisition or any Asset Swap

      Transaction or assumed in connection with any Permitted Acquisition or any Asset Swap Transaction, in an aggregate principal amount not to exceed $75,000,000 at any time outstanding, as the same may be refinanced, refunded, renewed or extended (without any increase in the principal amount thereof), and (ii) of the Borrower or any of its Subsidiaries to the seller representing all or part of the purchase price in a Permitted Acquisition or any Asset Swap Transaction or assumed in connection with any Permitted Acquisition or any Asset Swap Transaction, in each case, in this clause (ii), subordinated in a manner reasonably satisfactory to the Administrative Agent to the Obligations (except to the extent contemplated by the proviso to this clause (ii)), in an aggregate principal amount not to exceed $250,000,000 at any time outstanding, as the same may be refinanced, refunded, renewed or extended (without any increase in the principal amount thereof or change in the status thereof as subordinated Indebtedness), provided that the aggregate principal amount of subordinated Indebtedness incurred pursuant to this subclause (ii) that provides for any maturity, amortization or mandatory redemption (other than with asset sale proceeds, subject to the provisions of this Agreement, or following a change of control) or sinking fund payment prior to the date that is six months following the Tranche A Maturity Date shall not exceed $100,000,000 at any time outstanding;

            (k) Indebtedness of any Person that becomes a Subsidiary after the date hereof as a result of a transaction permitted by subsection 7.4 or subsection 7.8; provided such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary, and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof or overall collateral therefor or any change in the status of any subordinated Indebtedness) but excluding any such refinancing or refunding of any such Indebtedness that by its terms shall become due or shall permit its holder to require repurchase by such Person as a result of such transaction;

            (l) Indebtedness secured by Liens permitted under subsections 7.3(a), (b), (c), (d), (m) and (o); and

            (m) additional Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed $100,000,000 at any one time outstanding.

            7.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

            (a) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves are maintained on the books of the Borrower or one of its Subsidiaries, as the case may be, in conformity with GAAP;

            (b) carriers', landlord's, warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business;

            (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

            (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, insurance contracts, surety and appeal bonds, performance bonds and other obligations of a like nature;

            (e) easements, rights-of-way, restrictions, covenants, minor exceptions to title and other similar encumbrances (i) previously or hereinafter which, in the aggregate, are not material in amount and which, in the case of such encumbrances on any of the Mortgaged Properties, do not in the aggregate materially detract from the value of the Property subject thereto or, in the case of such encumbrances on property, materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries, taken as a whole, or (ii) which are set forth in title reports delivered to the Administrative Agent on or prior to the Effective Date or after the Effective Date pursuant to subsection 6.9(b);

            (f) Liens in existence on the Effective Date listed on Schedule 7.3(f) securing Indebtedness permitted by subsection 7.2(e) (including refinancings, refundings, renewals and extensions of such Indebtedness as permitted by subsection 7.2(e)), provided that no such Lien is spread to cover any additional property (other than after acquired title in or on such property and proceeds of the existing collateral in accordance with the instrument creating such Lien) after the Effective Date and that the principal amount of Indebtedness secured thereby is not increased except pursuant to the instrument creating such Lien (without any modification thereof after the Effective Date);

            (g) (i) Liens securing Indebtedness of the Borrower or any of its Subsidiaries permitted pursuant to subsections 7.2(c) and 7.2(d) (provided that (A) such Liens shall be created within 180 days of the acquisition of such fixed or capital assets, and (B) such Liens do not at any time encumber any property other than the property financed by such Indebtedness), (ii) Liens securing Indebtedness existing on any property or asset at the time of acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the Effective Date at the time such Person becomes a Subsidiary (provided that (x) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (y) such Lien shall not apply to any other property or assets of the Borrower or any of its Subsidiaries and (z) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be) (including refinancings, refundings, renewals and extensions of such Indebtedness as permitted by subsection 7.2), and (iii) Liens securing Indebtedness of the Borrower or any of its Subsidiaries assumed in connection with a Permitted Acquisition or an Asset Swap Transaction in accordance with the terms of subsection 7.2(j)(i);

            (h) Liens created pursuant to the Security Documents;

            (i) any obligations or duties affecting any of the Property of the Borrower or its Subsidiaries to any municipality or public authority with respect to any franchise, grant, license or permit;

            (j) Liens imposed by operation of law with respect to any judgments or orders not constituting an Event of Default;

            (k) Liens arising from precautionary Uniform Commercial Code financing statement filings with respect to operating leases or consignment arrangements entered into by the Borrower or any of its Subsidiaries in the ordinary course of business or Liens on Property which is the subject of a Sale permitted by subsection 7.5 relating to such Sale (it being understood that such Liens may not be perfected on or to the completion of such Sale except in the ordinary course of business);

            (l) Liens in favor of a banking institution arising by operation of law encumbering deposits (including the right of set-off) held by such banking institution and which are within the general parameters customary in the banking industry;

            (m) Liens on Property of the Borrower or any of its Subsidiaries in favor of others securing licenses, subleases and leases permitted hereunder and granted to others and not interfering in any material respect in the business of the Borrower or any of its Subsidiaries;

            (n) Liens not otherwise permitted by this subsection 7.3 so long as the aggregate outstanding principal amount of the obligations secured thereby does not exceed $50,000,000 at any one time; and

            (o) Liens granted by LIN Texas with respect to its interest in the LLC to GECC in connection with the Joint Venture Loan.

            7.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except:

            (a) any Subsidiary of the Borrower (other than, except as set forth below, any License Subsidiary or, at any time after any of the conditions set forth in subsection 6.9(d)(i), (ii) or (iii) shall have occurred, any Subsidiary holding the assets and liabilities of any Station) may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Subsidiary Guarantor (other than, except as set forth below, any License Subsidiary or, at any time after any of the conditions set forth in subsection 6.9(d)(i), (ii) or (iii) shall have occurred, any Subsidiary holding the assets and liabilities of any Station) (provided that the Subsidiary Guarantor shall be the continuing or surviving corporation) or with or into any Subsidiary (provided that neither Subsidiary is a Subsidiary Guarantor); provided, however, that (i) a License Subsidiary and any Subsidiary holding the assets and liabilities of any Station may take any actions otherwise prohibited by this clause (a) to the extent such merger or consolidation occurs in contemplation of, and immediately preceding, a sale, transfer or other disposition (including an Asset Swap Transaction) of such License Subsidiary or other Subsidiary and (ii) any Subsidiary may take any actions otherwise prohibited by this clause (a) to the extent necessary to comply with the requirements of subsection 6.9(d) or subsection 6.10;

            (b) any Subsidiary of the Borrower (other than, except as set forth below, any License Subsidiary or, at any time after any of the conditions set forth in subsection 6.9(d)(i), (ii) or (iii) shall have occurred, any Subsidiary holding the assets and liabilities of any Station) may sell, lease, transfer or otherwise dispose of any or all of its assets (upon\ voluntary liquidation or otherwise) to the Borrower or any Subsidiary Guarantor or, if such Subsidiary is not a Subsidiary Guarantor, to any other Subsidiary or the Borrower; provided, however, that (i) a License Subsidiary and any Subsidiary holding the assets and liabilities of any Station may take any actions otherwise prohibited by this clause (b) to the extent any sale, transfer or other disposition occurs in contemplation of, and immediately preceding, a sale, transfer or other disposition (including an Asset Swap Transaction) of such License Subsidiary or other Subsidiary, and (ii) any Subsidiary may take any actions otherwise prohibited by this clause (b) to the extent necessary to comply with the requirements of subsection 6.9(d) or subsection 6.10;

            (c) the Borrower may be merged or consolidated with or into a newly formed limited liability company with no assets or liabilities that is a Subsidiary of LIN TV solely for the purposes of realizing certain tax benefits so long as LIN TV shall take such actions as would be required under subsection 6.9(a) if such limited liability company were a Subsidiary of the Borrower; and

            (d) any Subsidiary of the Borrower may enter into any merger, consolidation, amalgamation or sale transaction in connection with, or in order to consummate, a transaction permitted by subsection 7.5 or subsection 7.8.

            7.5 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of (each a "Sale") any of its property, business or assets (including, without limitation, receivables, leasehold interests and its interest in the LLC but excluding any sale and leaseback of assets), whether now owned or hereafter acquired, except:

            (a) Sales of obsolete or worn out property in the ordinary course of business or Property that is no longer useful in the conduct of the Borrower's business in the ordinary course of business;

            (b) Sales resulting from any casualty or condemnation of Property or assets;

            (c) any Sale of any Property or assets, provided that the aggregate Net Cash Proceeds of Sales made pursuant to this paragraph (c) in any fiscal year do not exceed $100,000,000;

            (d) Sales of Investments made pursuant to subsection 7.8(a), (b),
      (h), (i) or (j);

            (e) Sales to the Borrower or a Subsidiary (in the case of a sale by a Subsidiary Guarantor, to the Borrower or to a Subsidiary Guarantor and in the case of the Borrower, to a Subsidiary Guarantor);

            (f) the Sale or discount of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

            (g) licenses or sublicenses of intellectual property and general intangibles (other than any Station Licenses) and licenses, leases or subleases of other Property (other than any Station Licenses), in each case which do not materially interfere with the business of the Borrower and its Subsidiaries;

            (h) transactions permitted by subsection 7.4;

            (i) the Sale of any Broadcasting Asset, provided that (i) after giving effect to such Sale, no Default or Event of Default shall exist and be continuing, (ii) at least 75% of the consideration received by the Borrower in respect thereof shall be in the form of cash and Cash Equivalents, (iii) if such Sale constitutes an Asset Sale, the Adjusted Net Cash Proceeds of such Sale, if any, shall be applied in the manner prescribed by subsection 2.9, and (iv) (A) the Consolidated EBITDA of the Broadcasting Assets being sold on or after the Effective Date and pursuant to this subsection 7.5(i) or exchanged pursuant to subsection 7.5(j) in such fiscal quarter and in the immediately preceding four-fiscal-quarter period (in each case calculated for the four fiscal quarters immediately preceding the sale) shall not exceed 25% of the Consolidated EBITDA of the Borrower for such four-fiscal-quarter period and (B) the Consolidated EBITDA of the Broadcasting Assets being sold on or after the Effective Date and pursuant to this subsection 7.5(i) or exchanged pursuant to subsection 7.5(j) shall not exceed 50% of the Consolidated EBITDA of the Borrower in the aggregate; and

            (j) Asset Swap Transactions.

            7.6 Limitation on Dividends. Declare or pay any dividend (other than dividends payable solely in Capital Stock) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any of its Subsidiaries (such declarations, payments, setting apart, purchases, redemptions, defeasance, retirements, acquisitions and distributions being herein called "Restricted Payments"), except that the Borrower may make the following Restricted Payments, so long as no Event of Default has occurred and is continuing or would be continuing after giving effect to such Restricted Payment, provided that the Borrower shall be permitted to make the Restricted Payments in clauses (c) and
(d) below notwithstanding any such Event of Default, unless, in the case of clause (d), such Event of Default relates to a payment Default under subsection 8(a):

            (a) payments, the proceeds of which shall be used by LIN TV to pay administrative, legal and accounting costs and expenses of LIN TV that are reasonable and customary and incurred in the ordinary course of business, including franchise fees and similar costs; provided, however, any such administrative expenses shall not exceed an aggregate amount of $3,000,000 per fiscal year;

            (b) payments, the proceeds of which will be used to repurchase the Capital Stock or other securities of LIN TV from outside directors, employees or members of the management of LIN TV, the Borrower or any other Subsidiary of LIN TV, at a price not in excess of fair market value, in an aggregate amount not in excess of $15,000,000 plus the aggregate gross proceeds received by LIN TV as a result of any resales of any such Capital Stock or other securities;

            (c) payments, the proceeds of which will be used to pay taxes of LIN TV, the Borrower and its Subsidiaries as part of a consolidated, combined or unitary tax filing group or of the separate operations of LIN TV;

            (d) payments, the proceeds of which will be used to pay fees to Hicks Muse & Co. Partners, L.P. or any of its Affiliates or Subsidiaries in accordance with the terms of its financial advisory agreement contemplated by subsection 7.10(b)(iv);

            (e) payments, the proceeds of which are used to fulfill the obligations of LIN TV, the Borrower or any other Subsidiary of LIN TV under an employee stock purchase plan or similar plan covering employees of LIN TV, the Borrower or any other Subsidiary of LIN TV as from time to time in effect in an aggregate net amount not to exceed $15,000,000; and

            (f) Restricted Payments constituting Permitted Redemptions or Permitted Dividends.

            7.7 Limitation on Capital Expenditures. (a) Make or commit to make any Capital Expenditure, except Capital Expenditures of the Borrower and its Subsidiaries not exceeding for any fiscal year the greater of $40,000,000 and 10% of Net Consolidated Revenue for such fiscal year, provided that 100% of any amount not used in any fiscal year may be carried forward into the next succeeding fiscal year (it being understood and agreed that no amount may be carried forward beyond the year immediately succeeding the fiscal year in which it arose).

            (b) In addition to the Capital Expenditures permitted pursuant to paragraph (a) of this subsection 7.7, to the extent the Net Cash Proceeds from an Asset Sale or a Recovery Event are not required to be used to make prepayments pursuant to subsection 2.9 and are not otherwise utilized pursuant to subsection 7.8(m), the Borrower and its Subsidiaries may use such Net Cash Proceeds to make additional Capital Expenditures (which shall not be counted in the limitations set forth in paragraph (a) of this subsection 7.7).

            7.8 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any other Person ("Investments"), except:

            (a) extensions of trade credit in the ordinary course of business;

            (b) Investments in Cash Equivalents;

            (c) guarantees permitted by subsection 7.2;

            (d) (i) Investments in the Borrower or any of its Subsidiaries, and
      (ii) Investments in LIN TV, so long as a Restricted Payment for the same purpose would then be permitted to be made under subsection 7.6 (it being understood that any such Investment made in reliance on this clause (ii) shall reduce to an equivalent extent the Restricted Payments permitted by subsection 7.6);

            (e) loans and advances by the Borrower or its Subsidiaries to their respective directors, officers and employees in an aggregate principal amount not exceeding $5,000,000 at any one time outstanding;

            (f) Investments in existence on the Effective Date and listed on
      Schedule 7.8(f), and extensions, renewals, modifications or restatements or replacements thereof, provided that no such extension, renewal, modification or restatement shall (i) increase the amount of the original Investment or (ii) adversely affect the interests of the Lenders with respect to such original Investment or the interests of the Lenders under this Agreement or any other Loan Document in any material respect;

            (g) Investments permitted by subsections 7.2(b), (d), (f) and (l), subsections 7.4 and 7.6 and Investments constituting Capital Expenditures permitted by subsection 7.7;

            (h) Capital Stock, promissory notes and other similar non-cash consideration received by the Borrower or any of its Subsidiaries in connection with any Sale permitted by subsection 7.5, including Capital Stock, promissory notes and other similar non-cash consideration received in connection with Permitted Acquisitions or Asset Swap Transactions;

            (i) Investments in Interest Rate Protection Agreements relating to the businesses and finances of the Borrower or any of its Subsidiaries and not for purposes of speculation;

            (j) Investments (including debt obligations and Capital Stock) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

            (k) in addition to Investments otherwise expressly permitted by this subsection, Investments made after the Effective Date by the Borrower and its Subsidiaries in an aggregate amount not exceeding $100,000,000 (valued at cost, without regard to any write down or write up thereof) at any one time outstanding, provided that after giving effect thereto no Default or Event of Default shall have occurred and be continuing at the time of commitment by the Borrower or its Subsidiary to such Investment (including, without limitation, pursuant to subsection 7.1);

            (l) Investments after the Effective Date by the Borrower and its Subsidiaries constituting Permitted Acquisitions or Asset Swap Transactions;

            (m) Investments of Net Cash Proceeds not required to be applied to the prepayment of Term Loans pursuant to subsection 2.9 and not otherwise utilized pursuant to subsection 7.7(b);

            (n) Investments in the Joint Venture solely for the purpose of curing any event of default under the Joint Venture Loan;

            (o) Investments constituting Permitted Redemptions; and

            (p) Investments acquired in exchange for the issuance of Capital Stock of LIN TV and which, to the extent initially acquired by LIN TV, are contributed to the Borrower as equity.

            7.9 Limitation on Optional Payments. (a) Make any optional payment or prepayment on or redemption of or any payments in redemption, defeasance or repurchase of (A) Subordinated Indebtedness (except pursuant to a Permitted Redemption or in connection with refinancing of Subordinated Indebtedness with other Subordinated Indebtedness permitted hereunder) or (B) Senior Unsecured Indebtedness incurred pursuant to subsection 7.2(g)(ii) (except pursuant to a Permitted Redemption or a refinancing of the Senior Unsecured Indebtedness with other Subordinated Indebtedness or Subordinated Indebtedness or other Senior Unsecured Indebtedness incurred pursuant thereto and permitted hereunder), except in each case mandatory payments of interest, fees and expenses required by the terms of the agreement governing or instrument evidencing such Indebtedness, but only to the extent permitted under the subordination provisions, if any, applicable thereto.

            (b) Make any optional payment or prepayment on or redemption of or any payments in redemption, defeasance or repurchase of any Indebtedness that is subordinated in right of payment to the Obligations and that is incurred or assumed in connection with a Permitted Acquisition or an Asset Swap Transaction pursuant to subsection 7.2(j)(ii) (except pursuant to a refinancing of such Indebtedness with other Indebtedness permitted hereunder), except (i) mandatory payments of interest, fees and expenses required by the terms of the agreement governing or instrument evidencing such Indebtedness but only to the extent permitted under the subordination provisions, if any, applicable thereto, and
(ii) the Borrower and its Subsidiaries may make voluntary prepayments on such Indebtedness in an aggregate principal amount, which, when added to the aggregate amount (excluding any accrued interest) of all prior prepayments of such Indebtedness under this subsection 7.9(b) and to the scheduled installments or such Indebtedness due prior to the date that is six months following the Tranche A Maturity Date, shall not exceed $100,000,000.

            7.10 Limitation on Transactions with Affiliates. (a) Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transaction is (i) otherwise permitted under this Agreement, or (ii) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

            (b) In addition, notwithstanding the foregoing, the Borrower and its Subsidiaries shall be entitled to make the following payments and/or to enter into the following transactions:

            (i) transactions between or among the Borrower and its Subsidiaries;

            (ii) the payment of reasonable and customary fees and reimbursement of expenses payable to directors of LIN TV, the Borrower and the Permitted Borrower; and

            (iii) employment arrangements with respect to the procurement of services of directors, officers and employees in the ordinary course of business and the payment of reasonable fees in connection therewith; and

            (iv) a financial advisory agreement with Hicks, Muse & Co. Partners L.P. or any of its Affiliates or Subsidiaries in a form approved by the board of directors of LIN TV and the payment of fees and expenses in connection therewith.

            7.11 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal, immovable or movable, property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary, provided that this subsection 7.11 shall not prohibit any sale and leaseback resulting from the incurrence of

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                                                                              69

any lease in respect of any capital asset entered into within 180 days of the acquisition of such capital asset for the purpose of providing permanent financing of such capital asset.

            7.12 Limitations on Change in Holding Company Status. Permit LIN TV to engage in any activities, make any Capital Expenditures, or incur any Indebtedness or Guarantee Obligations other than (a) activities customarily carried out or required of a publicly-owned company (including in connection with any issuance of Capital Stock and the appointment and employment of officers and employees), (b) performance of its obligations pursuant to each of
(i) the Joint Venture Loan Guarantee, (ii) the Stock Pledge Agreement and (iii) the Parent Guarantee, (c) other activities incidental to its ownership of the Capital Stock and obligations of the Borrower and its Subsidiaries permitted hereunder and the management thereof (including in connection with guarantees of obligations of the Borrower and its Subsidiaries), and (d) activities contemplated by subsection 7.6 or subsection 7.8(o) or (p) and the ownership and management of cash and Cash Equivalents and like assets and other assets incidental to the conduct of its activities as a publicly owned company.

                          SECTION 8. EVENTS OF DEFAULT

            If any of the following events shall occur and be continuing:

            (a) The Borrower or the Permitted Borrower, as applicable, shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, and such failure continues for a period of (i) in the case of fees and interest payable under subsections 2.6, 2.12 and 3.3(a), five Business Days after such fees or interest become due, and (ii) in the case of any other fees, interest or other amounts, five Business Days after the day on which written notice of such failure shall have been given to the Borrower by the Administrative Agent or any Lender; or

            (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or which is contained in any certificate delivered pursuant to subsection 6.2(a) or contained in any amendment or waiver of any Loan Document or in any Incremental Term Loan Activation Notice or Incremental Revolving Loan Activation Notice shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

            (c) The Borrower shall default in the observance or performance of any agreement contained in subsection 6.4(a)(ii) (as to the continued existence of the Borrower only) or subsection 6.7, subsection 6.9 (d) or Section 7 (other than Section 7.12) of this Agreement; or

            (d) The Borrower, any of its Subsidiaries or LIN TV shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this subsection), and such default shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent to the Borrower; or

            (e) The Borrower, any Subsidiary Guarantor or LIN TV shall (i) default in making any payment of any principal of or interest on any Indebtedness (other than pursuant to

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                                                                              70

the Loan Documents) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause such Indebtedness to become due prior to its stated maturity, provided that a default, event or condition described in clause (i) or (ii) of this paragraph (e) shall not at any time constitute an Event of Default under this Agreement unless, at such time, one or more defaults, events or conditions (without duplication as to the same item of Indebtedness) of the type described in clauses (i) and (ii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $25,000,000; or

            (f) (i) The Borrower, any Subsidiary Guarantor or LIN TV shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or substantially all of its assets, or the Borrower, any Subsidiary Guarantor or LIN TV shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower, any Subsidiary Guarantor or LIN TV any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 90 days; or (iii) there shall be commenced against the Borrower or any Subsidiary Guarantor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or substantially all of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 90 days from the entry thereof, or (iv) the Borrower, any Subsidiary Guarantor or LIN TV shall take any corporate action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
(i), (ii), or (iii) above; or (v) the Borrower or any Subsidiary Guarantor shall not, or shall be unable to, or shall admit in writing its inability to, generally pay its debts (other than intercompany debt) as they become due; or

            (g) (i) The Borrower or the Permitted Borrower shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA) whether or not waived shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed (or a trustee shall be appointed) to administer, or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA and (v) the Borrower or the Permitted Borrower shall incur any liability in connection with a withdrawal from, or the Insolvency or

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                                                                              71

Reorganization of, a Multiemployer Plan; and in each case in clauses (i) through
(v) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

            (h) One or more judgments or decrees shall be entered against the Borrower, any Subsidiary Guarantor or LIN TV involving in the aggregate a liability (not paid or fully covered by insurance) of $25,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

            (i) Any Loan Document shall, at any time, cease to be in full force and effect (unless released by the Administrative Agent at the direction of the Required Lenders or all Lenders (to the extent required by subsection 10.1) or as otherwise permitted under this Agreement or the other Loan Documents) or shall be declared null and void (and, if such invalidity is such so as to be amenable to cure without materially disadvantaging the position of the Administrative Agent and the Lenders thereunder, the relevant Loan Party shall have failed to cure such invalidity within 30 days after notice from the Administrative Agent), or the validity or enforceability thereof shall be contested by any Loan Party, or any of the Liens intended to be created by any Security Document (including, without limitation, any Mortgage filed pursuant to subsection 10.17) shall cease to be or shall not be a valid and perfected Lien having the priority contemplated thereby (and, if such invalidity is such so as to be amenable to cure without materially disadvantaging the position of the Administrative Agent and the Lenders as secured parties thereunder, the relevant Loan Party shall have failed to cure such invalidity within 30 days after notice from the Administrative Agent); or

            (j) A Change of Control shall occur or LIN TV shall fail to own directly or indirectly, beneficially and of record, 100% of the Capital Stock of the Borrower free and clear of all Liens other than Liens in favor of the Lenders pursuant to the Loan Documents; or

            (k) The principal broadcasting licenses of any Station, or any other material authorizations, licenses or permits issued by the FCC, shall be revoked or canceled or expire by its terms and not be renewed, or shall be modified, in each case in a manner which would have a Material Adverse Effect; or

            (l) Any event of default shall have occurred and be continuing under the Joint Venture Loan and the lender thereunder shall have instituted proceedings against LIN TV with respect to the Joint Venture Loan Guarantee, the outcome of which could reasonably be expected to have a Material Adverse Effect.

then (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower or the Permitted Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or any of the following actions may be taken:
(i) with the consent of the Majority Revolving Credit Facility Lenders, the Administrative Agent may, or upon the request of the Majority Revolving Credit Facility Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Credit Commitments to

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                                                                              72

be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as otherwise expressly provided above in this Section 8, the Borrower waives presentment, demand, protest or other notice of any kind.

                      SECTION 9. THE ADMINISTRATIVE AGENT

            9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto to the extent permitted by applicable law. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

            9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

            9.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders

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                                                                              73

for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

            9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

            9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders), provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

            9.6 Non-Reliance on the Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent

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                                                                              74

or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

            9.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their pro rata share of the aggregate Revolving Credit Exposure, Term Loans outstanding and unused Commitments in effect on the date on which indemnification is sought under this subsection 9.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such share immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing, provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection 9.7 shall survive the payment of the Loans and all other amounts payable hereunder.

            9.8 Agent in Its Individual Capacity. The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though the Administrative Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

            9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor

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                                                                              75

agent shall be approved by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

            9.10 Documentation Agents, Co-Documentation Agents and Syndications Agent. Neither the Documentation Agents or the Co-Documentation Agents or the Syndication Agent shall have any duties or responsibilities hereunder in their respective capacities as such.

                            SECTION 10. MISCELLANEOUS

            10.1 Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection 10.1. The Required Lenders and each Loan Party to the relevant Loan Documents may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan or Incremental Term Loan, reduce the stated rate of any interest, fee or letter of credit commission payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Revolving Credit Commitment, Tranche A Term Loan Facilities, Incremental Term Loan Facilities or Incremental Revolving Facilities, in each case without the consent of each Lender directly affected thereby; (ii) amend, modify or waive any provision of this subsection 10.1 or reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the collateral or release all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee and Collateral Agreement other than pursuant to a transaction permitted by this Agreement, in each case without the written consent of all Lenders; (iii) amend, modify or waive any condition precedent to any extension of credit under the Revolving Credit Facility or Incremental Revolving Loan Facility set forth in subsection 5.2 without the written consent of the Majority Facility Lenders for such Facility; (iv) change the allocation of payments among the Tranche A Term Loan Facilities and the Incremental Term Loan Facilities, as applicable, specified in subsection 2.15(b) or the allocation of payments between the Facilities pursuant to subsection 2.9(b), in each case without the consent of the Majority Facility Lenders in respect of each Facility adversely affected thereby; (v) amend the definition of the term "Majority Facility Lenders" or "Majority Revolving Credit Facility Lenders" or modify in any other manner the number, percentages or class of Lenders required to make any determinations or waive any rights hereunder

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                                                                              76

or to modify any provision hereof without the consent of each Lender directly affected thereby; (vi) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent; (vii) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lenders; or (viii) amend, modify or waive any provision of subsection 2.4(c) without the written consent of the Swingline Lender. In furtherance of clause (iii) of this subsection 10.1, no amendment to or waiver of any representation or warranty or any covenant contained in this Agreement or any other Loan Document, or of any Default or Event of Default, shall be deemed to be effective for purposes of determining whether the conditions precedent set forth in subsection 5.2 to the making of any extension of credit after the Effective Date have been satisfied unless the Majority Facility Lenders for the Revolving Credit Facility or any Incremental Revolving Loan Facility, as the case may be, shall have consented to such amendment or waiver. Any waiver and any amendment, supplement or modification in accordance with this subsection 10.1 shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

            10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy and, in the case of the Administrative Agent, by email in a pdf attachment), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or, in the case of telecopy or email notice, when received, addressed as follows in the case of the Borrower, the Permitted Borrower and the Administrative Agent, and as set forth on the signature pages hereto, in an administrative questionnaire provided to the Administrative Agent or in any Assignment and Acceptance in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

            The Borrower and the Permitted   c/o LIN Television Corporation
            Borrower:                        1 Richmond Square, Suite 230E
                                             Providence, Rhode Island 02906
                                             Attention: Vincent Sadusky
                                             Telecopy: 401-454-0089

            The Administrative               JPMorgan Chase Bank, N.A.
            Agent:                           1111 Fannin Street, 10th Floor
                                             Houston, Texas 77002
                                             Attention: Christie Vo,
                                              Account Manager
                                             Telecopy: 713-750-2358

            with a copy to:                  JPMorgan Chase Bank, N.A.
                                             270 Park Avenue, 4th Floor
                                             New York, New York 10017
                                             Attention: Tracey Ewing
                                             Telecopy: 212-270-5127

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                                                                              76

             Deutsche Bank Trust Company      For standby Letters of Credit:
             Americas, as Issuing Lender      Deutsche Bank Trust Company
                                               Americas
                                              60 Wall Street
                                              New York, New York 10005
                                              MS NYC 60-2708
                                              Attention: Global Loan Operations,
                                               Standby Letter of Credit

                                              For trade Letters of Credit:
                                              Deutsche Bank Trust Company
                                               Americas
                                              60 Wall Street
                                              New York, New York 10005
                                              MS NYC 60-2708
                                              Attention: Trade and Risk
                                               Services, Import LC

            10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

            10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

            10.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of a single counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its reasonable costs and expenses incurred in connection with the enforcement of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and, at any time after and during the continuance of an Event of Default, of one counsel of all the Lenders, (c) to pay, indemnify, and hold harmless each Lender, the Administrative Agent and each Joint Lead Arranger from and against any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify and hold harmless each Lender and the Administrative Agent and their respective officers, directors, trustees, professional advisors, employees, affiliates, agents and controlling

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                                                                              78

persons (each, an "indemnitee") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the facilities or properties owned, leased or operated by the Borrower or any of its Subsidiaries (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided that the Borrower shall have no obligation hereunder to any indemnitee with respect to indemnified liabilities to the extent such indemnified liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such indemnitee or, in the case of indemnified liabilities arising under this Agreement, any Notes and the other documents, from material breach by the indemnitee of this Agreement, any Notes or the other Loan Documents, as the case may be. The agreements in this subsection 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

            10.6 Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of any Issuing Lender that issues any Letter of Credit), except that (i) neither the Borrower nor the Permitted Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower or the Permitted Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this subsection.

            (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

            (A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default under subsection 8(a) or (f) has occurred and is continuing, any other Person;

            (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of (x) any Revolving Credit Commitment or an Incremental Revolving Loan Amount to an assignee that is a Lender with a Revolving Credit Commitment or an Incremental Revolving Loan Amount immediately prior to giving effect to such assignment or (y) all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund; and

            (C) the Issuing Lenders, provided that no consent of the Issuing Lenders shall be required for an assignment of all or portion of a Term Loan or an Incremental Revolving Loan Amount.

            (ii) Assignments shall be subject to the following additional conditions:

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                                                                              79

            (A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, in the case of the Tranche A Term Loan Facility or any Incremental Term Loan Facility, $1,000,000) unless each of the Borrower and the Administrative Agent otherwise consent, provided that (1) no such consent of the Borrower shall be required if an Event of Default under subsection 8(a) or (f) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

            (B) assignments need not be ratable as among the Facilities, provided that any assignment with respect to the Tranche A Term Loan Facility shall be made ratably as between the Tranche A Term Loans of the Borrower and the Tranche A Term Loans of the Permitted Borrower;

            (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500; and

            (D) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire.

            For the purposes of this subsection 10.6, the terms "Approved Fund" has the following meaning:

            "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

            (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, and subject to paragraph (b)(vi) below, from and after the effective date specified in each Assignment and Acceptance the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of subsections 2.16, 2.17, 2.18 and 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this subsection.

            (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and

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                                                                              80

principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Lender and any other Lender, at any reasonable time and from time to time upon reasonable prior notice.

            (v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee's completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this subsection and any written consent to such assignment required by paragraph
(b) of this subsection, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

            (vi) Any Assignee that is a Non-U.S. Lender shall not be entitled to the benefits of subsection 2.17 unless such Assignee complies with subsection 2.17(b). In no event shall an Assignee be entitled to receive any greater payment under subsection 2.16, 2.17 or 2.18 than the applicable Lender would have been entitled to receive as of the date of the assignment with respect to the Loan, Commitment or L/C Obligation (or portion of any thereof) sold to such Assignee (other than as a result of an adoption of or change in any Requirement of Law occurring after the date of the assignment).

            (c) (a)Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Permitted Borrower, the Administrative Agent, the Issuing Lenders and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of subsection 10.1 and (2) directly affects such Participant. Subject to paragraph
(c)(ii) of this subsection, the Borrower agrees that each Participant shall be entitled to the benefits of subsections 2.16, 2.17 and 2.18 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this subsection. To the extent permitted by law, each Participant also shall be entitled to the benefits of subsection 10.7(b) as though it were a Lender, provided such Participant shall be subject to subsection 10.7(a) as though it were a Lender.

            (ii) Any Participant that is a Non-U.S. Lender shall not be entitled to the benefits of subsection 2.17 unless such Participant complies with subsection 2.17(b). In no event shall a Participant be entitled to receive any greater payment under subsection 2.16, 2.17 or 2.18 than the

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                                                                              81

applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.

            (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this subsection shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto. Any Approved Fund may, without the consent of the Borrower or Administrative Agent, pledge all or any portion of its rights under this Agreement, including the Loans or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities; provided that any foreclosure or similar action by such trustee or representative shall be subject to the provisions of this subsection 10.6(b) concerning assignments.

            (e) Each of the Borrower and the Permitted Borrower, upon receipt of written notice from the relevant Lender and in order to facilitate transactions of the type described in paragraph (d) above, agree to execute and deliver to such Lender (i) a promissory note evidencing the Revolving Credit Loans of such Lender, substantially in the form of Exhibit I-1 (each as amended, supplemented, replaced or otherwise modified from time to time, a "Revolving Credit Note"), and/or (ii) a promissory note evidencing the applicable Term Loan of such Lender, substantially in the form of Exhibit I-2 (each as amended, supplemented, replaced or otherwise modified from time to time, a "Term Note"), and/or (iii) a promissory note evidencing the Swingline Loans of the Swingline Lender, substantially in the form of Exhibit I-3 (as amended, supplemented, replaced or otherwise modified from time to time, the "Swingline Note").

            (f) The Borrower and the Permitted Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information concerning the Loan Parties and their respective affiliates which has been delivered to such Lender by or on behalf of any Loan Party pursuant to this Agreement or any other Loan Document or which has been delivered to such Lender by or on behalf of any Loan Party in connection with such Lender's credit evaluation of the Loan Parties and their respective affiliates, under the condition that such Transferee or prospective Transferee shall previously have agreed to be bound by the provisions of subsection 10.15.

            10.7 Adjustments; Set-off. (a) Except to the extent that this Agreement provides for payments to be allocated to the Lenders under a particular Facility, if any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsection 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or the Reimbursement Obligations owing to such other Lender, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans and/or of the Reimbursement Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such

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                                                                              82

excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

            (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, upon any amount becoming due and payable by the Borrower or the Permitted Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower or the Permitted Borrower, as applicable. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

            10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower, the Permitted Borrower and the Administrative Agent.

            10.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            10.10 Integration. This Agreement, the other Loan Documents, any Incremental Revolving Loan Activation Notice and any Incremental Term Loan Activation Notice represent the entire agreement of the Borrower, the Permitted Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof or thereof not expressly set forth or referred to herein or in the other Loan Documents.

            10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            10.11 Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

            (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof,

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                                                                              83

            (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, as applicable, at its address set forth in subsection 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

            (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

            (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection 10.12 any special, exemplary, punitive or consequential damages.

            10.12 Acknowledgments. Each party hereto hereby acknowledges that:

            (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

            (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to either the Borrower or the Permitted Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and Lenders, on one hand, and the Borrower and the Permitted Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

            (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

            10.14 WAIVERS OF JURY TRIAL. THE BORROWER, THE PERMITTED BORROWER. THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

            10.15 Confidentiality. The Administrative Agent and each Lender agrees to keep information obtained by it pursuant hereto and the other Loan Documents confidential in accordance with such Lender's customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to such Lender's employees, representatives, directors, attorneys, auditors, agents, professional advisors, trustees or affiliates who are advised of the confidential nature of such information or to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provision of this

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                                                                              84

subsection 10.15), (b) to the extent such information presently is or hereafter becomes available to such Lender on a non-confidential basis from any source or such information is in the public domain at the time of disclosure, (c) to the extent disclosure is required by law (including applicable securities laws), regulation, subpoena or judicial order or process (provided that notice of such requirement or order shall be promptly furnished to the Borrower unless such notice is legally prohibited) or requested or required by bank, securities, insurance or investment company regulations or auditors or any administrative body or commission (including the National Association of Securities Dealers and the Securities Valuation Office of the National Association of Insurance Commissioners) to whose jurisdiction such Lender may be subject, (d) to any rating agency to the extent required in connection with any rating to be assigned to such Lender, (e) to Transferees or prospective Transferees who agree to be bound by the provisions of this subsection 10.15, (f) to the extent required in connection with any litigation between any Loan Party and any Lender with respect to the Loans or this Agreement and the other Loan Documents or (g) with the Borrower's prior written consent. The agreements in this subsection
10.15 shall survive repayment of the Loans and all other amounts payable hereunder.

            10.16 FCC Compliance. Notwithstanding anything to the contrary contained herein or in any other agreement, instrument or document executed in connection herewith, no party hereto shall take any actions hereunder that would constitute or result in a transfer or assignment of any Station License, permit or authorization or a change of control over such Station License, permit or authorization requiring the prior approval of the FCC without first obtaining such prior approval of the FCC.

            10.17 Filing of Mortgages. Notwithstanding anything to the contrary contained in this Agreement, it is understood and agreed that (a) the Mortgages will not be filed on, or within 60 Business Days after, the Effective Date and
(b) at any time after the delivery thereof in accordance with subsection 6.9(b), at the request of the Administrative Agent or the Required Lenders, the Mortgages shall be filed in the offices specified therein.

                          SECTION 11. CROSS-GUARANTEE

            11.1 Guarantee. (a) The Borrower hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Tranche A Term Loan Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment by the Permitted Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Permitted Borrower's Obligations.

            (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of the Borrower under this subsection
11.1 shall (i) in no event exceed the amount which can be guaranteed by the Borrower under applicable federal and state laws relating to the insolvency of debtors and (ii) be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under
Section 548 of the United States Bankruptcy Code or any applicable provisions of any applicable state law.

            (c) The Borrower agrees that the Permitted Borrower's Obligations may at any time and from time to time exceed the amount of the liability of the Borrower hereunder without impairing the guarantee contained in this subsection
11.1 or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

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                                                                              85

            (d) The guarantee contained in this subsection 11.1 shall remain in full force and effect until all the Permitted Borrower's Obligations shall have been satisfied by payment in full.

            (e) No payment made by the Permitted Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Permitted Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Permitted Borrower's Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Borrower hereunder which shall, notwithstanding any such payment, remain liable for the Permitted Borrower's Obligations up to the maximum liability of the Borrower hereunder until the Permitted Borrower's Obligations are paid in full.

            11.2 No Subrogation. Notwithstanding any payment made by the Borrower under subsection 11.1 or any set-off or application of funds of the Borrower by the Administrative Agent or any Lender, the Borrower shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Permitted Borrower or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Permitted Borrower's Obligations, nor shall the Borrower seek or be entitled to seek any contribution or reimbursement from the Permitted Borrower in respect of payments made by the Borrower under subsection 11.1, until all amounts owing to the Administrative Agent and the Lenders by the Permitted Borrower on account of the Permitted Borrower's Obligations are paid in full. If any amount shall be paid to the Borrower on account of such subrogation rights at any time when all of the Permitted Borrower's Obligations shall not have been paid in full, such amount shall be held by the Borrower in trust for the Administrative Agent and the Lenders, segregated from other funds of the Borrower, and shall, forthwith upon receipt by the Borrower, be turned over to the Administrative Agent in the exact form received by the Borrower (duly indorsed by the Borrower to the Administrative Agent, if required), to be applied against the Permitted Borrower's Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

            11.3 Amendments, etc. with respect to the Borrower Obligations. The Borrower shall remain obligated under Section 11 notwithstanding that, without any reservation of rights against the Borrower and without notice to or further assent by the Borrower, any demand for payment of any of the Permitted Borrower's Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Permitted Borrower's Obligations continued, and the Permitted Borrower's Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and any provision of this Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Permitted Borrower's Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Permitted Borrower's Obligations or for the guarantee contained in this Section 11 or any property subject thereto.

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                                                                              86

            11.4 Guarantee Absolute and Unconditional. The Borrower waives any and all notice of the creation, renewal, extension or accrual of any of the Permitted Borrower's Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 11 or acceptance of the guarantee contained in this Section 11; the Permitted Borrower's Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 11; and all dealings between the Permitted Borrower and the Borrower, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 11. The Borrower waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Permitted Borrower with respect to the Permitted Borrower's Obligations. The Borrower understands and agrees that the guarantee contained in this Section 11 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement or any other Loan Document, any of the Permitted Borrower's Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Permitted Borrower or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Permitted Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Permitted Borrower for the Permitted Borrower's Obligations, or of the Borrower under the guarantee contained in this
Section 11, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Borrower, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Permitted Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Permitted Borrower's Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Permitted Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Permitted Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve the Borrower of any obligation or liability under this Section 11, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against the Borrower. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

            11.5 Reinstatement. The guarantee contained in this Section 11 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Permitted Borrower's Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Permitted Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Permitted Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

            11.6 Payments. The Borrower hereby guarantees that payments under this Section 11 will be paid to the Administrative Agent in Dollars without set-off or counterclaim.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                      LIN TELEVISION CORPORATION

                                      By: ___________________________
                                             Name:
                                             Title:

                                      TELEVICENTRO OF PUERTO RICO, LLC

                                      BY: LIN TELEVISION OF SAN JUAN, INC., its
                                          managing member

                                          By:___________________________
                                              Name:
                                              Title:

                  [Signature Page to LIN TV Credit Agreement]

                        JPMORGAN CHASE BANK, N.A., individually and as
                          Administrative Agent, Swingline Lender and Issuing Lender

                        By:___________________________
                             Name:
                             Title:

                   [Signature Page to LIN TV Credit Agreement]

                        DEUTSCHE BANK TRUST COMPANY AMERICAS,
                          individually and as Syndication Agent
                          and an Issuing Lender

                        By:___________________________
                             Name:
                             Title:

                   [Signature Page to LIN TV Credit Agreement]

                        BANK OF AMERICA, N.A., individually and as Documentation
                          Agent

                        By:___________________________
                             Name:
                             Title:

                   [Signature Page to LIN TV Credit Agreement]

                        THE BANK OF NOVA SCOTIA, individually and as
                          Documentation Agent

                        By:___________________________
                             Name:
                             Title:

                   [Signature Page to LIN TV Credit Agreement]

                        WACHOVIA BANK, NATIONAL ASSOCIATION,
                          individually and as Documentation Agent

                        By:___________________________
                             Name:
                             Title:

                   [Signature Page to LIN TV Credit Agreement]

                        SUNTRUST BANK, individually and as Co-Documentation
                          Agent

                        By:___________________________
                             Name:
                             Title:

                   [Signature Page to LIN TV Credit Agreement]

                        SUMITOMO MITSUI BANKING CORPORATION,
                           as Lender

                        By:___________________________
                             Name:
                             Title:

                   [Signature Page to LIN TV Credit Agreement]

                                   UFJ BANK, as Lender

                                   By: ___________________________
                                        Name:
                                        Title:

                   [Signature Page to LIN TV Credit Agreement]

                                   MIZUHO CORPORATE BANK, LTD., as Lender

                                   By: ___________________________
                                        Name:
                                        Title:

                   [Signature Page to LIN TV Credit Agreement]

                                   U.S. BANCORP, as Lender

                                   By: ___________________________
                                        Name:
                                        Title:

                   [Signature Page to LIN TV Credit Agreement]

                                   BANK OF TOKYO-MITSUBISHI TRUST
                                       COMPANY, as Lender

                                   By: ___________________________
                                        Name:
                                        Title:

                   [Signature Page to LIN TV Credit Agreement]

                                   UNION BANK OF CALIFORNIA, N.A., as Lender

                                   By: ___________________________
                                        Name:
                                        Title:

                   [Signature Page to LIN TV Credit Agreement]

                                   THE BANK OF NEW YORK, as Lender

                                   By: ___________________________
                                        Name:
                                        Title:

                   [Signature Page to LIN TV Credit Agreement]

                                   MORGAN STANLEY, as Lender

                                   By: ___________________________
                                        Name:
                                        Title:

                                                                       EXHIBIT B

                         FORM OF COMPLIANCE CERTIFICATE

To:  The Lenders Parties to the
     Credit Agreement Described Below

            This Compliance Certificate is furnished pursuant to Section 6.2(a) of the Credit Agreement, dated as of March ___, 2005, among LIN Television Corporation (the "Borrower"), Televicentro of Puerto Rico, LLC, the several banks and other financial institutions from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, issuing lender and swingline lender, and the other parties named therein (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed to them in the Credit Agreement.

            THE UNDERSIGNED HEREBY CERTIFIES AS OF THE DATE HEREOF THAT:

            1.    I am the duly elected ____ of the Borrower;

            2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the financial condition of the Borrower and its Subsidiaries;

            3. Except as set forth below, to the best of my knowledge, no Default has occurred and is continuing; and

            4. Schedule I attached hereto sets forth reasonably detailed calculations demonstrating compliance with subsection 7.1 of the Credit Agreement as of [insert date of most recently ended quarter].

            Described below are any Defaults that have occurred and are continuing and any action which the Borrower or the relevant Subsidiary has taken, is taking, or proposes to take with respect to each Default:

            The foregoing certifications, together with the calculations set forth in Schedule I hereto and the financial statements delivered with this Certificate, are made and delivered in my capacity described in paragraph 1 above for and on behalf of the Borrower this ___ day of ________, 200_.

                                   LIN TELEVISION CORPORATION

                                   By ____________________________
                                        Name:
                                        Title:

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

                                                                       EXHIBIT C

                           FORM OF CLOSING CERTIFICATE

                              [NAME OF LOAN PARTY]

      This Certificate is given by [    ] (the "Company") pursuant to Section
5.1(e) of the Credit Agreement, dated as of March __, 2005 (the "Credit Agreement"; terms defined therein being used herein as therein defined), among LIN Television Corporation, as Borrower, Televicentro of Puerto Rico, LLC, the several banks and other financial institutions from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, issuing lender and swingline lender and the other parties named therein (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Closing Certificate have the meanings ascribed to them in the Credit Agreement.

      The undersigned, [insert name], [insert title], of the Company does hereby certify on behalf of the Company as of the date hereof that:

            5. [    ] is and at all times since [_______ __, 200_] has been, the duly elected and qualified [Assistant] Secretary of the Company and the signature set forth for such officer below is such officer's true and genuine signature;

and the undersigned [Assistant] Secretary of the Company does hereby certify on behalf of the Company as of the date hereof that:

            6. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Company, nor has any other event occurred adversely affecting or threatening the continued corporate existence of the Company after the date hereof;

            7. Attached hereto as Annex I is a correct and complete copy of resolutions duly adopted by the Board of Directors of the Company on [_________ __, 200_ ]authorizing (i) the execution, delivery and performance of the Loan Documents to which it is a party and (ii) the transactions contemplated by the Loan Documents to which it is a party; such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; such resolutions are the only [corporate] proceedings of the Company now in force relating to or affecting the matters referred to therein; attached hereto as Annex 2 is a correct and complete copy of the [By-Laws] of the Company as in effect at all times since __________ __, 200_ to and including the date hereof, and such [By-Laws] have not been amended, repealed, modified or restated; attached hereto as Annex 3 is a correct and complete copy of the [Certificate of Incorporation] of the Company as in effect at all times since [_________ __, 200_] to and including as of the date hereof, and such Certificate of Incorporation has not been amended, repealed, modified or restated;

            8. Each person who, as an officer of the Company signed the Credit Agreement, the Guarantee and Collateral Agreement or any other document delivered prior hereto or on the date hereof pursuant to, or in connection with, the Credit Agreement or the transactions contemplated thereby, was at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer, and the signatures of such persons appearing on such documents are their genuine signatures.

      IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date set forth below.

By: _______________________________     By:______________________________
    Name:                                  Name:
    Title:                                 Title: [Assistant] Secretary

Date:  March __, 2005

                                                                         Annex I

                                   Resolutions

                                                                         Annex 2

                                    [By-Laws]

                                                                         Annex 3

                         Certificate of [Incorporation]

                                                                       Exhibit E

                        FORM OF ASSIGNMENT AND ACCEPTANCE

      Reference is made to the Credit Agreement, dated as of March ___, 2005 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among LIN Television Corporation (the "Borrower"), Televicentro of Puerto Rico, LLC (the "Permitted Borrower"), the several lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, as Issuing Lender and as Swingline Lender. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

      The Assignor named on Schedule 1 (the "Assignor") and the Assignee named on Schedule 1 (the "Assignee") agree as follows:

            9. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), an interest as specified in Schedule 1 (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to those Facilities described on Schedule 1 (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on Schedule 1.

            10. The Assignor (a) represents and warrants that (i) it is legally authorized to enter into this Assignment and Acceptance, (ii) it is the legal and beneficial owner of the interest being assigned by it hereunder and (iii) such interest is free and clear of all liens and encumbrances; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the

Assigned Interest, that it has not created any adverse claim upon the Assigned Interest and that the Assigned Interest is free and clear of any such adverse claim; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, the Permitted Borrower or any of their Subsidiaries or the performance or observance by the Borrower, the Permitted Borrower or any other Loan Party of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto.

            11. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements referred to in subsections 4.1 and 6.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;
(c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender or agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents and any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and the other Loan Documents and will perform in accordance with its terms all the obligations which by the terms of the Credit

Agreement and the other Loan Documents are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to subsection 2.17(b) of the Credit Agreement.

            12. The effective date of this Assignment and Acceptance shall be as specified on Schedule 1 (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to subsection 10.6(b) of the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the execution hereof).

            13. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interests, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment direct.

            14. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents (other than any such rights which expressly survive the termination thereof).

            15. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

      IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                   SCHEDULE 1
                          TO ASSIGNMENT AND ACCEPTANCE
                        RELATING TO THE CREDIT AGREEMENT,
                          DATED AS OF MARCH ___, 2005,
                                      AMONG
                           LIN TELEVISION CORPORATION,
                        TELEVICENTRO OF PUERTO RICO, LLC,
                 THE LENDERS FROM TIME TO TIME PARTIES THERETO,
             AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT,
                   AS ISSUING LENDER AND AS SWINGLINE LENDER.

Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

                                       Principal                   Commitment Percentage Assigned
Facility Assigned                   Amount Assigned                       (if applicable)
-----------------                   ---------------                ------------------------------
                                      $_________                            __________%
                                      $_________                            __________%

The terms set forth above and in the Assignment and Acceptance to which this
Schedule I is attached are hereby agreed to:

                                        [Consented to and]* Accepted for the
                                        Recordation in the Register:

_____________, as Assignor              JPMORGAN CHASE BANK, N.A.,
                                        as Administrative Agent

By:                                     By:
   Name:                                    Name:
   Title:                                   Title:

                                        [Consented to]*

______________, as Assignee             [LIN TELEVISION CORPORATION]

By:                                     By:
   Name:                                   Name:
   Title:                                  Title:

----------
*     To be completed only if consents are required under Subsection 10.6(b).

                                                                       Exhibit F

                              FORM OF LEGAL OPINION
                             OF COVINGTON & BURLING

                                                                  March 11, 2005

The Lenders party to the Credit Agreement referred to below and JPMorgan Chase Bank, N.A., as Administrative Agent
c/o JPMorgan Chase Bank, N.A.
270 Park Avenue, 4th Floor
New York, NY 10017
Ladies and Gentlemen:

      We have acted as special New York counsel to LIN Television Corporation, a Delaware corporation (the "Borrower"), and Televicentro of Puerto Rico, LLC, a Delaware limited liability company (the "Permitted Borrower"), in connection with (i) the Credit Agreement, dated as of March 11, 2005 (the "Credit Agreement"), among the Borrower and the Permitted Borrower, the several banks and other financial institutions or entities from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent (the "Administrative Agent"), as an issuing lender and as swingline lender, Deutsche Bank Trust Company Americas, as syndication agent and as an issuing lender, Bank of America, The Bank of Nova Scotia and Wachovia Bank, National Association, as documentation agents, Suntrust Bank, as co-documentation agent, and J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc., as joint lead arrangers and joint bookrunners, (ii) the Guarantee and Collateral Agreement, dated as of March 11, 2005 (the "Guarantee and Collateral Agreement"), made by the Borrower, the Permitted Borrower and certain other subsidiaries of the Borrower in favor of the Administrative Agent, (iii) the Guarantee, dated as of March 11, 2005 (the "Parent Guarantee"), made by LIN TV Corp. (the "Parent" and, together with the Borrower and the Permitted Borrower, the "LIN Parties") in favor of the Administrative Agent, and (iv) the Stock Pledge Agreement, dated as of March 11, 2005 (the "Parent Pledge Agreement" and, together with the Credit Agreement, the Guarantee and Collateral Agreement and the Parent Guarantee, the "Loan Documents"), made by the Parent in favor of the Administrative Agent. This letter is delivered to you pursuant to Section 5.1(c) of the Credit Agreement. Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Credit Agreement.

March 11, 2005
Page 2

      We have reviewed the Loan Documents, the forms of UCC-1 financing statements (collectively, the "Financing Statements") to be filed in the office of the Secretary of State of Delaware pursuant to the Guarantee and Collateral Agreement and the Parent Pledge Agreement, and such corporate records, certificates and other documents, and such questions of law, as we have deemed necessary or appropriate for the purposes of this opinion.

      We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals. We have assumed further that each of the parties to the Loan Documents (other than the LIN Parties) has duly authorized, executed and delivered each of the Loan Documents to which it is a party and that each of the Loan Documents is the valid and binding obligation of each party thereto (other than the LIN Parties), enforceable against such party in accordance with its terms. We have assumed further that the execution and delivery of the Loan Documents by the LIN Parties and the performance by the LIN Parties of their respective obligations thereunder do not and will not violate or contravene any judgment, order, decree or permit issued by any court, arbitrator or governmental or regulatory authority, or conflict with or result in the breach of, or constitute a default under, any contract or other instrument binding on or affecting the LIN Parties or any of their respective properties or assets (other than those agreements listed on Schedule A). We have assumed further the accuracy of the representations and compliance with the covenants set forth in the Loan Documents.

      For purposes of the opinion set forth in paragraph 5(iii) below, we have assumed that, after giving effect to any borrowing by the Borrower or the Permitted Borrower under the Credit Agreement, the aggregate principal amount of all Indebtedness outstanding under the Credit Agreement will not exceed $570,000,000.

      We have relied as to certain matters on information obtained from public officials, officers of each of the LIN Parties and other sources believed by us to be responsible. We have made no investigation for the purpose of verifying the assumptions set forth herein.

      Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that, insofar as the law of the State of New York, the Delaware General Corporation Law (the "DGCL"), the Delaware Limited Liability Company Act (the "DLLCA"), and the Federal law of the United States of America are concerned:

            1. Each of the Borrower and the Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to execute and deliver the Loan Documents to which it is party and to consummate the transactions contemplated thereby.

            2. The Permitted Borrower is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has the power and authority under the DLLCA to execute, deliver and perform the Loan Documents to which it is party and to consummate the transactions contemplated thereby.

March 11, 2005
Page 3

            3. Each LIN Party has duly authorized, executed and delivered the Loan Documents to which it is a party and each of such Loan Documents constitutes the valid and binding obligation of such LIN Party, enforceable against such LIN Party in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            4. No consent, approval, authorization or other action by or filing with any governmental agency or instrumentality of the State of New York or the United States of America or under the DGCL or the DLLCA is required on the part of any LIN Party for the execution and delivery by such LIN Party of the Loan Documents to which it is a party or the consummation of the transactions contemplated thereby in accordance with the terms thereof, except (i) such filings and other actions as are required to perfect the security interests and liens granted under the Security Documents, and (ii) those required under Federal and state securities laws.

            5. The execution and delivery of the Loan Documents by the LIN Parties and the consummation by the LIN Parties of the transactions contemplated thereby in accordance with the terms thereof do not and will not (i) breach the provisions of the certificate of incorporation, certificate of formation, by-laws or limited liability company agreement, as applicable, of any of the LIN Parties, (ii) violate the DGCL, the DLLCA or any New York or Federal statute, law, rule or regulation known to us to which any of the LIN Parties is subject, or (iii) breach the provisions of, or cause a default under, any agreement listed on Schedule A.

            6. The Guarantee and Collateral Agreement creates, in favor of the Administrative Agent for the benefit of the Secured Parties (as defined in the Guarantee and Collateral Agreement), a valid security interest under Article 9 of the New York Uniform Commercial Code (the "New York UCC") in the rights of the Borrower and the Permitted Borrower in the Collateral (as defined in the Guarantee and Collateral Agreement) to secure the Obligations (as defined in the Guarantee and Collateral Agreement), to the extent that a security interest in the Collateral may be created under Article 9 of the New York UCC. The Parent Pledge Agreement creates, in favor of the Administrative Agent for the benefit of the Secured Parties (as defined in the Parent Pledge Agreement), a valid security interest under Article 9 of the New York UCC in the rights of the Parent in the Collateral (as defined in the Parent Pledge Agreement) to secure the Guarantee Obligations (as defined in the Parent Pledge Agreement), to the extent that a security interest in the Collateral may be created under Article 9 of the New York UCC.

            7. The Financing Statements are in proper form for filing in the office of the Secretary of State of the State of Delaware. Upon the due filing of the Financing Statements in the office of the Secretary of State of the State of Delaware, the security interests described in paragraph 6 above will be perfected to the extent that a security interest in the Collateral may be perfected under Article 9 of the Delaware Uniform Commercial Code (the "Delaware UCC") by filing a financing statement in such office.

March 11, 2005
Page 4

      The foregoing opinion is subject to the following qualifications:

            (a) The enforceability of rights and remedies purported to be granted under the Loan Documents may be limited by applicable law, but those limitations (exclusive of the matters referred to in the other qualifications set forth herein) do not make the rights and remedies afforded under the Loan Documents inadequate for the practical realization of the principal benefits intended to be provided by the Loan Documents.

            (b) We express no opinion as to the existence and adequacy of consideration received for the Loan Documents. As contemplated by paragraph 3 above, we express no opinion regarding the effect of fraudulent transfer laws upon the Loan Documents.

            (c) We express no opinion as to any right of setoff, bankers lien, netting or counterclaim or right to the application of property in the possession or control of the Administrative Agent, any Lender or any Participant.

            (d) We express no opinion as to (i) waivers of defenses, subrogation and related rights, rights to trial by jury, rights to object to venue, or other rights or benefits bestowed by operation of law, (ii) exclusive jurisdiction or venue provisions, (iii) releases or waivers of unmatured claims or rights, (iv) indemnification, contribution or exculpation provisions to the extent they purport to indemnify any party against, or release or limit any party's liability for, its own breach or failure to comply with statutory obligations, or to the extent such provisions are contrary to public policy, (v) grants of powers of attorney or proxies, (vi) provisions for liquidated damages and penalties, penalty interest and interest on interest, (vii) provisions purporting to govern post-judgment interest, (viii) provisions purporting to require any LIN Party to confess judgment, (ix) provisions purporting to require a prevailing party in a dispute to pay attorneys' fees and expenses, or other costs, to a non-prevailing party, (x) provisions purporting to supersede equitable principles, including without limitation provisions requiring amendments and waivers to be in writing and provisions making notices effective even if not actually received, (xi) provisions purporting to make a party's determination conclusive, or (xii) provisions in the Loan Documents requiring compliance with the terms of any agreement or other instrument that is not a Loan Document.

            (e) We express no opinion as to (i) the ownership of or title to, or rights in, any property, or as to the adequacy of any description of any property, (ii) any security interest or lien, other than as specifically set forth in paragraphs 6 and 7 above, or (iii) the priority of any security interest or lien.

            (f) We express no opinion as to the creation, legality, validity, binding effect, perfection or enforceability of (i) any security interest in any property to the extent Article 9 of the New York UCC (or, in the case of perfection of a security interest perfected by filing a financing statement,
Article 9 of the Delaware UCC) does not apply to or does not govern such property or the creation, legality, validity, binding effect, perfection and enforceability of such security interest; (ii) any security interest in proceeds other than identifiable cash proceeds to the

March 11, 2005
Page 5

extent provided in Section 9-315 under the New York UCC; (iii) any security interest in money or deposit accounts; (iv) any security interest to the extent limited by Section 552 of the Federal Bankruptcy Code; (v) any security interest or other right or interest in rights upon condemnation, expropriation, takings or similar actions of governments, or in any proceeds of any exercise of such rights; (vi) any security interest or lien in real property, fixtures or interests therein; (vii) any security interest or other right or interest in insurance policies or proceeds; (viii) any security interest in uncertificated securities; (ix) any security interest in any right the assignment of which requires the consent of another person which has not been duly obtained; (x) any security interest or lien in any domestic or foreign patents, copyrights, trade names, trademarks, service marks, trade dress, open records of invention and registrations and applications for any of the foregoing; or (xi) any security interest or lien in farm products, timber, or oil, natural gas or minerals or other as-extracted collateral.

            (g) We express no opinion as to any legal requirements or restrictions applicable to the Administrative Agent or any Lender.

            (h) Our opinions in paragraphs 4 and 5(ii) above are limited to laws, rules and regulations normally applicable to transactions of the type contemplated by the Loan Documents and do not extend to the Federal Communications Act or the rules, regulations or policies of the Federal Communications Commission ("FCC") promulgated thereunder, any other FCC rule, regulation or policy or any laws, rules or regulations relating to, or to licenses, permits, approvals and filings necessary for, the conduct of the business of any of the LIN Parties, or to any environmental laws, rules or regulations.

            (i) We express no opinion as to any Federal or state securities or Blue Sky laws, any commodities laws, any insurance laws, any tax laws or the Employee Retirement Income Security Act of 1974 or any regulations thereunder.

      We are members of the bar of the State of New York. We do not express any opinion herein on any laws other than the law of the State of New York, the DGCL, the DLLCA and the Federal law of the United States of America. Our opinion in paragraph 7 above is based solely on our review of Article 9 of the Delaware UCC as reported by The LexisNexis Group pursuant to an online search performed on March 10, 2005.

      This opinion is given solely for your benefit and may not be relied upon by any other person without our prior written consent.

                                        Very truly yours,

                                   SCHEDULE A

1. Indenture, dated as of May 12, 2003, as supplemented by the First Supplemental Indenture, dated as of March [ ], 2005, among LIN Television Corporation, the guarantors named therein and The Bank of New York, as trustee, relating to $375,000,000 in aggregate principal amount of 6 -1/2% Senior Subordinated Notes due 2013.

2. Indenture, dated as of May 12, 2003, as supplemented by the First Supplemental Indenture, dated as of March [ ], 2005, among LIN Television Corporation, the guarantors named therein and The Bank of New York, as trustee, relating to $125,000,000 in aggregate principal amount of 2.50% Exchangeable Senior Subordinated Debentures due 2033.

                                                                    Exhibit G -1

             [Form of Incremental Revolving Loan Activation Notice]

                  INCREMENTAL REVOLVING LOAN ACTIVATION NOTICE

To: JPMorgan Chase Bank, N.A.,
    as Administrative Agent under the Credit Agreement referred to below

            Reference is hereby made to the Credit Agreement dated as of March ___, 2005 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), among LIN Television Corporation (the "Borrower"), Televicentro of Puerto Rico, LLC, the several banks and other financial institutions from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent, issuing lender and swingline lender and the other parties named therein (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Incremental Revolving Activation Notice have the meanings ascribed to them in the Credit Agreement.

            This notice is the Incremental Revolving Loan Activation Notice referred to in the Credit Agreement, and the Borrower and each of the banks or other financial institutions signatory hereto (the "Incremental Lenders") hereby notify you that they intend to establish an Incremental Revolving Loan Facility:

            16. The Incremental Revolving Loan Amount of each Incremental Lender under such Incremental Revolving Loan Facility is set forth opposite such Incremental Lender's name on the signature pages hereof under the caption "Incremental Revolving Loan Amount".

            17. The Incremental Revolving Loan Closing Date for such Incremental Revolving Loan Facility is ________.

            18. The Incremental Revolving Loan Maturity Date for such Incremental Revolving Loan Facility is _________.

            The Applicable Margin and Commitment Fee Rate for such Incremental Revolving Loan Facility shall be as set forth in Annex A attached hereto.

                                   LIN TELEVISION CORPORATION

                                   By ____________________________________
                                      Name:
                                      Title:

Incremental Revolving Loan Amount  [NAME OF INCREMENTAL LENDER]

$

                                   By _____________________________________
                                      Name:
                                      Title:

CONSENTED TO:

JPMORGAN CHASE BANK, N.A.,
  as Administrative Agent

By _____________________________
   Name:
   Title:

                                                                     Exhibit G-2

                [Form of Incremental Term Loan Activation Notice]

                     INCREMENTAL TERM LOAN ACTIVATION NOTICE

To: JPMorgan Chase Bank, N.A.,
    as Administrative Agent under the Credit Agreement referred to below

            Reference is hereby made to the Credit Agreement dated as of March ___, 2005 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), among LIN Television Corporation, a Delaware corporation (the "Borrower"), Televicentro of Puerto Rico, LLC, a Delaware limited liability company, the several banks and other financial institutions from time to time parties thereto (the "Lenders"), and JPMorgan Chase Bank, N.A., as administrative agent, issuing lender and swingline lender and the other parties named therein(as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used herein have the meanings ascribed to them in the Credit Agreement.

            This notice is the Incremental Term Loan Activation Notice referred to in the Credit Agreement, and the Borrower and each of the banks or other financial institutions signatory hereto (the "Incremental Lenders") hereby notify you that they intend to establish an Incremental Term Loan Facility under the Credit Agreement and that:

            19. The Incremental Term Loan Amount of each Incremental Lender under such Incremental Term Loan Facility is set forth opposite such Incremental Lender's name on the signature pages hereof under the caption "Incremental Term Loan Amount".

            20. The Incremental Term Loan Closing Date for such Incremental Term Loan Facility is ___________________.

            21. The Incremental Term Loan Maturity Date is ________________.

            Annex A sets forth (a) the amortization schedule relating to such Incremental Term Loan Facility and (b) the Applicable Margin for such Incremental Term Loan Facility.

                                   LIN TELEVISION CORPORATION

                                   By ____________________________________
                                      Name:
                                      Title:

Incremental Term Loan Amount       [NAME OF INCREMENTAL LENDER]

$

                                   By _____________________________________
                                      Name:
                                      Title:

CONSENTED TO:

JPMORGAN CHASE BANK, N.A.,
  as Administrative Agent

By _____________________________
   Name:
   Title:

                                                                       EXHIBIT H

                FORM OF SWINGLINE LOAN PARTICIPATION CERTIFICATE

                                                       _______________ __, _____

[Name of Revolving Credit Lender]
[Address of Revolving Credit Lender]

Ladies and Gentlemen:

            Pursuant to subsection 2.4 of the Credit Agreement, dated as of March __, 2005 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined), among LIN Television Corporation, a Delaware corporation, Televicentro of Puerto Rico, LLC, a Delaware limited liability company, the several banks and other financial institutions from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent, issuing lender and swingline lender and the other parties named therein, the undersigned, as Swingline Lender under the Credit Agreement, hereby acknowledges receipt from you on the date hereof of _________ DOLLARS (________) as payment for a participating interest in the following Swingline Loan:

          Date of Swingline Loan:                 ________________

          Principal Amount of Swingline Loan
          Participating Interest:                 $_______________

                                        Very truly yours,

                                        JPMORGAN CHASE BANK, N.A.

                                        By: ________________________________
                                            Name:
                                            Title:

                                                                     EXHIBIT I-1

                         [FORM OF REVOLVING CREDIT NOTE]

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

                              REVOLVING CREDIT NOTE

$_________________

                                                                   New York, New
York

            FOR VALUE RECEIVED, the undersigned, LIN Television Corporation, a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to
the order of [    ] (the "Lender") or its registered assigns, at the office of
JPMorgan Chase Bank, N.A., located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, on the Revolving Credit Termination Date, the principal amount of __________________ DOLLARS ($______), or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans (as defined in the Credit Agreement (as defined below); capitalized terms used herein but not defined have the meanings given to them in the Credig Agreement) made by the Lender to the Borrower pursuant to subsection 2.4 of the Credit Agreement (as defined below). The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount of Revolving Credit Loans made by the Lender from time to time outstanding at the rates and on the dates specified in subsection 2.12 of the Credit Agreement.

            The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, the date, Type and amount of each Revolving Credit Loan made by the Lender and the date and amount of each payment or prepayment of principal thereof, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of Eurodollar Loans, the length of each Interest Period and the Eurodollar Rate with respect thereto, provided that the failure to make any such endorsement or any error in such endorsement shall not affect the obligation of the Borrower under the Credit Agreement.

            This Note (a) is one of the Revolving Credit Notes referred to in the Credit Agreement, dated as of March __, 2005 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, Televicentro of Puerto Rico, LLC, the banks, financial institutions and other entities from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent, issuing lender and swingline lender and the other parties named therein, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

            Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement. All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind (except as expressly provided in the Credit Agreement and the Loan Documents, including, without limitation, Section 8 of the Credit Agreement).

            THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK

                                   LIN TELEVISION CORPORATION

                                   By: ________________________________
                                       Title:

                                                                      Schedule A
                                                        to Revolving Credit Note

          LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF ABR LOANS

                                                                   Amount of ABR Loans
                           Amount Converted  Amount of Principal  Converted to Eurodollar   Unpaid Principal
Date  Amount of ABR Loans    to ABR Loans    of ABR Loans Repaid          Loans            Balance of ABR Loans   Notation Made By
----  -------------------  ----------------  -------------------  -----------------------  --------------------   ----------------

----  -------------------  ----------------  -------------------  -----------------------  --------------------   ----------------

----  -------------------  ----------------  -------------------  -----------------------  --------------------   ----------------

----  -------------------  ----------------  -------------------  -----------------------  --------------------   ----------------

----  -------------------  ----------------  -------------------  -----------------------  --------------------   ----------------

----  -------------------  ----------------  -------------------  -----------------------  --------------------   ----------------

----  -------------------  ----------------  -------------------  -----------------------  --------------------   ----------------

----  -------------------  ----------------  -------------------  -----------------------  --------------------   ----------------

----  -------------------  ----------------  -------------------  -----------------------  --------------------   ----------------

----  -------------------  ----------------  -------------------  -----------------------  --------------------   ----------------

----  -------------------  ----------------  -------------------  -----------------------  --------------------   ----------------

----  -------------------  ----------------  -------------------  -----------------------  --------------------   ----------------

----  -------------------  ----------------  -------------------  -----------------------  --------------------   ----------------

----  -------------------  ----------------  -------------------  -----------------------  --------------------   ----------------

----  -------------------  ----------------  -------------------  -----------------------  --------------------   ----------------

                                                                      Schedule B
                                                        to Revolving Credit Note

              LOANS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

                                                              Amount of       Amount of
       Amount of  Amount Converted to  Interest Period and    Principal    Eurodollar Loans  Unpaid Principal
      Eurodollar   or Continued as     Eurodollar Rate with of Eurodollar  Converted to ABR     Balance of
Date    Loans      Eurodollar Loans       Respect Thereto   Loans Prepaid       Loans        Eurodollar Loans  Notation Made By
----  ----------  -------------------  -------------------  -------------  ----------------  ----------------  ----------------

----  ----------  -------------------  -------------------  -------------  ----------------  ----------------  ----------------

----  ----------  -------------------  -------------------  -------------  ----------------  ----------------  ----------------

----  ----------  -------------------  -------------------  -------------  ----------------  ----------------  ----------------

----  ----------  -------------------  -------------------  -------------  ----------------  ----------------  ----------------

----  ----------  -------------------  -------------------  -------------  ----------------  ----------------  ----------------

----  ----------  -------------------  -------------------  -------------  ----------------  ----------------  ----------------

----  ----------  -------------------  -------------------  -------------  ----------------  ----------------  ----------------

----  ----------  -------------------  -------------------  -------------  ----------------  ----------------  ----------------

----  ----------  -------------------  -------------------  -------------  ----------------  ----------------  ----------------

----  ----------  -------------------  -------------------  -------------  ----------------  ----------------  ----------------

----  ----------  -------------------  -------------------  -------------  ----------------  ----------------  ----------------

----  ----------  -------------------  -------------------  -------------  ----------------  ----------------  ----------------

----  ----------  -------------------  -------------------  -------------  ----------------  ----------------  ----------------

----  ----------  -------------------  -------------------  -------------  ----------------  ----------------  ----------------

                                                                     EXHIBIT I-2

                               [FORM OF TERM NOTE]

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$______________                                                   New York, New
York

            FOR VALUE RECEIVED, the undersigned, [LIN Television Corporation, a Delaware corporation (the "Borrower")] [Televicentro of Puerto Rico, LLC, a Delaware limited liability company (the "Permitted Borrower"], hereby unconditionally promises to pay to the order ________ of (the "Lender") or its registered assigns, at the office of JPMorgan Chase Bank, N.A., located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the principal amount of __________________ DOLLARS ($______), or, if less, the unpaid principal amount of the [Tranche A] [Incremental] Term Loan (the "Term Loan") (as defined in the Credit Agreement (as defined below); capitalized terms used herein but not defined have the meanings given to them in the Credit Agreement) made by the Lender pursuant to subsection 2.1 of the Credit Agreement (as defined below). The principal amount of the Term Loan made by the Lender shall be paid in the amounts and on the dates specified in subsection 2.3 of the Credit Agreement. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount of the Term Loan made by the Lender from time to time outstanding at the rates and on the dates specified in subsection 2.12 of the Credit Agreement.

            The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, the date, Type and amount of the Term Loan made by the Lender and the date and amount of each payment or repayment of principal with respect thereto, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of Eurodollar Loans, the length of each Interest Period and the Eurodollar Rate with respect thereto, provided that the failure to make any such endorsement or any error in such endorsement shall not affect the obligation of the Borrower under the Credit Agreement.

            This Note (a) is one of the Term Notes referred to in the Credit Agreement, dated as of March __, 2005 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Permitted Borrower, the Lender, the other banks, financial institutions and other entities from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent, swingline lender and issuing lender and the other parties named therein (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents.

Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

            Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement. All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind (except as expressly provided in the Credit Agreement and the Loan Documents, including, without limitation, Section 8 of the Credit Agreement).

            THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                  [LIN TELEVISION CORPORATION]
                                  [TELEVICENTRO OF PUERTO RICO,LLC]

                                   By: ________________________________
                                       Title:

                                                                      Schedule A
                                                                    to Term Note

                 LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS

                                                                    Amount of ABR Loans
                           Amount Converted  Amount of Principal   Converted to Eurodollar    Unpaid Principal
Date  Amount of ABR Loans    to ABR Loans    of ABR Loans Repaid           Loans            Balance of ABR Loans  Notation Made By
----  -------------------  ----------------  -------------------   -----------------------  --------------------  ----------------

----  -------------------  ----------------  -------------------   -----------------------  --------------------  ----------------

----  -------------------  ----------------  -------------------   -----------------------  --------------------  ----------------

----  -------------------  ----------------  -------------------   -----------------------  --------------------  ----------------

----  -------------------  ----------------  -------------------   -----------------------  --------------------  ----------------

----  -------------------  ----------------  -------------------   -----------------------  --------------------  ----------------

----  -------------------  ----------------  -------------------   -----------------------  --------------------  ----------------

----  -------------------  ----------------  -------------------   -----------------------  --------------------  ----------------

----  -------------------  ----------------  -------------------   -----------------------  --------------------  ----------------

----  -------------------  ----------------  -------------------   -----------------------  --------------------  ----------------

----  -------------------  ----------------  -------------------   -----------------------  --------------------  ----------------

----  -------------------  ----------------  -------------------   -----------------------  --------------------  ----------------

----  -------------------  ----------------  -------------------   -----------------------  --------------------  ----------------

----  -------------------  ----------------  -------------------   -----------------------  --------------------  ----------------

----  -------------------  ----------------  -------------------   -----------------------  --------------------  ----------------

                                                                      Schedule B
                                                                    to Term Note

      LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

                                        Interest Period                           Amount of
       Amount of  Amount Converted to   and Eurodollar    Amount of Principal     Eurodollar     Unpaid Principal
      Eurodollar    or Continued as    Rate with Respect  of Eurodollar Loans   Loans Converted     Balance of
Date     Loans     Eurodollar Loans         thereto             Repaid           to ABR Loans    Eurodollar Loans  Notation Made By
----  ----------  -------------------  -----------------  -------------------   ---------------  ----------------  ----------------

----  ----------  -------------------  -----------------  -------------------   ---------------  ----------------  ----------------

----  ----------  -------------------  -----------------  -------------------   ---------------  ----------------  ----------------

----  ----------  -------------------  -----------------  -------------------   ---------------  ----------------  ----------------

----  ----------  -------------------  -----------------  -------------------   ---------------  ----------------  ----------------

----  ----------  -------------------  -----------------  -------------------   ---------------  ----------------  ----------------

----  ----------  -------------------  -----------------  -------------------   ---------------  ----------------  ----------------

----  ----------  -------------------  -----------------  -------------------   ---------------  ----------------  ----------------

----  ----------  -------------------  -----------------  -------------------   ---------------  ----------------  ----------------

----  ----------  -------------------  -----------------  -------------------   ---------------  ----------------  ----------------

----  ----------  -------------------  -----------------  -------------------   ---------------  ----------------  ----------------

----  ----------  -------------------  -----------------  -------------------   ---------------  ----------------  ----------------

----  ----------  -------------------  -----------------  -------------------   ---------------  ----------------  ----------------

----  ----------  -------------------  -----------------  -------------------   ---------------  ----------------  ----------------

----  ----------  -------------------  -----------------  -------------------   ---------------  ----------------  ----------------

                                                                     EXHIBIT I-3

                            [FORM OF SWINGLINE NOTE]

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$__________                                                   New York, New York

            FOR VALUE RECEIVED, the undersigned, LIN Television Corporation, a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of JPMorgan Chase Bank, N.A. (the "Swingline Lender") and its registered assigns, on the Revolving Credit Termination Date, as defined in the Credit Agreement referred to below, at its office located at 270 Park Avenue, New York, NY 10017, in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal amount of all Swingline Loans made by the Swingline Lender to the Borrower pursuant to subsection 2.4 of the Credit Agreement (as defined below). The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount of Swingline Loans made by the Lender from time to time outstanding at the rates and on the dates specified in subsection 2.12 of the Credit Agreement. The holder of this Swingline Note is authorized to record the date and the amount of each Swingline Loan made by the Swingline Lender pursuant to subsection 2.4 of the Credit Agreement and the date and amount of each payment or prepayment of the principal hereof on Schedule I annexed hereto and made a part hereof, provided that the failure to make any such recordation (or any error in such recordation) shall not affect the obligations of the Borrower under the Credit Agreement.

            This Swingline Note is the Swingline Note referred to in the Credit Agreement, dated as of March ___ , 2005 among the Borrower, Televicentro of Puerto Rico, LLC, a Delaware limited liability company, the several banks and other financial institutions from time to time parties thereto, and JPMorgan Chase Bank, N.A. as administrative agent, swingline lender and issuing lender and the other parties named therein (as the same may from time to time be amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein but not defined shall have the meanings given to them in the Credit Agreement), is entitled to the benefits thereof, is secured as provided therein and is subject to optional and mandatory prepayment in whole or in part as provided therein.

            Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Swingline Note shall become, or may be declared to be, immediately due and payable as provided therein. All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind (except as expressly provided in the Credit Agreement and the Loan Documents, including, without limitation, Section 8 of the Credit Agreement).

            THIS SWINGLINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK

                                  LIN TELEVISION CORPORATION

                                  By: _______________________________
                                      Title:

                                                                      Schedule A
                                                                    to Term Note

              LOANS, CONVERSIONS AND REPAYMENTS OF SWINGLINE LOANS

                                    Amount of Principal of   Unpaid Principal Balance of
Date     Amount of Swingline Loans  Swingline Loans Repaid        Swingline Loans          Notation Made By
----     -------------------------  ----------------------   ---------------------------   ----------------

----     -------------------------  ----------------------   ---------------------------   ----------------

----     -------------------------  ----------------------   ---------------------------   ----------------

----     -------------------------  ----------------------   ---------------------------   ----------------

----     -------------------------  ----------------------   ---------------------------   ----------------

----     -------------------------  ----------------------   ---------------------------   ----------------

----     -------------------------  ----------------------   ---------------------------   ----------------

----     -------------------------  ----------------------   ---------------------------   ----------------

----     -------------------------  ----------------------   ---------------------------   ----------------

----     -------------------------  ----------------------   ---------------------------   ----------------

----     -------------------------  ----------------------   ---------------------------   ----------------

----     -------------------------  ----------------------   ---------------------------   ----------------

----     -------------------------  ----------------------   ---------------------------   ----------------

----     -------------------------  ----------------------   ---------------------------   ----------------

----     -------------------------  ----------------------   ---------------------------   ----------------

                                                                       EXHIBIT J

                            FORM OF BORROWING NOTICE

JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders referred to below,
270 Park Avenue
New York, NY 10017

Attention of [ ]

                                                                          [Date]

Ladies and Gentlemen:

      The undersigned, [LIN Television Corporation] [Televicentro of Puerto Rico, LLC] (the "Company"), refers to the Credit Agreement dated as of March __, 2005 (the "Credit Agreement"), among [LIN Television Corporation], as Borrower, [Televicentro of Puerto Rico, LLC], as Permitted Borrower, the several banks and other financial institutions from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, issuing lender and swingline lender and the other parties named therein (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Borrowing Request have the meanings ascribed to them in the Credit Agreement. The Company hereby gives you notice pursuant to subsection [2.2] [2.4] [2.5] of the Credit Agreement that it requests a borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such borrowing is requested to be made:

      (A)   Date of Borrowing (which is a Business Day) _______________________

      (B)   Form of Borrowing(1)                        _______________________

      (C)   Principal Amount of Borrowing(2)            _______________________

      (D)   Interest rate basis(3)                      _______________________

      (E)   Interest Periods and the last days          _______________________
            thereof(4)

----------
(1) Revolving Credit, Incremental Term Loan, Incremental Revolving Loan or Swingline Loan.

(2) In the case of Eurodollar Loans, an integral multiple of $100,000 and not less than $5,000,000 and in the case of ABR Loans, an integral multiple of $100,000 and not less than $1,000,000, and in the case of Swingline Loans, an integral multiple of $25,000 and not less than $100,000, but in any event not exceeding the remaining available balance of the applicable Commitment. In the case of Eurodollar Loans, also set forth the respective amounts of each such Type of Loan.

(3)   Eurodollar Loans or ABR Loans.

      (F) Funds are requested to be disbursed to the Company's account with JP Morgan Chase Bank (Account No. ).

----------
(4) Which shall be subject to the definition of "Interest Period" and end not later than the Revolving Credit Termination Date or Incremental Maturity Date, as applicable (applicable for Eurodollar Loans only). In the case of Eurodollar Loans, also set forth the respective amounts of each such Type of Loan.

            Upon acceptance of any or all of the Loans offered by the Lenders in response to this request, the Company shall be deemed to have represented and warranted that the conditions to lending specified in subsection 5.2 of the Credit Agreement have been satisfied.

                                  LIN TELEVISION CORPORATION,

                                  By ________________________________
                                     Name:
                                     Title: [Responsible Officer]

                                                                       EXHIBIT K

                           JOINDER/INCREASE AGREEMENT

            Reference is made to the Credit Agreement, dated as of March ___, 2005 (as heretofore amended, supplemented or otherwise modified, the "Credit Agreement"), among LIN TELEVISION CORPORATION (the "Borrower"), TELEVICENTRO OF PUERTO RICO, LLC (the "Permitted Borrower"), the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the "Administrative Agent"), as Issuing Lender (as defined in the Credit Agreement) and as Swingline Lender (as defined in the Credit Agreement).

            Terms defined in the Credit Agreement and used herein without definition shall have the meaning given to them in the Credit Agreement.

            Upon execution and delivery of this Joinder/Increase Agreement by the parties hereto as provided in Section 2.4 of the Credit Agreement, (i) if the undersigned is not a Lender under the Credit Agreement, the undersigned hereby shall become a Lender thereunder having the Commitments set forth in
Schedule 1 hereto, effective as of the date hereof, or (ii) to the extent the undersigned is a Lender under the Credit Agreement, the undersigned hereby agrees to increase its Commitments as set forth in Schedule 1 hereto, effective as of the date hereof.

            THIS JOINDER/INCREASE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            This Joinder/Increase Agreement may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page hereof by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Joinder/Increase Agreement to be duly executed and delivered by their proper and duly authorized officers as of this __ day of _______, 200_.

                                             ___________________________________
                                             Name of Lender

                                             By ________________________________
                                             Name:
                                             Title:

Accepted and agreed:

LIN TELEVISION CORPORATION

By ________________________________
Name:
Title:

JPMORGAN CHASE BANK, N.A., as
   Administrative Agent

By ________________________________
Name:
Title:

                                                                      Schedule 1

                         COMMITMENTS AND NOTICE ADDRESS

22.   Name of Lender:      __________________________

         Notice Address:   __________________________

                           __________________________

                           __________________________

         Attention:        __________________________

         Telephone:        __________________________

         Facsimile:        __________________________

23.   Revolving Credit Commitment:

                                  SCHEDULE 1.1A

                              LOANS AND COMMITMENTS

                                                          PERMITTED BORROWER
                                        BORROWER TRANCHE    TRANCHE A TERM
                                          A TERM LOAN       LOAN COMMITMENT   REVOLVING CREDIT
      LENDER                               COMMITMENT                            COMMITMENT
      ------                            ----------------  ------------------  ----------------
JPMorgan Chase Bank, N.A.               $   4,924,242.42  $    11,818,181.82  $  15,757,575.76
Deutsche Bank Trust
Company Americas                            4,924,242.42       11,818,181.82     15,757,575.76
Bank of America, N.A.                       4,545,454.55       10,909,090.91     14,545,454.55
The Bank of Nova Scotia                                                          14,545,454.55
Scotiabanc Inc.                             4,545,454.55       10,909,090.91
Wachovia Bank, National Association         4,545,454.55       10,909,090.91     14,545,454.55
Suntrust Bank                               4,545,454.55       10,909,090.91     14,545,454.55
Sumitomo Mitsui Banking Corporation         3,030,303.03        7,272,727.27      9,696,969.70
UFJ Bank                                    3,030,303.03        7,272,727.27      9,696,969.70
Mizuho Corporate Bank, Ltd.                 3,030,303.03        7,272,727.27      9,696,969.70
U.S. Bancorp.                               3,030,303.03        7,272,727.27      9,696,969.70
The Bank of New York                        3,030,303.03        7,272,727.27      9,696,969.70
Bank of Tokyo-
Mitsubishi Trust Company                    3,030,303.03        7,272,727.27      9,696,969.70
Union Bank of California, N.A.              2,272,727.27        5,454,545.45      7,272,727.27
Morgan Stanley                              1,515,151.52        3,636,363.64      4,848,484.85
                                        ================  ==================  ================

TOTALS                                  $  50,000,000.00  $   120,000,000.00  $ 160,000,000.00

                                  SCHEDULE 1.1B

                              MORTGAGED PROPERTIES

1.    Providence County, Rhode Island

(Record Description)

That certain tract or parcel of land with all buildings and improvements thereon, situated on the northwesterly side of Catamore Boulevard, and Jordan Street in the City of East Providence, State of Rhode Island, comprising Lots Nos. 2 (two and 3 (three) on plat entitled "Waterman Eng. Co. East Providence Industrial Paik Section "A" East Providence, R.I. Belonging to East Providence Industrial Park Associates, March, 1970" which plat is recorded with the Records of Land Evidence in said City of East Providence in Plat Book 20 at Page 35 and
(copy) on Plat Card 345.

Subject to Declaration of Protective Covenants dated November 20, 1970, and recorded in said records in Book 278 at Page 1002, as amended by instrument dated May 22, 1972, and recorded in said records in Book 287 at Page 184.

Subject, also to and together with the benefits of restrictions, easements and provisions concerning screen fence and gate set forth or delineated on said plat.

And also known as:

(Description prepared by E. Otis Dyer R.P.I.S. on a survey entitled "Land Owned by Clear Channel Television, Inc., in East Providence, Rhode Island, dated February 23, 2001):

Beginning at a pipe in the northwesterly line of Catamore Boulevard and at the southerly corner of land owned by Newington Holding L.L.C.; thence S25deg-13'-00"W 415.00 feet bounded by the said Boulevard to a pipe at a point of curvature; thence southwesterly 39.27 feet along the arc of a curve to the right of 25.00 foot radius bounded by the said Boulevard and by Jordan Street to a pipe at a point of tangency; thence N64deg-47'00"W 324.99 feet bounded by said Jordan Street to a pipe at a corner of land owned by Evergreen Medical Investors Trust; thence N25deg-15'-00"E 399.29 feet bounded by the said trust Land and partly following a stonewall to a pipe at a corner of land owned by James P. Hermonian & Shelly A. Rezendes-Hermonian; thence S65deg-17'-20"E203.80 feet bounded partly by the said Hermonian land and partly by Skycrest Avenue to a pipe for a corner, thence N24deg-42'40"E 40.00 feet bounded by the Skycrest Avenue to a pipe for a corner, then N24deg-42'40"E 40.00 fet bounded by the said Avenue to an iron rod in line of land owned by James L. Swallow and Frances E. Swallow; then S65deg-17'-20"E 80.00 feet bounded by the said Swallow land to an iron rod at a corner of the said Newington Holding L.L.C. land; thence S63deg-14'34"E66.57 feet bounded by the last mentioned land to a pipe at the point of beginning: containing about 3.35 acres.

2.    Montgomery County, Ohio

PARCEL I

Situated in the City of Moraine, County of Montgomery, State of Ohio, and being Part of Lot Numbers 3475 and 3476, now known as Lot Number 5145, of the revised and consecutive Lot Numbers on the Plat of the City of Moraine, more particularly described as follows:

Beginning at a 5/8" iron pin set at the westernmost corner of said Lot 3475, said point being at the intersection of the southeast right-of-way line of Kettering Boulevard and the northeast right-of-way line of Winwood Avenue;

Thence along the northwest line of said Lot 3475 and the southeast right-of-way line of Kettering Boulevard, along a curve to the right a distance of 101.35 feet (Radius: 4267.19 feet; I-Angle; 01 degrees 21'39"; Chord Bearing: North
29 degrees 21'00" East; Chord Length; 101.35 feet) to an iron pin found;

Thence continuing along the northwest line of said Lot 3475 and the southeast right-of-way line of Kettering Boulevard; North 38 degrees 01'00" East a distance of 258.88 feet to an iron pin found at a corner of Lot Number 3477;

Thence along said Lot 3477, South 78 degrees 01'00" East a distance of 95.37 feet to an iron pin found;

Thence continuing along said Lot 3477, South 50 degrees 01'33" East, passing a 5/8" iron pin set at 302.71 feet, a total distance of 335.71 feet to a railroad spike set on the centerline of Dayton & Cincinnati Pike;

Thence along the centerline of Dayton & Cincinnati Pike, South 38 degrees 59'00" West a distance of 203.93 feet to a railroad spike set;

Thence continuing along the centerline of Dayton & Cincinnati Pike, South
44 degrees 44'07" West a distance of 231.43 feet to a railroad spike set on the eastward extension of the north right-of-way line of Winwood Avenue and the south line of said Lot 3475;

Thence along the north right-of-way line of Winwood Avenue and the south line of said Lot 3475, North 45 degrees 15'53" West, passing an iron pin found at 33.00 feet total distance of 378.47 feet to the place of the beginning.

Containing 3,901 acres, more or less.

Basis of Bearings, MF 97-596C12

A (5/8" iron pin set) refers to a 30" long rebar with a plastic identification cap stamped "S.W.D. 6819".

This description is based upon a field survey conducted under the supervision of John P. Haley Registered Surveyor, Ohio License Number 6819, in May of 1998.

PARCEL II

Situated in Section 12, Town 3, Range 5 East, Township of Jefferson, County of Montgomery, State of Ohio, and being more particularly described as follows:

Beginning at a PK nail set at the centerline intersection of Soldiers Home - West Carrollton Road and Frytown Road, thence along the centerline of Soldiers Home - West Carrollton Road, North 10 degrees 45'00" West a distance of 564.96 feet to a railroad spike found at the TRUE PLACE OF BEGINNING.

Thence continuing along the centerline of Soldiers Home - West Carrollton Road, North 10 degrees 45'00" West a distance of 160.00 feet to a railroad spike found at the southwest corner of a 2.38 acre tract conveyed to Frank E. and Sylvia Smith in Deed Book 2458, Page 83;

Thence along the south line of said 2.38 acre tract, North 84 degrees 42'44" East, passing a 5/8" iron pin set at 15.03 feet, a total distance of 565.00 feet to an iron pipe found at the southeast corner of said 2.38 acre tract;

Thence along the east line of said 2.38 acre tract, North 10 degrees 44'57" West a distance of 194.86 feet to an iron pipe found at the northeast corner of said
2.38 acre tract;

Thence along the north line of said 2.38 acre tract, South 82 degrees 36'00" West, passing a 5/8" iron pin set at 548.37 feet, a total distance of 563.40 feet to a railroad spike found on the centerline of Soldiers Home - West Carrollton Road;

Thence along the centerline of Soldiers Home - West Carrollton Road, North 10 degrees 45'00" West a distance of 230.00 feet to a railroad spike found at the southwest corner of a 29.828 acre tract conveyed to Steve R. Rauch in MF 87-754D05;

Thence along the south line of said 29.828 acre tract, North 82 degrees 36'50" East, passing a 5/8" iron pin set at 15.03 feet, a total distance of 1279.14 feet to an iron pipe found at the northwest corner of a 3.587 acre tract conveyed to Waste Management of Ohio in MF 92-537E04;

Thence along the west line of said 3.587 acre tract and its southern extension South 02 degrees 18'35" East a distance of 609.50 feet to a 5/8" iron pin set at the northeast corner of a 11.10 acre tract conveyed to Hearst-Argyle Stations in MF 97-596C12;

Thence along the north line of said 11.10 acre tract and its western extension, South 84 degrees 43'54" West, passing a 5/8" iron pin set at 1176.74 feet, a total distance of 1192.93 feet to the place of beginning.

Containing 14,220 acres, more or less.

Basis of bearings: MF 97-596C12

A (5/8" iron pin set) refers to a 30" long rebar with a plastic identification cap stamped "S.W.D. 6819"

This description is based upon a field survey conducted under the supervision of John P. Haley, Registered Surveyor, Ohio License Number 6819, May of 1998.

PARCEL III

Situated in the Township of Jefferson, in the County of Montgomery and State of Ohio, to-wit:

Being part of the southeast quarter of Section Twelve (12), Town Three (3), Range Five (5) east, and beginning in the south line of said Section Twelve
(12), at a point five hundred fifty-five and seventy-two hundredths (555.72) feet west of the southeast corner of said section; thence South 88 deg. west along the south Section Line (being along the center of Frytown Road), a distance of eight hundred feet (800') to a point; thence north 2 deg. 33 min. west (N. 2 deg. 33' W), five hundred eighty-four and thirty-six hundredths (584.36) feet to a point; thence north 84 deg. 41 min. east (N. 84 deg. 41' E), eight hundred and ninety hundredths (800.90) feet to a point; thence south 2 deg. 33 min. east (S.2 deg. 33' E) six hundred and thirty and seventy hundredths (630.70) feet to the place of beginning.

Containing 11.10 acres, more or less.

PARCEL IV

Together with a perpetual easement and right of way as contained in a deed from Crosley Broadcasting Corporation to Empire Investment Corporation dated October 27, 1955, filed for record October 28, 1955 at 3:59 p.m., and recorded in Deed Volume 1736, Page 102 of the Montgomery County, Ohio Records.

                                  SCHEDULE 1.1D

                       STATIONS AND LICENSED SUBSIDIARIES

                                                               February 28, 2005

I.    LIN WHOLLY-OWNED BROADCAST STATIONS

      1.    INDIANA BROADCASTING, LLC FRN: 0004-0893-30

WISH-TV (39269)            Ch. 8            Indianapolis, IN         08/01/2005
WISH-DT                    Ch. 9            Indianapolis, IN         08/01/2005
WIIH-CA (39271)            Ch. 17           Indianapolis, IN         08/01/2005

      Broadcast Auxiliaries............................        08/01/2005

      KA59097                             TV Pickup (modification pending)
      KA59098                             TV Pickup
      KA59099                             TV Pickup
      KA59100                             TV Pickup
      KC4923                              TV Pickup
      KC4924                              TV Pickup
      KC26219                             TV Pickup
      KRC70                               TV STL
      KSM24                               TV STL
      WMV656                              TV STL
      WPJC728                             TV STL (for WIIH-CA)
      WCQ487                              TV Intercity Relay
      WHG-375                             TV Intercity Relay
      WHG-376                             TV Intercity Relay
      WLF679                              TV Intercity Relay
      WLF680                              TV Intercity Relay
      WLO372                              TV Intercity Relay
      WPJD631                             TV Intercity Relay (used with WIIH-CA)
      WPWI213                             TV Intercity Relay
      WPWI233                             TV Intercity Relay
      WPWI234                             TV Intercity Relay
      WPWI235                             TV Intercity Relay
      WPWI239                             TV Intercity Relay
      WPWI240                             TV Intercity Relay
      KA21499                             Remote Pickup
      KC27795                             Remote Pickup Mobile System
      KPF801                              Remote Pickup Automatic Relay
      KSJ780                              Remote Pickup Base Mobile System
      WQA953                              Remote Pickup
      WQA962                              Remote Pickup Base Mobile System
      BLP00582                            Low Power Broadcast Auxiliary
      BLP00613                            Low Power Broadcast Auxiliary
      BLP01114                            Low Power Broadcast Auxiliary

Domestic Satellite Authorizations

      E900626    Transmit/Receive Transportable Earth Station         09/21/2010

      E030295    Transmit/Receive Fixed Earth Station                 12/23/2018

      E030316    Transmit Only Transportable Earth Station            01/06/2019

Private Radio Authorization

        KKS-259    Radiolocation Station (Weather Radar)              11/26/2010

2.    WTNH BROADCASTING, INC. FRN: 0003-5941-16

WTNH (74109)       Ch. 8             New Haven, CT                   04/01/2007
WTNH-DT            Ch. 10                                            04/01/2007
WCTX (33081)       Ch. 59            New Haven, CT                   04/01/2007
WCTX-DT            Ch. 39            BMPCDT-20030224AAX              07/09/2004*

* License application BLCDT-20040507AAZ is pending

      Broadcast Auxiliaries..................................        04/01/2007

      KCA60                                     TV STL
      KW4111                                    TV Pickup
      KW4113                                    TV Pickup
      WBG556                                    TV Inter-City Relay
      WCQ504                                    TV Inter-City Relay
      WHQ271                                    TV Inter-City Relay
      WHQ273                                    TV Inter-City Relay
      WLF366                                    TV Relay
      WLJ370                                    TV Relay
      WLJ685                                    TV Relay
      WLJ686                                    TV Relay
      WLO523                                    TV Relay
      KAK599                                    Remote Pickup Base/Mobile System
      KTE766                                    Remote Pickup Base
      BLP01394                                  Low Power Broadcast Auxiliary
      BLP00808                                  Low Power Broadcast Auxiliary
      BLP01115                                  Low Power Broadcast Auxiliary
      WPWI211                                   TV Intercity Relay
      WPWI212                                   TV Intercity Relay
      WPWI756                                   TV STL
      WPWI757                                   TV STL
      WPXX622                                   TV Intercity Relay
      KA74855                                   TV Pickup
      WMV462                                    TV STL (WCTX)
      WQAL498                                   TV Inter-city Relay

Domestic Satellite Authorizations

      E6883        Receive-Only Fixed Earth Station                   03/02/2019
      E030218      Transmit Only Transportable Earth Station          11/19/2018
      E030234      Transmit Only Transportable Earth Station          12/11/2018
      E050003      Transmit Only Transportable Earth Station          02/14/2020

Private Radio Authorization

      WPJU561      Radiolocation Station (Weather Radar)              10/30/2011

3.    WOOD LICENSE COMPANY, LLC FRN: 0003-5938-03

WOOD-TV (36838)         Ch. 8       Grand Rapids, MI                 10/01/2005
WOOD-DT                 Ch. 7       10/01/2005
WOTV (10212)            Ch. 41      Battle Creek, MI                 10/01/2005
WOTV-DT                 Ch. 20      Battle Creek, MI                 10/01/2005
WOKZ-CA (36841)         Ch. 50      Kalamazoo, MI (UPN)              10/01/2005
WXSP-CA (36851)         Ch. 15      Grand Rapids, MI (UPN)           10/01/2005
WOMS-CA (67895)         Ch. 29      Muskegon, MI (UPN)               10/01/2005
WOLP-CA (36839)         Ch. 27      Grand Rapids, MI (UPN)           10/01/2005
STA to operate at Middleville site (BESTA-20041115AHF)               05/29/2005
WOBC-CA (67001)         Ch. 14      Battle Creek, MI (UPN)           10/01/2005
WOGC-CA (17203)         Ch. 25      Holland, MI (WOOD)               10/01/2005
WOHO-CA (28926)         Ch. 33      Holland, MI (UPN)                10/01/2005
W46DD (STA)             Ch. 46      Muskegon, MI (WOOD)              01/17/2005*

* Extension file 01/06/2005

      Broadcast Auxiliaries used with WOOD-TV...............          10/01/2005

      KX8040                                   TV Pickup
      KX8041                                   TV Pickup
      KX8042                                   TV Pickup
      KX8043                                   TV Pickup
      KB97303                                  TV Pickup
      KQJ92                                    TV STL Main & Alt. Main
      WLI720                                   TV Pickup
      WLI721                                   TV Pickup
      WGV736                                   TV Intercity Relay
      WLO703                                   TV Pickup
      WMF352                                   TV Intercity Relay
      WMF353                                   TV Intercity Relay
      WMF372                                   TV Intercity Relay
      KEH405                                   Remote Pickup Base Mobile System
      KEH406                                   Remote Pickup Automatic Relay
      KPE522                                   Remote Pickup Base Mobile System
      WPNI765                                  TV Relay
      WPNI766                                  TV Relay
      WPNI767                                  TV Relay
      WPNG419                                  TV Relay
      WPOL563                                  TV STL for WOWD-CA
      WPOL564                                  TV STL for WOMS-CA

      Broadcast Auxiliaries used with WOOD-TV - continued......       10/01/2005

      WPOL565                            TV STL for WOMS-CA
      WPYX326                            TV STL for W46DD

      Broadcast Auxiliaries used with WOTV......................      10/01/2005

      KPG595                             Remote Pickup
      KPG599                             Remote Pickup Base/Mobile System
      WLE623                             TV STL
      WLE638                             TV Intercity Relay
      WEF85                              TV STL
      WPXH691                            TV Relay
      WPYC468                            TV Relay
      WPYC542                            TV Relay

Domestic Satellite Authorizations

      E8173              Receive-Only Fixed Earth Station             12/28/2019
      E900983            Transportable Earth Station                  11/23/2010

Private Radio Authorizations

      KIP327             Radiolocation Station (Weather Radar)        07/21/2005
      WPVZ642            Radiolocation (Weather Radar) of WOTV        09/20/2012
      WNEM522            OFS Microwave                                01/14/2009
      WPQL787            OFS Microwave                                05/25/2010

Note: WOOD-TV also uses OFS Microwave stations WPNH820 and WPNH821, licensed to LCH Communications, Inc., that expires 12/18/2012. WOTV also uses Private OFS Microwave station WPNH781, licensed to LIN Michigan Broadcasting, that expires 11/06/2012.

4.    WAVY BROADCASTING, LLC FRN: 0003-7613-50

WAVY-TV (71127)           Ch. 10           Portsmouth, VA            10/01/2004*
WAVY-DT                   Ch. 31           Portsmouth, VA            10/01/2004*

*Renewal BRCT-20040528AJP is pending

WVBT(TV) (65387)          Ch. 43           Virginia Beach, VA        10/01/2004*
WVBT-DT                   Ch. 29           Virginia Beach, VA        10/01/2004*

*Renewal BRCT-20040528AJS is pending

WCTX-CA (71130)           Ch. 35           Virginia Beach, VA (WAVY) 10/01/2012
WITD-CA (71119)           Ch. 65           Chesapeake, VA (WAVY)     10/01/2012
CP for switch to Ch. 23 (BPTTA-20020624AAQ)                          06/16/2006

WKTD-CA (71121)           Ch. 17           Portsmouth, VA (WAVY)     10/01/2012
On-channel DTV conversion BMPTTA-20050121ALA                         10/04/2007

WNLO-CD (13060)           Ch. 45           Norfolk, VA (WAVY)        10/01/2012
WPMC-CA (71125)           Ch. 36           Mappsville, VA (WAVY)     10/01/2012
WBTD-LP (71124)           Ch. 52           Suffolk, VA (WAVY)        10/01/2012
Application for conversion to Class A (BLTTA-20001207AEJ) is pending

WTTD-LP (71122)           Ch. 53           Hampton, VA (WAVY)        10/01/2012
Application for conversion to Class A (BLTTA-20001207AEK) is pending

      Broadcast Auxiliaries...................................       10/01/2004*

      KIT72                                     TV STL
      WPJE694                                   TV STL
      WPJE695                                   TV STL for WBTD-LP
      KQ8490                                    TV Pickup
      KQ8491                                    TV Pickup
      WHA840                                    TV Intercity Relay
      WLL452                                    TV Intercity Relay
      KIK261                                    Remote Pickup Base Station
      KB55956                                   Remote Pickup Mobile System
      KPJ823                                    Remote Pickup Base/Mobile System
      KPK426                                    Remote Pickup Automatic Relay
      KPL537                                    Remote Pickup Base Station
      KPL541                                    Remote Pickup Automatic Relay
      KC23099                                   Remote Pickup Mobile System
      BLP00690                                  Low Power Broadcast Auxiliary
      WPJE756                                   TV STL (WVBT)
      0002053591                                TV STL (WKTD-CD & WNLO-CD)

Private Radio Authorizations

      WNSR247             Radiolocation Station (Weather Radar)      07/03/2005

5.    WIVB BROADCASTING, LLC FRN: 0004-8966-84

WIVB-TV (7780)            Ch. 4            Buffalo, NY               06/01/2007
WIVB-DT                   Ch. 39           Buffalo, NY               06/01/2007
WNLO (71905)              Ch. 23           Buffalo, NY               06/01/2007
WNLO-DT                   Ch. 32           Buffalo, NY               06/01/2007

      Broadcast Auxiliaries..................................        06/01/2007

      KED76               TV STL
      KB55415             Remote Pickup Base/Mobile System
      KR4772              Remote Pickup
      KJG593              Remote Pickup
      KPE698              Remote Pickup
      KK4702              TV Pickup
      KR7938              TV Pickup
      WMG306              TV Intercity Relay
      BLP00821            Low Power Auxiliary
      BLQ324              Low Power Auxiliary
      BLP01490            Low Power Auxiliary
      BLP01209            Low Power Auxiliary
      KOA31               TV STL (WNLO)
      WLJ792              TV Intercity Relay (WNLO)
      WLJ796              TV Intercity Relay (WNLO)

Domestic Satellite Authorizations

      E960237       Receive/Transmit Transportable Earth Station     07/26/2006
      WF64          Transmit/Receive Satellite Earth                 12/14/2010

Private Radio Authorizations

      KNNP370       Radiolocation Station (Weather Radar)            03/25/2011

6.    TVL BROADCASTING OF RHODE ISLAND, LLC FRN: 0007-5176-34

WPRI-TV (47404)           Ch. 12           Providence, RI            04/01/2007
WPRI-DT                   Ch. 13           Providence, RI            04/01/2007

      Broadcast Auxiliaries used with WPRI-TV

      KA35276                      TV Pickup
      KA35277                      TV Pickup
      KA88937                      TV Pickup
      KCG23                        TV STL
      WFW630                       TV STL
      WGI200                       TV Intercity Relay
      KGQ694                       Remote Pickup
      KJU388                       Remote Pickup
      KPJ328                       Remote Pickup
      KU2164                       Remote Pickup
      BLP01245                     Low Power Auxiliary

Domestic Satellite Authorizations of WPRI-TV*

E7762            Receive-Only Satellite Earth Station                03/23/2005
E990501          Transmit-Only Transportable Earth Station           01/05/2010

* Earth stations are not licensed to TVL Broadcasting of Rhode Island, LLC

Private Radio Authorization of WPRI-TV

WPYW785          Radiolocation (Weather Radar) (RS)                  11/18/2013

7.    KXAN, INC. FRN: 0003-4770-72

KXAN-TV (35920)    Ch. 36         Austin, TX                         08/01/2006
KXAN-TV           (Auxiliary Antenna)                                08/01/2006
KXAN-DT            Ch. 21         Austin, TX                         *
STA to operate with checklist facilities (BEDSTA-20040423ABN)        06/16/2005

*DTV CP extended until further action by the FCC

KXAM-TV (35909)    Ch. 14         Llano, TX                          08/01/2006
KXAM-DT            Ch. 27 (BPCDT-19991018AAV)                        11/12/2005
STA extension (BEDSTA-20040818ACW)                                   03/15/2005

KHPM-CA (35921)    Ch. 40         San Marcos, TX (Telefutura)        08/01/2006
KBVO-CA (35918)    Ch. 51         Austin, TX (Telefutura)            08/01/2006
KHPL-CA (35913)    Ch. 40         La Grange, TX (Telefutura)         08/01/2006
KHPG-CA (35916)    Ch. 31         Giddings, TX (Telefutura)          08/01/2006
CP to switch from Ch. 21 to Ch. 31 (BPTTL-19981120JG)                09/29/2003*

*License application (BLTTA-20020913AAQ) pending

KHPX-CA (35911)    Ch. 28         Georgetown, TX (Telefutura)        08/01/2006
KHPF-CA (35923)    Ch. 44         Fredericksburg, TX (KXAM)          08/01/2006
KHPZ-CA (35910)    Ch. 15         Round Rock, TX (Telefutura)        08/01/2006
KHPB-CA (35912)    Ch. 45         Bastrop, TX (Telefutura)           08/01/2006

      Broadcast Auxiliaries..............................            08/01/2006

      KRN93                TV STL
      KTZ24                TV STL
      KA21438              TV Pickup
      KA35128              TV Pickup
      KA35129              TV Pickup
      KA35220              TV Pickup
      KE5905               TV Pickup
      KJ3178               TV Pickup
      KY2881               TV Pickup
      KFY879               Remote Pickup Base Mobile System
      KGJ532               Remote Pickup Automatic Relay
      KPL407               Remote Pickup Automatic Relay
      WLE730               TV STL for KXAM-TV
      WHB256               TV Intercity Relay
      WLI264               TV Intercity Relay

      WLQ913               TV Intercity Relay
      WLQ912               TV Intercity Relay
      WLQ914               TV Intercity Relay
      WLQ916               TV Intercity Relay
      WLI972               TV Intercity Relay
      WMU603               TV Relay
      WMU604               TV Relay
      WMU605               TV Relay
      WMU606               TV Relay
      WMV596               TV Relay
      WMV597               TV Relay
      WMV599               TV Relay
      WMV600               TV Relay
      WMV601               TV Relay
      WMV602               TV Relay
      WMV603               TV Relay
      WMV604               TV Relay
      WMV605               TV Relay
      WMV606               TV Relay
      WPNA875              TV Relay
      WPNI812              TV Relay
      WPOR936              TV Relay

Domestic Satellite Authorizations

E910002        Transmit\Receive Fixed Earth Station                  11/30/2010
E020054        Transmit/Receive Transportable Earth Station          04/24/2017

Private Radio Authorizations

WNTJ851        OFS Microwave (23,175 MHz)                            09/16/2011
WNTJ852        OFS Microwave (21,975 MHz)                            09/16/2011
WPEP593        Radiolocation (Weather Radar/Austin)                  04/04/2014
WPOX732        Radiolocation (Weather Radar/Llano)                   08/26/2014
WPOU886        OFS Microwave (21,975 MHz)                            08/18/2009

8.    WDTN BROADCASTING, LLC FRN: 0007-5177-58

WDTN (65690)       Ch. 2              Dayton, OH                     10/01/2005
WDTN-DT            Ch. 50             BPCDT-19991020ABX                    *
Modification to maximize (BMPCDT-20030604ACN)                        08/20/2004*
STA extension (BEDSTA-20040806AGM)                                   03/09/2005

*DTV CP extended until further action of the FCC

      Broadcast Auxiliaries used with WDTN

      KS2929               Remote Pickup
      KS3413               Remote Pickup
      KVX642               Remote Pickup
      KB55261              TV Pickup
      KB96270              TV Pickup
      KC26174              TV Pickup
      KK2350               TV Pickup
      KQ5598               TV Pickup
      KR7807               TV Pickup
      KUQ43                TV STL
      WDT821               TV Intercity Relay
      WGZ598               TV Intercity Relay
      WLJ325               TV Intercity Relay
      WMV770               TV Intercity Relay
      WGZ599               TV Intercity Relay
      WZB758               Remote Pickup

Domestic Satellite Authorization of WDTN

E4494            Receive-Only Satellite Earth Station                08/06/2017
E020247          Transportable Satellite Earth Station               10/28/2017

Private Radio Authorizations of WDTN

WPOU230          Private OFS Microwave (MG)                          07/08/2009
WPSJ384          Private OFS Microwave (MG)                          05/18/2011
WQAI808          Radiolocation Weather Radar (RS)                    06/09/2014

Note: STA authorization for weather radar station WPZQ662 has been cancelled.

9.    WUPW BROADCASTING, LLC FRN: 0007-5178-32

WUPW (19190)     Ch. 36                 Toledo, OH                   10/01/2005
WUPW-DT          Ch. 46                 Toledo, OH                   10/01/2005

      Broadcast Auxiliaries used with WUPW

      WLF382                     TV STL
      WLF402                     TV Intercity Relay
      WMF215                     TV Intercity Relay
      WPUK454                    TV Pickup
      WPWA211                    TV Pickup

Private Radio Authorizations of WUPW

WPUK560                    Private OFS Microwave (MG)                03/21/2012
WPUK561                    Private OFS Microwave (MG)                03/21/2012
WPSE574                    Business Radio (IG)                       03/28/2011

10.  INDIANA BROADCASTING, LLC (WANE-TV)  FRN: 0004-0893-30

WANE-TV (39270)         Ch. 15                     Fort Wayne, IN    08/01/2005
WANE-DT                 Ch. 4 BPCDT-19991018AAQ                            *
STA for Ch. 31 DTV (BEDSTA-20040902ACS)                              03/30/2005
Switch to DTV Ch. 31(MM 01-302) effective 10/25/2002.
Application to switch to Ch. 31(BMPCDT-20021002ACJ) pending

*  DTV CP extended until further action by the FCC

      Broadcast Auxiliaries....................................      08/01/2005

      BLP00609          Low Power Broadcast Auxiliary
      BLP01241          Low Power Broadcast Auxiliary
      KA44298           Remote Pickup Mobiles
      KA62421           Remote Pickup Base Mobile System
      KA74817           TV Pickup
      KB96691           TV Pickup
      KB96692           TV Pickup
      KJC728            Remote Pickup Base
      WMU701            TV Relay
      WQB214            Remote Pickup Base Mobile System

Private Radio Authorizations

      WPEE984           Radiolocation (Weather Radar)                09/20/2014

11.   WWLP BROADCASTING, LLC   FRN: 0004-9928-71

WWLP (6868)             Ch. 22                 Springfield, MA       04/01/2007
WWLP-DT                 Ch. 11 BPCDT-19991024ADM                           *
Modification of CP to maximize (BPCDT-20010926ABO)                   11/28/2004*
STA extension for DTV (BMDSTA-20041203AFS)                           06/22/2005

*DTV CP extended until further action of the FCC

      Broadcast Auxiliaries......................................    04/01/2007

      KLE450            Remote Pickup Base/Mobile System
      KA44229           TV Pickup
      KG2404            TV Pickup
      KW8508            TV Pickup
      KW8509            TV Pickup
      KY2893            TV Pickup
      KY2892            TV Pickup
      WBE814            TV Intercity Relay
      WCD932            TV Intercity Relay
      WPNM836           TV Intercity Relay
      WPNM837           TV Intercity Relay
      WPNM838           TV Intercity Relay
      WPNM839           TV Intercity Relay
      WPQP632           TV STL
      WPQP633           TV Intercity Relay
      WPQP634           TV Intercity Relay
      WPQP572           TV STL
      WPQR291           TV Intercity Relay
      WPWI230           TV STL
      WPWI231           TV intercity Relay

Domestic Satellite Authorizations

E020171        Transmit/Receive Transportable Earth Station          08/13/2017

E030311        Transmit/Receive Transportable Earth Station          01/06/2019

Private Radio Authorization

WPYR578        Radiolocation Weather Radar (RS)                      10/07/2013

12.   PRIMELAND TELEVISION, INC. FRN: 0004-8196-29

WLFI-TV (73204)       Ch. 18            Lafayette, IN                12/01/2005
WLFI-DT               Ch. 11 CP (BMPCDT-20030116ABG)                 07/15/2004*

*License application (BLCDT-20040520AIX) is pending

      Broadcast Auxiliaries.................................         08/01/2005

      KSI69             TV STL
      WCZ72             TV STL
      KZ4872            TV Pickup
      WMV734            TV Intercity Relay
      WXX209            Remote Pickup
      WHE942            Remote Pickup

      Private Radio Authorizations

      WPRU946           Radiolocation (Weather Radar)                02/28/2011

13.   TELEVICENTRO OF PUERTO RICO, LLC FRN: 0004-3433-23

WAPA-TV (52073)         Ch. 4         San Juan, PR                02/01/2005*
WAPA-DT                 Ch. 27 BPCDT-19991027ABH                        **
STA  to operate WAPA-DT                                           11/20/2003***

*Renewal is pending

**DTV CP extended until further action of the FCC.

***BEDSTA-20030527AKE is pending

WIRS (39887)            Ch. 42        Yauco, PR                   02/01/2005*

*Renewal is pending

STA of WIRS (BSTA-20040506ACE)                                    12/23/2004
Modification of STA (BMSTA-20040730BGY) pending
WIRS-DT                 Ch. 41 BMPCDT-20040430AGV                 01/22/2005**
STA to operate DTV at low power (BEDSTA-20030827ARB)              03/16/2004***
STA for DTV to be off-air (BSTA-20040120AGX                       05/10/2004****

**DTV CP extended until further action of the FCC

***Extension request (BEDSTA-20040316AMI) is pending

****Extension request (BESTA-20040507ACH) is pending

WTIN (26681)            Ch. 14         Ponce, PR                  02/01/2005*

*Renewal is pending

WTIN-DT                 Ch. 15        BPCDT-19991101ADR           01/23/2005
W49AC (52072)           Ch. 49        Adjuntas, PR                02/01/2005*
W43AA (52070)           Ch. 43        Utuado, PR                  02/01/2005*
W56AA (52071)           Ch. 56        Orocovis, PR                02/01/2005*

      Broadcast Auxiliaries used with WAPA-TV.................... 02/01/2005

      KHI20             Main & Alternate Main TV STL
      KP9655            TV Pickup
      KA88562           TV Pickup
      KP7888            TV Pickup
      WPNH464           TV Intercity Relay
      WPNH465           TV Intercity Relay
      WPNH466           TV Intercity Relay
      WPNH467           TV Intercity Relay
      KPK917            Remote Pickup
      KPK910            Remote Pickup Automatic Relay
      KPI267            Remote Pickup
      KE8358            Remote Pickup
      WGI232            TV Intercity Relay
      WLG928            TV Intercity Relay

Domestic Satellite Authorizations

E900627       Receive-Only Satellite Earth Station                10/19/2010

Private Radio Authorizations

WPRF962       Radiolocation (Weather Radar)                       09/06/2005

14.   WNJX-TV, INC. FRN: 0003-7532-25

WNJX-TV (73336)         Ch. 22        Mayaguez, PR                02/01/2005*

*Renewal is pending

WNJX-DT                 Ch. 23 BMPCDT-20040115ACG                 07/29/2004**
STA extension (BEDSTA-20041112AFI)                                06/16/2005

**DTV CP extended until further action of the FCC

      Broadcast Auxiliaries..............................         02/01/2005*

      WLP999            TV Intercity Relay
      WLP462            TV STL
      WLG323            TV STL

      Antenna Structure Registration

      1010495           Maricao, PR (leased)

15.   S&E NETWORK, INC. FRN: 0001-8330-52

WJPX (58340)            Ch. 24        San Juan, PR                02/01/2005*

*Renewal is pending

WJPX-DT                 Ch. 21        BMPCDT-20020228ABT               **

**DTV CP extended until further action of the FCC

STA to operate at low power                                       07/09/2004***

***Extension (BESTA-20040702AGA) is pending

WKPV (58341)            Ch. 20        Ponce, PR                   02/01/2005*

*Renewal is pending

WKPV-DT                 Ch. 19        BMPCDT-20040318ABY          10/13/2004**

**DTV CP extended until further action of the FCC

STA for DTV (BEDSTA-20041028AKU)                                  05/31/2005
WJWN-TV (58342)         Ch. 38        San Sebastian, PR           02/01/2005*

*Renewal is pending

WJWN-DT                 Ch. 39        BMPCDT-20020423AAB              **

**DTV CP extended until further action of the FCC

Modification of STA for DTV (BMDSTA-20040930BZW)                  05/09/2005

      Broadcast Auxiliaries

      KC26277           TV Pickup
      WMV806            TV Intercity Relay
      WMV807            TV Intercity Relay
      WMV808            TV Intercity Relay
      WMV809            TV Intercity Relay
      WMV810            TV Intercity Relay
      WMV811            TV Intercity Relay
      WPJA639           TV Intercity Relay
      WPNF849           TV STL
      WPNK615           TV Intercity Relay

II.   OTHER BROADCAST STATIONS IN WHICH LIN HAS AN ATTRIBUTABLE INTEREST

      1.    WAND(TV) PARTNERSHIP FRN: 0003-7802-02

WAND (70852)            Ch. 17        Decatur, IL                 12/01/2005
Main and Auxiliary Antenna
WAND-DT                 Ch. 18        Decatur, IL                 12/01/2005
W31BX (70853)           Ch. 31        Danville, IL                12/01/2005

      Broadcast Auxiliaries...........................            12/01/2005

      BLP00730          Low Power Broadcast Auxiliary
      BLP00732          Low Power Broadcast Auxiliary
      KB96449           TV Pickup
      KIA942            Remote Pickup Base/Mobile System
      KQ6893            TV Pickup
      KQ8451            TV Pickup
      KVF22             TV STL
      KVY747            Remote Pickup Base/Mobile System
      WHA823            TV Intercity Relay

Domestic Satellite Authorizations

      E4707             Receive-Only Fixed Earth Station          09/03/2017
      E8151             Receive-Only Fixed Earth Station          12/21/2019
      E980363           Transmit/Receive Fixed Earth Station      11/18/2008
      E030138           Transportable Earth Station UpLink        08/05/2018

Private Radio Authorizations

WPED991 Radiolocation (Weather Radar)              02/10/2014

III.  LOWER 700 MHZ BAND AUTHORIZATIONS (WZ)

      1.     LIN TELEVISION CORPORATION FRN: 0003-7803-68

WPWV366      CMA032 Hartford-New Britain-Bristol, CT                  01/01/2015
WPWV367      CMA038 Providence-Warwick-Pawtucket, RI                  01/01/2015
WPWV368      CMA042 Bridgport-Stamford-Norwalk-Danbury, CT            01/01/2015
WPWV369      CMA049 New Haven-West Haven-Waterbury-Meriden, CT        01/01/2015
WPWV370      CMA063 Springfield-Chicopee-Holyoke, MA                  01/01/2015
WPWV371      CMA075 Austin, TX                                        01/01/2015
WPWV372      CMA076 New Bedford-Fall River, MA                        01/01/2015
WPWV373      CMA154 New London-Norwich, CT                            01/01/2015
WPWV374      CMA160 Killeen-Temple, TX                                01/01/2015
WPWV375      CMA213 Pittsfield, MA                                    01/01/2015
WPWV376      CMA357 Connecticut 1-Litchfield                          01/01/2015
WPWV377      CMA358 Connecticut 2-Windham                             01/01/2015
WPWV378      CMA470 Massachusetts 1-Franklin                          01/01/2015
WPWV379      CMA471 Massachusetts 2-Barnstable                        01/01/2015
WPWV380      CMA624 Rhode Island 1-Newport                            01/01/2015
WPWV381      CMA660 Texas 9-Runnels                                   01/01/2015
WPWV382      CMA666 Texas 15-Concho                                   01/01/2015
WPWV383      CMA667 Texas 16-Burleson                                 01/01/2015
WPZA215      CMA064 Grand Rapids, MI                                  01/01/2015
WPZA216      CMA096 Fort Wayne, IN                                    01/01/2015
WPZA217      CMA132 Kalamazoo, MI                                     01/01/2015
WPZA218      CMA177 Battle Creek, MI                                  01/01/2015
WPZA219      CMA181 Muskegon, MI                                      01/01/2015
WPZA220      CMA194 Waco, TX                                          01/01/2015
WPZA221      CMA223 Elkhart-Goshen, IN                                01/01/2015
WPZA222      CMA236 Muncie, IN                                        01/01/2015
WPZA223      CMA247 Lafayette, IN                                     01/01/2015
WPZA224      CMA404 Indiana 2 - Kosciusko                             01/01/2015
WPZA225      CMA479 Michigan 8 - Allegan                              01/01/2015
WPZA226      CMA480 Michigan 9 - Cass                                 01/01/2015
WPZA227      CMA585 Ohio 1 - Williams                                 01/01/2015

IV.   LMA STATIONS

      1.    54 BROADCASTING, INC. (LMA/KXAN-TV)

KNVA (144)              Ch. 54        Austin, TX                      08/01/2006

KNVA-DT                 Ch. 49 (BPCDT-19991025ADB)                        *
STA extension (BEDSTA-20041207ADL)                                    07/05/2005

*DTV CP extended until further action of the FCC

CP for new Auxiliary Antenna at KXAN-TV site                          08/13/2000
(BPCT-980220KH) was granted 8/13/1998

      Broadcast Auxiliaries..........................                 08/01/2006

      KPN712            Remote Pickup

      WMV231            TV STL

2.    WNAC, LLC FRN: 0007-1128-99

WNAC-TV (73311)         Ch. 64        Providence, RI                 04/01/2007
WNAC-DT                 Ch. 54        Providence, RI                 04/01/2007

      Broadcast Auxiliaries...................                       04/01/2007

     WQCA936                          TV Intercity Relay (TI)
     WQCA934                          TV STL (TS)

V.    OTHER STATIONS IN WHICH LIN PRINCIPALS HAVE AN INTEREST

      1.    WLBB BROADCASTING, LLC FRN: 0004-2849-23

KWCV (72348)            Ch. 33        Wichita, KS                     06/01/2006

KWCV-DT                 Ch. 31        Wichita, KS                     06/01/2006

      Broadcast Auxiliaries.................................          06/01/2006

      WPTG345           TV STL
      WPVU258           TV STL (STA that is no longer needed)
      WPWH319           TV STL

2.    BANKS-BOISE, INC. FRN: 0005-0084-79

KNIN-TV (59363)         Ch. 9         Caldwell, ID                    10/01/2006

KNIN-DT                 Ch. 10        BMPCDT-20011022AAK                  *
Modified STA for KNIN-DT (BEDSTA-20041119AGH)                         06/27/2005

*  DTV CP extended until further action of the FCC

      Broadcast Auxiliaries......................                     10/01/2006

      WMF734            TV STL
      WPNI876           TV STL

VI.   WAPA AMERICA, INC.      FRN: 0011-5153-43

E040420     Domestic Satellite C-Band Earth Station                   12/15/2019
             Uplink at Chicopee, MA (for cable programming service)

                                  SCHEDULE 4.6

                                   LITIGATION

                                      None

                                  SCHEDULE 4.13

                                  SUBSIDIARIES

                                 Airwaves, Inc.

                            Indiana Broadcasting LLC

                                   KXAN, Inc.

                               KXTX Holdings, Inc.

                                LIN Airtime, LLC

                                 LINBENCO, Inc.

                                LIN Sports, Inc.

                        LIN Television of San Juan, Inc.

                          LIN Television of Texas, Inc.

                          LIN Television of Texas, L.P.

                      North Texas Broadcasting Corporation

                           Primeland Television, Inc.

                          Providence Broadcasting, LLC

                                S&E Network, Inc.

                        Televicentro of Puerto Rico, LLC

                             TVL Broadcasting, Inc.

                      TVL Broadcasting of Rhode Island, LLC

                               WAPA America, Inc.

                             WAVY Broadcasting, LLC

                             WDTN Broadcasting, LLC

                             WIVB Broadcasting, LLC

                                  WNJX-TV, Inc.

                              WOOD License Co., LLC

                              WOOD Television, Inc.

                             WTNH Broadcasting, Inc.

                             WUPW Broadcasting, LLC

                             WWHO Broadcasting, LLC

                             WWLP Broadcasting, LLC

                                  SCHEDULE 4.15

                              ENVIRONMENTAL MATTERS

                                      None

                                 SCHEDULE 7.2(e)

                              EXISTING INDEBTEDNESS

                                      None

                                 SCHEDULE 7.3(f)

                                  EXITING LIENS

                                      None

                                 SCHEDULE 7.8(f)

                              EXISTING INVESTMENTS

$3,000,000 investment in Gannaway Web Holdings LLC dba WorldNow
$100,000 investment in CouponBug
$125,000 investment in Global Translations, Inc.
$2,200,000 investment in 54 Broadcasting, Inc.
$2,500,000 loan to WNAC, LLC
20.38% membership interest in Station Venture Holdings LLC
33.33% partnership interest in WAND (TV) Partnership
50% non-voting equity interest in Banks Broadcasting